Exhibit 2.10                                               [EXECUTION COPY]
THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL SHARES OF COMMON STOCK OF TIGER TELEMATICS, INC. TO, OR THE SOLICITATION OF AN OFFER TO PURCHASE SHARES OF COMMON STOCK OF TIGER TELEMATICS, INC. BY, ANY PERSON IN ANY COUNTRY OR JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS UNLAWFUL OR ANY PERSON THAT DOES NOT QUALIFY AS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT.






                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                             TIGER TELEMATICS, INC.,

                                 GLOBICOM, INC.

                                       AND

                         CERTAIN LISTED STOCKHOLDERS OF
                                 GLOBICOM, INC.



                          Dated as of September 2, 2005









================================================================================

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----



ARTICLE I PURCHASE AND SALE OF SHARES..........................................2
         1.1      TRANSFER OF SHARES...........................................2
         1.2      PURCHASE PRICE...............................................2
         1.3      PAYMENT AT CLOSING...........................................2
         1.4      DELIVERY OF SHARES...........................................3
         1.5      AFFILIATE-OWNED ASSETS.......................................3
         1.6      FURTHER ASSURANCES...........................................3

ARTICLE II THE CLOSING.........................................................3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.................4
         3.1      TITLE TO THE SHARES..........................................4
         3.2      ORGANIZATION AND POWER.......................................4
         3.3      AUTHORITY; AUTHORIZATION, EXECUTION AND DELIVERY;
                   ENFORCEABILITY; NO CONFLICT.................................4
         3.4      CONSENTS.....................................................5
         3.5      BROKERS......................................................5
         3.6      INVESTMENT REPRESENTATIONS...................................5

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER GROUP..................6
         4.1      ORGANIZATION, POWER, AUTHORITY AND GOOD STANDING.............6
         4.2      AUTHORITY; AUTHORIZATION, EXECUTION AND DELIVERY;
                   ENFORCEABILITY; NO CONFLICT.................................7
         4.3      CONSENTS.....................................................8
         4.4      CAPITALIZATION...............................................8
         4.5      SUBSIDIARIES; INVESTMENTS....................................8
         4.6      FINANCIAL INFORMATION........................................9
         4.7      ABSENCE OF UNDISCLOSED LIABILITIES..........................10
         4.8      ABSENCE OF CHANGES..........................................10
         4.9      TAX MATTERS.................................................11
         4.10     TITLE TO ASSETS, PROPERTIES AND RIGHTS AND RELATED MATTERS..13
         4.11     REAL PROPERTY - OWNED OR LEASED.............................13
         4.12     INTELLECTUAL PROPERTY.......................................14
         4.13     AGREEMENTS, NO DEFAULTS, ETC................................15
         4.14     LITIGATION, ETC.............................................17
         4.15     COMPLIANCE WITH LAWS........................................17
         4.16     INSURANCE...................................................18
         4.17     LABOR RELATIONS; EMPLOYEES..................................18
         4.18     ERISA COMPLIANCE............................................20
         4.19     ENVIRONMENTAL MATTERS.......................................22
         4.20     BROKERS.....................................................23
         4.21     RELATED PARTY TRANSACTIONS..................................23
         4.22     ACCOUNTS AND NOTES RECEIVABLE...............................24

         4.23     BANK ACCOUNTS; POWERS OF ATTORNEY...........................24
         4.24     SUPPLIERS AND VENDORS.......................................24
         4.25     CUSTOMERS...................................................25
         4.26     CONFLICTS OF INTEREST.......................................25
         4.27     DISCLOSURE..................................................25

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.....................25
         5.1      ORGANIZATION; CORPORATE AUTHORITY...........................25
         5.2      AUTHORITY; AUTHORIZATION; EXECUTION AND DELIVERY;
                   ENFORCEABILITY; NO CONFLICT................................26
         5.3      CONSENTS....................................................26
         5.4      BROKERS.....................................................27

ARTICLE VI COVENANTS AND AGREEMENTS...........................................27
         6.1      ACCESS TO RECORDS AND PROPERTIES............................27
         6.2      CONDUCT OF THE BUSINESS.....................................27
         6.3      EFFORTS TO CONSUMMATE.......................................28
         6.4      NEGOTIATION WITH OTHERS.....................................28
         6.5      NOTICE OF PROSPECTIVE BREACH................................29
         6.6      PUBLIC ANNOUNCEMENTS........................................29
         6.7      EXCHANGE PROCEEDS...........................................29
         6.8      NON-COMPETITION COVENANT....................................29
         6.9      DISCLOSURE OF INFORMATION...................................30
         6.10     USE OF PROPRIETARY NAME.....................................32
         6.11     SUPPLEMENTS TO SCHEDULES....................................32

ARTICLE VII CLOSING OBLIGATIONS...............................................32
         7.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS......................32
         7.2      CONDITIONS TO OBLIGATIONS OF THE PURCHASER..................33
         7.3      CONDITIONS TO OBLIGATIONS OF THE SELLER GROUP...............35

ARTICLE VIII INDEMNIFICATION..................................................36
         8.1      GENERALLY...................................................36
         8.2      ASSERTION OF CLAIMS.........................................37
         8.3      NOTICE AND DEFENSE OF THIRD PARTY CLAIMS....................37
         8.4      SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................38
         8.5      LIMITATIONS ON INDEMNIFICATION..............................39
         8.6      SATISFACTION OF INDEMNIFICATION OBLIGATIONS.................39

ARTICLE IX TERMINATION; EFFECT OF TERMINATION.................................39
         9.1      TERMINATION.................................................39
         9.2      EFFECT OF TERMINATION.......................................40

ARTICLE X MISCELLANEOUS PROVISIONS............................................41
         10.1     AMENDMENT...................................................41
         10.2     ENTIRE AGREEMENT............................................41
         10.3     SEVERABILITY................................................41
         10.4     BENEFITS OF AGREEMENT.......................................41
         10.5     EXPENSES; SALES AND TRANSFER TAXES..........................41

         10.6     REMEDIES....................................................42
         10.7     NOTICES.....................................................42
         10.8     COUNTERPARTS AND FACSIMILE EXECUTION........................43
         10.9     GOVERNING  LAW..............................................43
         10.10    JURISDICTION AND VENUE......................................43
         10.11    MUTUAL CONTRIBUTION.........................................44
         10.12    NO THIRD PARTY BENEFICIARIES................................44
         10.13    INDEPENDENCE OF COVENANTS AND REPRESENTATIONS AND
                   WARRANTIES.................................................44
         10.14    INTERPRETATION; CONSTRUCTION................................44

                         ANNEXES, SCHEDULES AND EXHIBITS

Annexes
-------

Annex I                   Stockholders
Annex II                  Certain Definitions

Schedules
---------

Schedule 1.3        -     Stockholder Percentages for Allocation of
                            Purchase Price
Schedule 3.4        -     Stockholder Consents
Schedule 4.1        -     Foreign Qualifications for the Company and
                            Its Subsidiaries
Schedule 4.3        -     Company Consents
Schedule 4.4(a)     -     Capitalization of the Company and Its Subsidiaries
Schedule 4.4(b)     -     Options, Warrants, Voting Agreements, etc.
Schedule 4.5        -     Subsidiaries and Investments
Schedule 4.6(a)     -     Financial Statements
Schedule 4.6(c)     -     Accounts Payable and Accounts Receivable
Schedule 4.7        -     Undisclosed Liabilities
Schedule 4.8        -     Absence of Changes
Schedule 4.9(a)     -     Tax Matters
Schedule 4.9(c)     -     Taxing Authority Notifications
Schedule 4.10(a)    -     Encumbrances
Schedule 4.10(b)    -     Tangible Personal Property
Schedule 4.11(a)    -     Real Property
Schedule 4.11(b)    -     Real Property Proceedings, Notices and Exceptions
Schedule 4.12(a)    -     Intellectual Property Rights
Schedule 4.12(b)    -     Actions to Protect Intellectual Property Rights
Schedule 4.13(a)    -     Material Contracts
Schedule 4.13(d)    -     Funded Indebtedness
Schedule 4.14(a)    -     Litigation, Etc.
Schedule 4.14(b)    -     Resolved Litigation
Schedule 4.15       -     Compliance with Laws
Schedule 4.16(a)    -     Insurance Policies
Schedule 4.16(b)    -     Insurance Claims, Etc.
Schedule 4.17(a)    -     Directors, Officers and Key Employees
Schedule 4.17(b)    -     Number of Employees, Independent Contractors, etc.
Schedule 4.17(c)    -     Labor Relations
Schedule 4.17(e)    -     Labor Proceedings
Schedule 4.17(f)    -     Joint Employer Matters
Schedule 4.17(g)    -     Independent Contractor Agreements
Schedule 4.18(a)    -     Employee Benefit Plans
Schedule 4.18(b)    -     ERISA Compliance
Schedule 4.19(a)    -     Environmental Laws - Violations
Schedule 4.19(b)    -     Environmental Compliance - Previously Owned Properties
Schedule 4.21(a)    -     Related Party Transactions
Schedule 4.21(b)    -     Distributions
Schedule 4.22       -     Accounts and Notes Receivable

Schedule 4.23       -     Bank Accounts; Powers of Attorney
Schedule 4.24       -     Suppliers and Vendors
Schedule 4.25       -     Customers
Schedule 5.1        -     Foreign Qualifications for the Purchaser
Schedule 5.3        -     Purchaser Consents


Exhibits
--------

Exhibit A           -     Form of Escrow Agreement
Exhibit B           -     Form of General Release
Exhibit C           -     Form of Employment Agreement with Greg Gifford
Exhibit D           -     Form of Employment Agreement with Tony Rodriguez
Exhibit E           -     Form of Employment Agreement with Ron Stapp

                             INDEX OF DEFINED TERMS

                  The following capitalized terms, which may be used in more than one Section or other location of this Agreement, are defined in the following Sections or other locations:

                                                                  Section or
     Term                                                       other Location
     ----                                                       --------------

     Acquisition Proposal                                            Annex II
     Affiliate                                                       Annex II
     Affiliate-Owned Asset                                                1.5
     Agreement                                                          10.14
     Annual Balance Sheet                                           4.6(a)(i)
     Annual Balance Sheet Date                                      4.6(a)(i)
     Annual Financial Statements                                    4.6(a)(i)
     Best Knowledge                                                     10.14
     Business                                                        Preamble
     Business Day                                                    Annex II
     Capital Lease                                                   Annex II
     Cash Portion                                                         1.2
     Charter Documents                                               Annex II
     Closing                                                       Article II
     Closing Date                                                  Article II
     COBRA                                                      4.18(b)(viii)
     Code                                                              4.9(a)
     Commission                                                      Annex II
     Company                                                          Caption
     Company Employee Plans                                           4.18(a)
     Competing Business                                                6.8(b)
     Confidential Information                                          6.9(a)
     Contract                                                        Annex II
     Control                                                         Annex II
     Covered Properties                                               4.19(b)
     Employee Benefit Plan                                           Annex II
     Encumbrances                                                    Annex II
     Environmental, Health and Safety Laws                           Annex II
     Escrow Agreement                                                     1.3
     Exchange Proceeds                                                    6.7
     Exclusivity Period                                                6.4(a)
     ERISA                                                           Annex II
     ERISA Affiliate                                                 Annex II
     Excluded Seller Representations                                      8.4
     Financial Statements                                         4.6(a)(iii)
     Funded Indebtedness                                             Annex II
     GAAP                                                            Annex II
     General Release                                                7.2(h)(i)
     Gifford Employment Agreement                                  7.2(h)(ii)
     Governmental Entity                                             Annex II

                                                                  Section or
     Term                                                       other Location
     ----                                                       --------------

     Guaranty                                                        Annex II
     HIPAA                                                      4.18(b)(viii)
     Income Taxes                                                    Annex II
     Indemnified Persons                                             Annex II
     Indemnifying Persons                                            Annex II
     Intellectual Property Rights                                    Annex II
     Interim Balance Sheets                                        4.6(a)(ii)
     Interim Financial Statements                                  4.6(a)(ii)
     Latest Balance Sheet                                         4.6(a)(iii)
     Latest Balance Sheet Date                                    4.6(a)(iii)
     Latest Financial Statements                                  4.6(a)(iii)
     Law                                                             Annex II
     Leased Property                                                  4.11(a)
     Letter of Intent                                                    10.2
     Liability                                                       Annex II
     Licensed Requisite Rights                                     4.12(a)(i)
     Litigation Expense                                              Annex II
     Losses                                                          Annex II
     Market Price                                                    Annex II
     Material Adverse Change                                           4.8(i)
     Material Contracts                                               4.13(b)
     NASDAQ                                                          Annex II
     Options                                                         Preamble
     Orders                                                          Annex II
     Owned Requisite Rights                                        4.12(a)(i)
     Permits                                                         Annex II
     Permitted Encumbrances                                          Annex II
     Person                                                          Annex II
     Possible Transaction                                                 6.4
     Proceeding                                                      Annex II
     Purchase Price                                                       1.2
     Purchaser                                                        Caption
     Purchaser Indemnified Persons                                   Annex II
     Purchaser Indemnifying Persons                                  Annex II
     Purchaser Losses                                                Annex II
     Related Documents                                                 7.2(h)
     Representatives                                                   6.9(a)
     Requisite Rights                                              4.12(a)(i)
     Restrictive Period                                                6.8(a)
     Rodriguez Employment Agreement                               7.2(h)(iii)
     Second Cash Payment                                                  1.2
     Securities                                                      Annex II
     Securities Act                                                  Annex II

                                                                  Section or
     Term                                                       other Location
     ----                                                       --------------

     Securities Exchange Act                                         Annex II
     Seller Group                                                     Caption
     Seller Indemnified Persons                                      Annex II
     Seller Indemnifying Persons                                     Annex II
     Seller Losses                                                   Annex II
     Shares                                                          Preamble
     Stapp Employment Agreement                                    7.2(h)(iv)
     Stock                                                           Preamble
     Stockholders                                                     Caption

     Subsidiary                                                      Annex II
     Survival Date                                                     8.4(a)
     Tax Return                                                      Annex II
     Taxes                                                           Annex II
     TGTL Shares                                                     Annex II
     TGTL Shares Portion                                                  1.2
     Third Party                                                      4.17(f)
     Third Party Claim                                                    8.3

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT dated as of September 2, 2005, is by and among TIGER TELEMATICS, INC., a Delaware corporation (the "Purchaser"), GLOBICOM, INC., a Texas corporation (the "Company"), and those stockholders of the Company listed on Annex I attached to this Agreement (collectively, the "Stockholders"; and the Stockholders and the Company are collectively referred to as the "Seller Group"). Certain capitalized terms used in this Agreement are defined on Annex II attached to this Agreement.

                                    PREAMBLE

         The Company, together with its Subsidiaries, is engaged in the business (collectively, the "Business") of providing wireless data communication services to a broad range of end users across multiple wireless networks.

         The Company presently has approximately twenty-nine (29) Persons that own all of the issued and outstanding shares of the common stock, no par value per share, of the Company (collectively, the "Stock") and/or options, warrants, convertible loans or other rights for the purchase of shares of capital stock or convertible securities of the Company (collectively, the "Options")1. In order to comply with applicable exemptions from the registration requirements of the Securities Act, qualification under applicable state securities laws and compliance under other applicable Laws, the Purchaser has agreed to initially purchase only those issued and outstanding shares of Stock that, immediately prior to the Closing Date, were owned by an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Upon the completion and filing of all reports required to be filed by the Purchaser pursuant to the Securities Exchange Act and the availability of an exemption from the registration requirements of the Securities Act, qualification under applicable state securities laws and compliance under other applicable Laws, the Purchaser shall offer to acquire, on the same terms and conditions as provided for herein, the remaining issued and outstanding shares of Stock that are owned by any Person.

         The Stockholders represent all of the Company's stockholders that are "accredited investors" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Stockholders are the legal owners of 6,861,476 issued and outstanding shares of Stock, which amount represents 84.41% of the issued and outstanding shares of Stock, on a fully diluted basis, as if all outstanding options, warrants, convertible loans or other rights for the purchase of shares of capital stock or convertible securities of the Company had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Stock, if so convertible) as of such date. The shares of Stock owned by the Stockholders are collectively referred to as the "Shares." The Stockholders desire to sell to the Purchaser, and the Purchaser desires to purchase from the Stockholders, all of the Shares, on the terms and subject to the conditions contained in this Agreement.

         ACCORDINGLY, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

___________________
1 All Options must be canceled or exercised prior to the Closing.

                                   ARTICLE I
                           PURCHASE AND SALE OF SHARES

1.1      Transfer of Shares.

         On the terms and subject to the conditions contained in this Agreement, at the Closing, the Stockholders shall sell, transfer, convey and assign to the Purchaser, and the Purchaser shall purchase and acquire from the Stockholders, all of the Shares, free and clear of all Encumbrances.

1.2      Purchase Price.

         The aggregate consideration to be paid by the Purchaser for all of the Stock shall consist of the sum of the following (such sum being called the "Purchase Price"):

                  (i) $200,000 (the "Cash Portion") payable to the Company in cash; plus

                  (ii) $120,000 (the "Second Cash Payment") payable to the Company in cash within forty-five (45) days after the Company and Cingular Wireless enter into a Master Cingular GSM/GPRS Wireless Data Reseller Agreement, on terms and conditions acceptable to Purchaser; plus

                  (iii) an aggregate total of 138,462 newly issued TGTL Shares (the "TGTL Shares Portion"), which TGTL Shares shall be prorated and issued to the Stockholders in accordance with the percentages set forth on Schedule 1.3.

Notwithstanding anything in this Agreement to the contrary, the Purchase Price is based on the acquisition of 100% of the issued and outstanding capital stock of the Company, on a fully diluted basis, as if all outstanding options, warrants, convertible loans or other rights for the purchase of shares of capital stock or convertible securities of the Company had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Stock, if so convertible) as of such date. In the event the Purchaser acquires less than 100% of the issued and outstanding capital stock of the Company, on a fully diluted basis, the Purchase Price shall be prorated based on the actual percentage of shares of Stock, on a fully diluted basis, that are actually sold and transferred to Purchaser.

1.3      Payment of the Purchase Price.

         (a) At the Closing, the Purchaser shall pay or deliver the Purchase Price as follows:

                  (i) the Cash Portion shall be paid to the Company, by wire transfer of immediately available funds to the account designated to the Company, and used to satisfy and pay all Funded Indebtedness of the Company; and

                  (ii) the TGTL Shares Portion shall be delivered and placed in escrow for a period of twelve (12) months following the Closing pursuant to the terms of an Escrow Agreement substantially in the form of Exhibit A (the "Escrow Agreement"), which shall satisfy Purchaser's obligation to issue TGTL Shares to the Stockholders pursuant to Section

         1.2(ii) of this Agreement. Upon releasing the TGTL Shares Portion from escrow, the remaining balance of the TGTL Shares Portion shall be delivered to each Stockholder in accordance with the percentages set forth on Schedule 1.3, in the form of a stock certificate, duly executed and issued by the Purchaser, representing such Stockholder's pro rata portion of the remaining balance of the TGTL Shares Portion.

         (b) Within forty-five (45) days after the Company and Cingular Wireless enter into a Master Cingular GSM/GPRS Wireless Data Reseller Agreement, on terms and conditions acceptable to Purchaser, Purchaser shall pay the Second Cash Payment to the Company, by wire transfer of immediately available funds to the account designated to the Company, which Second Cash Payment shall be used by the Company to satisfy and pay all Funded Indebtedness of the Company.

1.4      Delivery of Shares.

         At the Closing, in consideration of the Purchaser's delivery of the Purchase Price pursuant to Section 1.3(a), (a) the Stockholders shall deliver to the Company the certificate or certificates representing the Shares, duly endorsed for transfer to the Purchaser or accompanied by duly executed stock powers transferring the Shares to the Purchaser, in each case sufficient in form and substance to convey to the Purchaser good title to all of the Shares, free and clear of all Encumbrances, and (b) the Company shall deliver to the Purchaser a certificate registered in the name of the Purchaser representing the Shares.

1.5      Affiliate-Owned Assets.

         To the extent that any asset, property, interest in property or right relating to, or used or held for use by the Company or any of its Subsidiaries in the conduct of the Business is owned by a Stockholder or any of his, her or its Affiliates or by any other Affiliate of the Company or its Subsidiaries, such asset, property, interest in property or right shall be deemed to be an "Affiliate-Owned Asset" for purposes of this Agreement.

1.6      Further Assurances.

         The Stockholders shall, at any time after the Closing, upon the request of the Purchaser, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and other assurances as may be required to transfer, convey, grant and confirm to and vest in the Purchaser good title to (i) the Shares and (ii) the Affiliate-Owned Assets, in each case free and clear of all Encumbrances.

                                   ARTICLE II
                                   THE CLOSING

         On the terms and subject to the conditions contained in this Agreement, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Smith Hulsey & Busey, counsel for the Company, at the address set forth in Section 10.7, on September 2, 2005, or such other place or later date as shall be mutually agreed upon by the parties, provided that all of the conditions set forth in Article VII have been satisfied or waived (other than those conditions which by their terms are intended to be satisfied at the Closing). The date on which the Closing occurs shall be referred to as the "Closing Date."

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES of THE STOCKHOLDERS

         Each Stockholder hereby, severally as to himself, herself or itself only and not jointly with or as to any of the other Stockholders, represents and warrants to the Purchaser as of the date hereof as follows:

3.1      Title to the Shares.

         Such Stockholder (i) is the lawful owner, of record and beneficially, of the number of Shares set forth opposite his, her or its name on Annex I, and
(ii) has good and marketable title to such Shares, free and clear of any and all Encumbrances whatsoever and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto. Such Stockholder is not the subject of any bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Proceeding affecting creditors' rights and remedies generally. Except for this Agreement, there are no Contracts or other understandings or arrangements between such Stockholder and any other Person (including any of the other Stockholders, the Company, or any of the Company's Subsidiaries) with respect to the acquisition, disposition, transfer, registration or voting of, or any other matters in any way pertaining or relating to, any of the capital stock or other securities of the Company (including the Shares owned by such Stockholder). Such Stockholder does not have any right whatsoever to receive or acquire any additional shares of capital stock or other securities of the Company or any of its Subsidiaries.

3.2      Organization and Power.

         If applicable, such Stockholder is a corporation, limited liability company, partnership or trust duly organized or formed, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation or formation and has all requisite power and authority (corporate, partnership or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted. If applicable, the Purchaser has been furnished with true, correct and complete copies of the such Stockholder's Charter Documents, in each case as amended and in effect on and as of the date this representation is being made and is deemed made hereunder.

3.3      Authority;  Authorization,  Execution and Delivery;  Enforceability; No
         Conflict.

         (a) Such Stockholder has the full and absolute legal right, capacity, power and authority (if applicable, corporate or partnership or otherwise) to execute, deliver and perform his, her or its obligations under this Agreement and each Related Document to which he, she or it is or will be a party, and to consummate the transactions contemplated hereby and thereby. If applicable, such Stockholder's execution and delivery of this Agreement and each Related Document to which he, she or it is or will be a party, and the performance by such Stockholder of his, her or its obligations hereunder and thereunder, have been duly and validly authorized by all requisite action on the part of such Stockholder (including its board of directors and all committees thereof and its stockholders). This Agreement and each Related Document to which such Stockholder is or will be a party has been, or upon the execution hereof and thereof will be, duly and validly executed and delivered by such
Stockholder, and this Agreement and each such Related Document is, or upon the execution hereof and thereof will be, duly and validly executed and delivered by such Stockholder and constitutes, or upon such Stockholder's execution and delivery hereof and thereof, will constitute, a valid and binding obligation of such Stockholder, enforceable against him, her or it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (b) Neither the execution and delivery by such Stockholder of, nor the performance of his, her or its obligations under, this Agreement or any of the Related Documents to which he, she or it is or will be a party, nor the consummation by such Stockholder of the transactions contemplated hereby or thereby, nor the compliance by such Stockholder with any of the provisions hereof or thereof, will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, any provision of the Company's or any of its Subsidiaries' Charter Documents, or, if applicable, such Stockholder's Charter Documents, (ii) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any provision of any Contract to which such Stockholder, the Company or any of the Company's Subsidiaries is a party or by which such Stockholder, the Company, any of the Company's Subsidiaries, or any of his, her, its, or their assets or properties are or may be bound, (iii) violate any Law applicable to such Stockholder, the Company, or any of the Company's Subsidiaries, or (iv) result in an Encumbrance on or against any assets, rights or properties of such Stockholder, the Company, or any of the Company's Subsidiaries, or on or against any capital stock or other securities of the Company or any of its Subsidiaries, or give rise to any claim against the Company, any of the Company's Subsidiaries or the Purchaser.

3.4      Consents.

         Except as set forth on Schedule 3.4, no Permit, authorization, consent or approval of or by, or any notification of or filing with, any Person (governmental or private) is required for, as a result of, or in connection with the execution, delivery and performance by such Stockholder of this Agreement or any of the Related Documents to which such Stockholder is or will be a party or the consummation of the transactions contemplated hereby or thereby.

3.5      Brokers.

         Such Stockholder has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees or similar compensation or transaction based payments in connection with the transactions contemplated by this Agreement or any of the Related Documents.

3.6      Investment Representations.

         (a) The Stockholder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

         (b) The Stockholder acknowledges and agrees that the TGTL Shares issued to the Stockholder are to be held by the Stockholder solely for his, her or its own account for investment purposes only and not for resale, subdivision, transfer, assignment, pledge or other disposition. The Stockholder does not have any present plan or intention to sell, subdivide, transfer, assign, pledge or otherwise dispose of any part of the TGTL Shares issued to the Stockholder or to enter into any Contract or other undertaking or arrangement with respect thereto.

         (c) The Stockholder has such knowledge and experience in financial and business matters that the Stockholder is capable of evaluating the merits and risks of an investment in the TGTL Shares and the Stockholder can bear the economic risk of such investment. The Stockholder acknowledges and agrees that the Purchaser has made available to the Stockholder and its attorneys and other representatives all agreements, documents, records and books that the Stockholder has requested relating to its investment in the TGTL Shares. The Stockholder further acknowledges and agrees that it has had an opportunity to ask questions of, and to receive answers from, individuals acting on behalf of the Purchaser concerning the Purchaser and the terms and conditions of the Stockholder's investment in the TGTL Shares hereunder, and answers have been provided to all of such questions to the full satisfaction of the Stockholder.

         (d) The Stockholder has relied only upon such advice as may have been received from tax, accounting, legal and financial advisors. The Stockholder has not received any assurances or representations from any Person associated with the Purchaser or its Affiliates as to the benefits, economic, tax or otherwise, likely to result from its investment in the TGTL Shares.

         (e) The Stockholder understands that there are substantial restrictions on the transferability of the TGTL Shares, that there will be no public market for the TGTL Shares, and, accordingly, the Stockholder will need to bear the economic risk of its investment for an indefinite period of time and will not be readily able to liquidate its investment in case of emergency.

         (f) The Stockholder understands that the TGTL Shares are restricted securities under the Securities Act and that they may not be resold, subdivided, transferred, assigned, pledged or otherwise disposed of unless they are first registered under the federal securities Laws or unless an exemption from such registration is available.

         (g)      The  Stockholder   understands   that  the  Purchaser  has  no
obligation or intention to register the TGTL Shares.

         (h) The Stockholder is not a Person that is, or would cause the Purchaser to be, disqualified pursuant to Rule 262 promulgated under the Securities Act.

         (i) The Stockholder understands that the Purchaser is relying on the representations and warranties set forth in this Section 3.6 in issuing the TGTL Shares to the Stockholder.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                               OF THE SELLER GROUP

         Each member of the Seller Group hereby jointly and severally represents and warrants to the Purchaser as of the date hereof as follows:

4.1      Organization, Power, Authority and Good Standing.

         The Company and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the respective Laws of the jurisdiction of their incorporation and have all requisite power and authority (corporate or otherwise) to own, lease and operate their respective assets and properties and to carry on their respective businesses (all of which collectively comprise the Business) as presently conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries are duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on Schedule 4.1, which jurisdictions constitute all of the jurisdictions in which the character of the property owned, leased or operated by the Company or such Subsidiaries or the nature of the business or activities conducted by the Company or such Subsidiaries makes such qualification necessary. The Purchaser has been furnished with true, correct and complete copies of the Charter Documents of the Company and each of its Subsidiaries, in each case as amended and in effect on and as of the date this representation is being made and is deemed made hereunder. Except as set forth on Schedule 4.1, neither the Company nor any of its Subsidiaries has (i) engaged in any business or activity other than the Business, or (ii) used any trade name or assumed name or other corporate name at any time.

4.2      Authority;  Authorization,  Execution and Delivery;  Enforceability; No
         Conflict.

         (a) The Company has all requisite power and authority (corporate or otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party, and to consummate the transactions contemplated hereby and thereby. The Company's execution and delivery of this Agreement and each Related Document to which it is or will be a party, and the performance by the Company of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite action on the part of the Company (including its board of directors and all committees thereof and its stockholders). This Agreement and each Related Document to which the Company is or will be a party has been, or upon the Company's execution hereof and thereof will be, duly and validly executed and delivered by the Company and constitutes, or upon the Company's execution and delivery hereof and thereof will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (b) Neither the execution and delivery by the Company and the Stockholders of, nor the performance of their respective obligations under, this Agreement or any of the Related Documents, as applicable, nor the consummation by the Company and the Stockholders of the transactions contemplated hereby or thereby, nor the compliance by the Company and the Stockholders with any of the provisions hereof and thereof, will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, any provision of the Company's or any of its Subsidiaries' Charter Documents, (ii) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any provision of any Contract to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective assets or properties are or may be bound, (iii) violate any Law applicable to the Company or any of its Subsidiaries, or (iv) result in an Encumbrance on or against any assets, rights or properties of the Company or any of its Subsidiaries, or on or against any capital stock or other securities of the Company or any of its Subsidiaries, or give rise to any claim against the Company, any of the Company's Subsidiaries or the Purchaser.

4.3      Consents.

         Except as set forth on Schedule 4.3, no Permit, authorization, consent or approval of or by, or notification of or filing with, any Person (governmental or otherwise) is required for, as a result of, or in connection with the execution, delivery and performance by the Company of this Agreement or any of the Related Documents to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby.

4.4      Capitalization.

         (a) The authorized capital stock of the Company and each of its Subsidiaries is set forth on Schedule 4.4(a), which schedule also sets forth the total number of outstanding shares of the Company and each of its Subsidiaries. All such outstanding shares disclosed on Schedule 4.4(a) are duly and validly issued and outstanding, fully paid and non-assessable, with no personal Liability attached to the ownership thereof, and are held of record and beneficially by the Persons, and in the respective amounts, set forth on
Schedule 4.4(a), without Encumbrance.

         (b) There are no outstanding securities that are convertible into, exchangeable for, or carrying the right to acquire, any equity securities of the Company or any of its Subsidiaries, or subscriptions, warrants, options, calls, puts, convertible securities, registration or other rights, arrangements or commitments obligating the Company or any of its Subsidiaries to issue, sell, register, purchase or redeem any of its respective securities or any ownership interest or rights therein. Except as set forth on Schedule 4.4(b), there are no Contracts, commitments, arrangements, understandings or restrictions to which any Stockholder, or any other Person is bound relating in any way to any shares of capital stock or other securities of the Company or any of its Subsidiaries, including voting trusts or other similar agreements or understandings with respect to the voting of the Company's or any of its Subsidiaries' capital stock or other securities. There are no stock appreciation rights, phantom stock rights, or similar rights or arrangements outstanding with respect to the Company or any of its Subsidiaries.

         (c) All securities issued by the Company or any of its Subsidiaries have been issued in transactions exempt from registration under the Securities Act and all applicable state securities or "blue sky" Laws, and neither the Company nor any of its Subsidiaries has violated the Securities Act or any applicable state securities or "blue sky" Laws in connection with the issuance of any such securities.

         (d) The Stockholders represent all of the Company's stockholders that are "accredited investors" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Stockholders are the legal owners of 6,861,476 issued and outstanding shares of Stock, which amount represents 84.40% of the issued and outstanding shares of Stock, on a fully diluted basis, as if all outstanding options, warrants, convertible loans or other rights for the purchase of shares of capital stock or convertible securities of the Company had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Stock, if so convertible) as of such date.

4.5      Subsidiaries; Investments.

         Except as set forth on Schedule 4.5, neither the Company nor any of its Subsidiaries owns or holds, directly or indirectly, any equity interest in or debt obligation of (excluding accounts receivable arising in the ordinary course of business, consistent with past practice) any other Person.

4.6      Financial Information.

         (a) Schedule 4.6(a) contains true, correct and complete copies of the following:

                  (i) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2004 (the "Annual Balance Sheet"; and such date being referred to as the "Annual Balance Sheet Date"), December 31, 2003, and December 31, 2002, and the related unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal years then ended, including any footnotes and schedules thereto (all of the foregoing, including the Annual Balance Sheet being collectively referred to as the "Annual Financial Statements");

                  (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of January 31, 2005, and each subsequent month then ended through the Closing Date (collectively, the "Interim Balance Sheets"), and the unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the one-month period then ended, and each subsequent monthly period then ended through the Closing Date, including any and all footnotes and schedules thereto (all of the foregoing, including the Interim Balance Sheets, being collectively referred to as the "Interim Financial Statements"); and

                  (iii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2004 (the "Latest Balance Sheet"; and such date being referred to as the "Latest Balance Sheet Date"), and the unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the twelve-month period then ended, including any and all footnotes and schedules thereto (all of the foregoing, including the Latest Balance Sheet, being collectively referred to as the "Latest Financial Statements"; and the Annual Financial Statements, the Interim Financial Statements and the Latest Financial Statements being collectively referred to as the "Financial Statements").

         (b)      The Financial  Statements (i) are true,  correct and complete,
(ii) fairly present the consolidated financial position of the Company and each of its Subsidiaries as of the dates indicated and the consolidated results of operations of the Company and each of its Subsidiaries for the periods indicated, (iii) have been prepared in accordance with GAAP (to the extent GAAP has been correctly applied) consistently applied throughout the periods covered thereby (subject to the absence of footnotes and schedules that may be required by GAAP and, in the case of the Interim Financial Statements, normal year-end adjustments that are not material individually or in the aggregate), and (iv) are in accordance with the books and records of the Company and each of its Subsidiaries, which books and records are true, correct and complete and have been maintained in a manner consistent with historical practice.

         (c) Schedule 4.6(c) contains a true, correct and complete summary of all accounts payable, accrued expenses and accounts receivable of the Company and each of its Subsidiaries as of the most recent practicable date prior to the date hereof, which schedule sets forth the name of the account debtor (in the case of accounts receivable) or account creditor (in the case of accounts payable) and the amount owed by such account debtor or owing to such account creditor (identifying the portion of such amount that is current, thirty (30) days past due, sixty (60) days past due, ninety (90) days past due, and more than ninety (90) days past due).

4.7      Absence of Undisclosed Liabilities.

         Except as set forth on Schedule 4.7, neither the Company nor any of its Subsidiaries has any Liability except (i) to the extent expressly reflected or reserved against on the Latest Balance Sheet, (ii) Liabilities under Contracts (other than any Liability arising from any breach or violation thereof or default thereunder), and (iii) Liabilities incurred in the ordinary course of business, consistent with past practice, since the Latest Balance Sheet Date
(other than any such Liability arising from any breach or violation of, or default under, any Contract, or arising from any breach of warranty, tort, infringement, or violation of any Law or any Proceeding). There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March
1975) of or affecting the Company or any of its Subsidiaries that are not adequately provided for or disclosed on the Latest Balance Sheet or in the footnotes or schedules thereto. Neither the Company nor any of its Subsidiaries has, either expressly or by operation of Law, assumed or undertaken any Liability of any other Person, including any obligation for corrective or remedial action relating to Environmental, Health and Safety Laws.

4.8      Absence of Changes.

         Since the Latest Balance Sheet Date, except as set forth on Schedule 4.8, the Company and each of its Subsidiaries have been operated in the ordinary course of business, consistent with past practice, and there has not been:

                  (i) any event or condition that has resulted in or could reasonably be expected to result in an adverse change in the business, operations, assets, condition (financial or otherwise), operating results, liabilities, relations with employees, customers, suppliers or prospects of the Company or any of its Subsidiaries, or any casualty loss or damage to the assets or properties of the Company or any of its Subsidiaries, whether or not covered by insurance (a "Material Adverse Change");

                  (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock or other securities of the Company or any of its Subsidiaries, or any direct or indirect redemption, purchase or other acquisition of any capital stock or other securities of the Company or any of its
         Subsidiaries, or any other payments of any nature directly or indirectly to or for the benefit of any Stockholder or any Affiliate of the Company (whether or not on or with respect to any shares of capital stock or other securities of the Company or any of its Subsidiaries owned by such Stockholder or Affiliate), other than salaries and benefits paid in the ordinary course of business, consistent with past practice;

                  (iii) any general uniform increase in the compensation of employees (including any increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) of the Company or any of its Subsidiaries, or any increase in or prepayment of any such compensation payable to or to become payable to any director, officer or key employee;

                  (iv) any acquisition or disposition of assets or properties owned by the Company or any of its Subsidiaries, other than the sale or other disposition of inventories for fair value in the ordinary course of business, consistent with past practice;

                  (v) any agreement or commitment on the part of the Company or any of its Subsidiaries to merge, amalgamate or consolidate with or into, or otherwise acquire, any other Person or division thereof;

                  (vi)     any change in depreciation  or amortization  policies
         or  rates  previously   adopted,   any  change  in  income  or  expense
         recognition or bad debt reserve, write-down or write-off policies previously adopted, any write-up or write-down of inventory or other assets or any other change in other accounting or in Tax reporting or methods or practices followed by the Company or any of its Subsidiaries;

                  (vii) any change in the manner in which products or services of the Company or any of its Subsidiaries are marketed (including any change in prices), any change in the manner in which the Company or any of its Subsidiaries extends discounts or credit to customers, or any change in the manner or terms by which the Company or any of its Subsidiaries collects accounts receivable;

                  (viii) any failure by the Company or any of its Subsidiaries to make scheduled capital expenditures or investments, or any failure to pay trade accounts payable or any other Liability of the Company or any of its Subsidiaries when due; or

                  (ix) any Contract or other understanding or arrangement (other than this Agreement and the Related Documents), whether in writing or otherwise, to take any of the actions specified in the foregoing clauses (i) through (viii).

4.9      Tax Matters.

         (a) Except as set forth on Schedule 4.9(a), the Company, each of its Subsidiaries, and each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Company or any of its Subsidiaries is or has been a member:

                  (i) has timely paid or caused to be paid all Taxes required to be paid by it through the date hereof and as of the Closing Date (including any Taxes shown due on any Tax Return);

                  (ii) has filed or caused to be filed in a timely and proper manner (within any applicable extension periods) all Tax Returns required to be filed by it with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed; and

                  (iii) has not requested or caused to be requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

         (b) The Company has previously delivered to the Purchaser true, correct and complete copies of all Tax Returns filed by or on behalf of the Company and each of its Subsidiaries for all completed Tax years of the Company or such Subsidiary that remain open for audit or review by the relevant Taxing authority. All such Tax Returns were true, correct and complete.

         (c)      Except as set forth in Schedule 4.9(c):

                  (i) neither the Company nor any of its Subsidiaries has been notified by the Internal Revenue Service or any other Taxing authority that any issues have been raised (and no such issues are currently pending) by the Internal Revenue Service or any other Taxing authority in connection with any Tax Return of the Company or any of its Subsidiaries, there are no pending Tax audits with respect to the Company or any of its Subsidiaries, and no waivers of statutes of limitations related to Taxes have been given or requested with respect to the Company or any of its Subsidiaries;

                  (ii) full and adequate provision has been made (A) on the Latest Balance Sheet for all Taxes payable by the Company and each of its Subsidiaries for all periods ending on or prior to the Latest Balance Sheet Date, and (B) on the books and records of the Company and each of its Subsidiaries for all Taxes payable by the Company and such Subsidiaries for all periods beginning on or after the Latest Balance Sheet Date;

                  (iii) neither the Company nor any of its Subsidiaries has incurred any Tax Liability from and after the Latest Balance Sheet Date other than Taxes incurred in the ordinary course of business, consistent with past practice;

                  (iv)     neither the Company nor any of its  Subsidiaries  (A)
         is, or has made an election to be treated as, a "consenting corporation" under Section 341(f) of the Code, or (B) is, or has been, a "personal holding company" within the meaning of Section 542 of the Code;

                  (v) the Company and each of its Subsidiaries have complied in all respects with all applicable Laws relating to the collection or withholding of Taxes (including sales Taxes and the withholding of Taxes from the wages of employees);

                  (vi) neither the Company nor any of its Subsidiaries is, or has ever been, a party to any Tax sharing, indemnity of similar agreement with any Person;

                  (vii) neither the Company nor any of its Subsidiaries has incurred any Liability to make or possibly make any payments, either alone or in conjunction with any other payments, that:

                           (A) are not deductible under, or would otherwise constitute a "parachute payment" within the meaning of,
                  Section 280G of the Code (or any corresponding provision of domestic or foreign income Tax Law); or

                           (B) are or may be subject to the imposition of an excise Tax under Section 4999 of the Code;

                  (viii) neither the Company nor any of its Subsidiaries has agreed to, or is required to, make any adjustments or changes either on, before or after the Closing Date, to its accounting methods pursuant to Section 481 of the Code, and the Internal Revenue Service has not proposed any such adjustments or changes in the accounting methods of the Company or any such Subsidiary;

                  (ix) no claim has ever been made by any Taxing authority in a jurisdiction in which the Company or any of it Subsidiaries does not file Tax Returns that the Company or any such Subsidiary is, or may be subject to, taxation by that jurisdiction; and

                  (x) neither the Company, nor any of its Subsidiaries nor any Stockholder is a foreign Person within the meaning of Section 1.1445-2(b) of the rules and regulations promulgated under Section 1445 of the Code.

4.10     Title to Assets, Properties and Rights and Related Matters.

         (a) The Company and each of its Subsidiaries, as applicable, have good and marketable title (or a valid leasehold interest) to all of the assets, properties and interests in properties, real, personal or mixed, reflected on the Latest Balance Sheet or acquired after the Latest Balance Sheet Date (except for assets or properties sold or otherwise disposed of since the Latest Balance Sheet Date in the ordinary course of business, consistent with past practice, and accounts receivable and notes receivable paid in full subsequent to the Latest Balance Sheet Date in the ordinary course of business, consistent with past practice), free and clear of all Encumbrances, of any kind or character, except for those Encumbrances set forth on Schedule 4.10(a) and Permitted Encumbrances. Such assets are in good operating condition and repair (normal wear and tear excepted), are sufficient to operate the Business as presently conducted and as presently proposed to be conducted, are suitable for the uses for which they are used in the Business, and are not subject to any condition that materially interferes with the economic value or use thereof. With respect to any leased assets, such assets are in such condition as to permit the surrender thereof to the lessors thereunder on the date hereof without any cost or expense for repair or restoration as if the related leases were terminated or expired on the date hereof in the ordinary course of business, consistent with past practice.

         (b) Schedule 4.10(b) contains a true, correct and complete list of all tangible personal property owned by the Company and each of its Subsidiaries as of the Closing Date. Except for any inventory, supplies, equipment, tractors, trailers and automobiles in transit in the ordinary course of business, consistent with past practice, all tangible personal property listed on Schedule 4.10(b) is located on the Company's or its Subsidiaries' premises listed on
Schedule 4.11(a).

4.11     Real Property - Owned or Leased.

         (a) Schedule 4.11(a) contains a list and brief description of all of the real property owned, leased, subleased or otherwise occupied by the Company or any of its Subsidiaries. The description of each parcel of real property subject to one or more leases (the "Leased Property") includes the names of the lessor and the lessee and the basic terms thereof. The lease rate charged to the Company or any of its Subsidiaries, as applicable, for each parcel of Leased Property that is leased by the Company or any of its Subsidiaries, as applicable, from a Stockholder or from an Affiliate of the Company or any of its Subsidiaries is not greater than the fair market value rental that would be obtained by the Company or any such Subsidiary in an arms' length transaction with a Person that is not an Affiliate. The real property listed on Schedule 4.11(a) constitutes all real property used or occupied by the Company or any of its Subsidiaries in connection with the Business.

         (b) With respect to the real property listed on Schedule 4.11(a), except as set forth on Schedule 4.11(b):

                  (i) no portion of the real property is subject to any pending condemnation or other Proceeding, and, to the best knowledge of the Seller Group, there is no threatened condemnation or other Proceeding with respect thereto;

                  (ii) the physical condition of the real property is sufficient to permit the continued conduct of the Business as presently conducted and as presently proposed to be conducted, subject to the provision of usual and customary maintenance and repairs performed in the ordinary course of business, consistent with past practice, with respect to similar properties of like age and construction;

                  (iii)    the  Company  and its  Subsidiaries,  as  applicable,
         indicated on Schedule 4.11(b) are the fee owners of the real property or the owners and holders of all the leasehold estates purported to be granted by the leases associated with the Leased Property, as applicable;

                  (iv) there are no Contracts to which the Company, any of its Subsidiaries, or any of their respective Affiliates is a party, granting to any party or parties the right of use or occupancy of any portion of the real property;

                  (v) there are no parties (other than the Company and its Subsidiaries) in possession of any portion of the real property; and

                  (vi) no notice of any increase in the assessed valuation of any portion of the real property and no notice of any contemplated special assessment with respect to any portion of the real property has been received by the Company or any of its Subsidiaries, and, to the best knowledge of the Seller Group, there is no threatened increase in assessed valuation or threatened special assessment pertaining to any portion of the real property.

4.12     Intellectual Property.

         (a)      Except as set forth on Schedule 4.12(a):

                  (i) the Company and each of its Subsidiaries, as applicable, own, have the right to use, sell, license and dispose of, and have the right to bring actions for the infringement of, all Intellectual Property Rights used in, necessary for, or required for the conduct of the Business as presently conducted and as presently proposed to be conducted (collectively, the "Owned Requisite Rights"), other than those Intellectual Property Rights for which the Company or any such Subsidiary has a valid license, all of which are listed on
         Schedule 4.12(a) (collectively, the "Licensed Requisite Rights"; and together with the Owned Requisite Rights, the "Requisite Rights"), and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to the Owned Requisite Rights;

                  (ii) neither the Company nor any of its Subsidiaries has granted any Person the right to use any of the Owned Requisite Rights;

                  (iii) there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default by the Company or any of its Subsidiaries under the licenses granting the Company and/or any of its Subsidiaries the Licensed Requisite Rights;

                  (iv) the Company and each of its Subsidiaries have taken all commercially reasonable and practicable steps designed to safeguard and maintain (A) the secrecy and confidentiality of the Company's and its Subsidiaries' Confidential Information, and (B) the proprietary rights of the Company and each of its Subsidiaries in all of the Requisite Rights;

                  (v) neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of any Person or committed any acts of unfair competition or received from any Person in the past five years any notice, charge, complaint, claim or assertion thereof, and no such charge, complaint, claim or assertion is impliedly threatened by an offer to license from another Person; and

                  (vi) neither the Company nor any of its Subsidiaries has sent to any Person in the past five years, or otherwise communicated to any Person, any notice, charge, complaint, claim or other assertion of any present, impending or threatened interference with, infringement upon, misappropriation of, or other conflict with any Intellectual Property Rights of the Company or any of its Subsidiaries by such other Person or any acts of unfair competition by such other Person, nor, to the best knowledge of the Seller Group, is any such interference, infringement, misappropriation, conflict or act of unfair competition occurring or threatened.

         (b) Schedule 4.12(b) contains a true, correct and complete list of all applications, filings and other formal actions made or taken pursuant to any Laws by the Company and/or any of its Subsidiaries to perfect or protect their respective interests in their respective Intellectual Property Rights.

4.13     Agreements, No Defaults, Etc.

         (a) Schedule 4.13(a) contains a true, correct and complete list and a brief description of all Contracts to which the Company or any of its Subsidiaries is a party and (x) that were entered into or made outside the ordinary course of business, consistent with past practice, or (y) that were entered into or made in the ordinary course of business, consistent with past practice, and are described in clauses (i) through (xiii) of the next sentence of this Section 4.13. Except as set forth on Schedule 4.13(a), neither the Company nor any of its Subsidiaries is a party to any of the following
Contracts:

                  (i) distributorship, dealer, sales, advertising, agency, manufacturer's representative, or any other Contract relating to the payment of a commission;

                  (ii) any Contract relating to the employment of any officer, employee or consultant or any other type of Contract or other understanding or arrangement with any officer, employee or consultant, including any Contract or other understanding or arrangement relating to severance payments;

                  (iii) any indenture, mortgage, promissory note, loan agreement, pledge agreement, guaranty or conditional sale or other Contract relating to the borrowing of money, a line of credit or a Capital Lease;

                  (iv) any Contract for charitable contributions in excess of $5,000 individually or $10,000 in the aggregate;

                  (v) any Contract for capital expenditures in excess of $10,000 individually or $50,000 in the aggregate;

                  (vi) any Contract for the sale of any assets, properties or rights other than the sale of services or products in the ordinary course of business, consistent with past practice;

                  (vii) any Contract pursuant to which the Company or any of its Subsidiaries is a lessee of or holds or operates any machinery, equipment, motor vehicles, office furniture, fixtures, products, merchandise or other personal property owned by any other Person in excess of $10,000 individually or $50,000 in the aggregate;

                  (viii) any Contract relating to the lending or investing of funds;

                  (ix) any Contract relating to any form of intangible property, including any Intellectual Property Rights;

                  (x) any Contract that restricts the Company or any of its Subsidiaries from engaging in any aspect of the Business or any other business anywhere in the world;

                  (xi) any Contract or group of related Contracts with the same Person or group of Affiliated Persons (excluding purchase orders entered into in the ordinary course of business, consistent with past practice, that are to be completed within three months of entering into such purchase orders) for the purchase or sale of products or services under which the undelivered or unperformed balance or portion thereof (including the aggregate undelivered or unperformed balance or portion under any such Contracts between the same Person and the Company or any of its Subsidiaries) has a selling price in excess of $50,000;

                  (xii) any Contract for the acquisition or disposition of a Person or a division of a Person made within the preceding five years (whether or not such acquisition or disposition was consummated); or

                  (xiii)   any other Contract material to the Business.

         (b) The Contracts disclosed on Schedule 4.4(b), the leases (and any other Contracts) disclosed on Schedule 4.11(a), the licenses (and any other Contracts) disclosed on Schedule 4.12(a), the insurance policies (and any other Contracts) disclosed on Schedule 4.16(a), the Company Employee Plans (and any other Contracts) disclosed on Schedule 4.18(a), and the Contracts disclosed on
Schedule 4.21 are incorporated by reference onto Schedule 4.13. The Contracts disclosed on Schedule 4.13, together with the Contracts incorporated by reference onto Schedule 4.13, are collectively referred to as the "Material Contracts."

         (c) All Material Contracts (i) are in full force and effect, (ii) constitute legal, valid and binding obligations of the Company and/or its Subsidiaries that are parties thereto and, to the best knowledge of the Seller Group, the other parties thereto, and (iii) are enforceable in accordance with their terms against the Company and/or its Subsidiaries that are parties thereto and, to the best knowledge of the Seller Group, the other parties thereto, in each case subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Company and each of its Subsidiaries have performed all of the respective obligations required to be performed by them to date pursuant to the terms of the Material Contracts, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by the Company or any of its Subsidiaries or, to the best knowledge of the Seller Group, any other party to any of the Material Contracts of their respective obligations thereunder. The Purchaser has been furnished with true, correct and complete copies of all written Material Contracts and Schedule 4.13(a) (including Contracts incorporated by reference thereon) contains true, correct and complete descriptions of all oral Contracts listed on Schedule 4.13(a) (including Contracts incorporated by reference thereon).

         (d) Schedule 4.13(d) contains a true, correct and complete list of all Funded Indebtedness of the Company and each of its Subsidiaries, in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto), the name of the lender, and the name of the respective borrower and any other Person that directly or indirectly guaranteed such Funded Indebtedness.

4.14     Litigation, Etc.

         (a) Except as disclosed on Schedule 4.14(a), there are no (i) Proceedings pending or, to the best knowledge of the Seller Group, threatened against the Company or any of its Subsidiaries, whether at law or in equity, civil or criminal in nature, or before or by any Governmental Entity or arbitrator, nor, to the best knowledge of the Seller Group, does there exist any basis therefor, or (ii) Orders of any Governmental Entity or arbitrator with respect to, involving or against the Company or any of its Subsidiaries. The Company and each of its Subsidiaries have delivered to the Purchaser all material documents and correspondence relating to the matters disclosed on
Schedule 4.14(a).

         (b) Schedule 4.14(b) lists each matter described in Section 4.14(a) that (i) resulted in any criminal sanctions against the Company or any of its Subsidiaries, or (ii) was in existence within the last five years and resulted in payments in excess of $10,000 by the Company or any of its Subsidiaries (whether as a result of a judgment, civil fine, settlement or otherwise).

4.15     Compliance with Laws.

         The Company and each of its Subsidiaries (a) have complied with, and are in compliance with, all Laws, Orders and Permits applicable to them and the Business, and (b) have all Permits used or necessary in the conduct of the Business. All of the Permits referred to in the preceding sentence are listed on
Schedule 4.15 and are in full force and effect. No violations with respect to any of the Permits listed on Schedule 4.15 have occurred or are or have been recorded, and no Proceeding is pending or, to the best knowledge of the Seller Group, threatened to revoke or limit any such Permits. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the best knowledge of the Seller Group, threatened, nor has any Governmental Entity notified the Company or any of its Subsidiaries of its intention to conduct the same. To the best knowledge of the Seller Group, there is no proposed change in any applicable Law that would require the Company or any of its Subsidiaries to obtain any Permit not listed on Schedule 4.15 in order to conduct the Business as presently conducted and as presently proposed to be conducted. Neither the Company nor any of its Subsidiaries has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any Liability or disadvantage that may be material to its business, financial condition, operations, property or affairs. No member of the Seller Group is aware of any proposed Law that would prohibit or restrict the Company or any of its Subsidiaries from, or otherwise materially and adversely affect the Company or any of its Subsidiaries in, conducting the Business in any jurisdiction in which the Company or any such Subsidiary is presently conducting business or is presently proposing to conduct business.

4.16     Insurance.

         (a) Schedule 4.16(a) contains a true, correct and complete list of all policies of liability (including "tail"), theft, fidelity, life, fire, product liability, cargo, workers' compensation, health and other forms of insurance held by or on behalf of the Company or any of its Subsidiaries (specifying the insurer, amount of coverage, basis of coverage (i.e., "occurrence" or "claims made"), type of insurance, policy number and any pending claims thereunder). All such coverages have been maintained at all times during the course of the operation of the Business. The Company and each of its Subsidiaries is insured against all risks usually insured against by Persons conducting similar businesses and operating similar properties in the localities where the Business is conducted and the properties of the Company and its Subsidiaries are located, under policies of such types and in such amounts as are customarily carried by such Persons.

         (b) Except as set forth on Schedule 4.16(b), with respect to each policy of insurance listed on Schedule 4.16(a): (i) all premiums with respect thereto are currently paid and are not subject to adjustment, (ii) neither the Company nor any of its Subsidiaries is in default in any respect with respect to its respective obligations under such policy, (iii) to the best knowledge of the Seller Group, no basis exists that would give any insurer under any such policy the right to cancel or unilaterally reduce or limit the stated coverages contained in such policy, (iv) there are no outstanding claims currently pending under such policy that could be expected to cause an increase in the insurance rates of the Company or any of its Subsidiaries, and no facts or circumstances exist that might be expected to relieve the insurer under such policy of its obligations to satisfy in full any claim thereunder, and (v) neither the Company nor any of its Subsidiaries has received any notice that any such policy has been or shall be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or that the premium on such policy shall be increased on the renewal thereof.

4.17     Labor Relations; Employees.

         (a) Schedule 4.17(a) sets forth a list of all directors, officers and key employees of the Company and each of its Subsidiaries as of the date hereof, together with their respective titles (if any) and positions held, their current compensation (including salary, wages, bonuses and commissions), and the respective dates on which they commenced employment. To the extent any such employee is on a leave of absence, Schedule 4.17(a) indicates the nature of such leave of absence and such employee's anticipated date of return to active employment. No officer or key employee listed on Schedule 4.17(a) has given the Company or any of its Subsidiaries notice, and, to the best knowledge of the Seller Group, no officer or key employee listed on Schedule 4.17(a) has any plans or intends to terminate his or her employment with the Company or such Subsidiary. No former officer or key employee has left the service of the Company or any of its Subsidiaries within the last six months.

         (b) Schedule 4.17(b) sets forth the aggregate number of employees, other non-supervisory personnel, independent contractors and owner/operators that work for the Company or any of its Subsidiaries, specifying in the case of the Company and each such Subsidiary the number that belong to a union or are otherwise covered by an employment agreement or a collective bargaining agreement, identified by terminal location or facility.

         (c) Except as set forth on Schedule 4.17(c), (i) the Company and each of its Subsidiaries generally enjoy good relations with all of their respective employees, and there is no labor strike, dispute or grievance, or work slowdown or stoppage actually pending or, to the best knowledge of the Seller Group, threatened against or involving the Company or any of its Subsidiaries, and (ii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, union Contract or similar agreement, no such Contract or agreement is currently being negotiated by the Company or any of its Subsidiaries, no labor union has taken any action with respect to organizing the employees of the Company or any of its Subsidiaries, and no representation question exists with respect to any such employees.

         (d) The Company, each of its Subsidiaries, and each of their respective ERISA Affiliates have complied in all respects with all Laws relating to the hiring and retention of all employees, leased employees and independent contractors relating to wages, hours, Company Employee Plans, workers' compensation, unemployment, equal opportunity, collective bargaining, and the payment of social security and other Taxes.

         (e) Schedule 4.17(e) sets forth a true, correct and complete list of any and all unfair labor practice charges or other Proceedings before the National Labor Relations Board, Equal Opportunity Employment Commission charges, employment discrimination lawsuits, wrongful discharge lawsuits, Occupational Safety and Health Administration citations and litigation, wage and hour charges and litigation, and employment related litigation that are presently pending, or to the best knowledge of the Seller Group, threatened at law or in equity, involving the Company or any of its Subsidiaries. Schedule 4.17(e) also sets forth a true, correct and complete list of those charges, lawsuits, citations, litigation and Proceedings falling within the above categories that have been settled or otherwise disposed of within the previous two years.

         (f) Except as set forth in Schedule 4.17(f), neither the Company nor any of its Subsidiaries is a joint employer or alter ego, as construed under the National Labor Relations Act, as amended, with or of any of its suppliers, distributors, customers or other Persons with which it has any Contract or other understanding or arrangement, including any owner/operator with whom the Company or any of its Subsidiaries has a Contract or other understanding or arrangement, or any other Person with which the Company or any of its Subsidiaries has a leasing arrangement (collectively referred to for the purposes of this Section 4.17(f) as "Third Parties"), and no Third Parties are alter egos of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (i) exercises management power or authority over the operations or personnel of any Third Party, (ii) supervises the employees of any Third Party, or (iii) is responsible for, or has the authority to establish, implement or effectively recommend the labor relations or employment policies or actions, including wages, hours, working conditions or any terms of employment, for any employee of any Third Party. There is no interchange of personnel, no common boards of directors and no common officers, managers or employees between the Company or any of its Subsidiaries and any Third Party. Neither the Company or any of its Subsidiaries provides any administrative services for any Third Party that are not required by Law or that are not provided in a bona fide, arms-length transaction at fair market value. Any administrative services provided by the Company or any of its Subsidiaries for any Third Party have been detailed on
Schedule 4.17(f).

         (g) Except as set forth on Schedule 4.17(g), the Company's and each of its Subsidiaries' Contracts and other understandings with owner/operators and independent contractors establish a bona fide arrangement where such individuals are independent contractors to, and are not employees of, the Company or any of its Subsidiaries, and there are not any disputes, claims, charges or allegations pending or, to the best knowledge of the Seller Group, threatened at law or in equity before any Governmental Entity that challenges the independent contractor nature of such Contract or other understanding or arrangement.

4.18     ERISA Compliance.

         (a) Schedule 4.18(a) contains a true, correct and complete list of all Employee Benefit Plans of the Company and each of its Subsidiaries (collectively, the "Company Employee Plans"), (i) that cover any current or former employees, contract employees, independent contractors or consultants of or to the Company or any of its Subsidiaries or any spouses, family members or beneficiaries thereof (A) that are maintained, sponsored or contributed to by the Company or any of its Subsidiaries or (B) with respect to which the Company or any of its Subsidiaries is obligated to contribute or has any Liability, or
(ii) with respect to which the Company or any of its Subsidiaries has any Liability on account of the maintenance or sponsorship thereof or contribution thereto by any present or former ERISA Affiliate of the Company or any of its Subsidiaries.

         (b) Except as set forth on Schedule 4.18(b), with respect to each Company Employee Plan:

                  (i) such Company Employee Plan has been established, maintained, operated and administered in accordance with its terms and in compliance with ERISA, the Code, and all other applicable Laws (including with respect to reporting and disclosure);

                  (ii) all required, declared or discretionary (consistent with past practice) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the date hereof have been made or properly accrued on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of the Company or its Subsidiaries and all amounts withheld from employees have been timely deposited into the appropriate trust or account;

                  (iii) there is no unfunded Liability relating to such Company Employee Plan that is not reflected on the Latest Balance Sheet, or with respect to accruals properly made after the Latest Balance Sheet Date, on the books and records of the Company or its Subsidiaries;

                  (iv) neither the Company, any of its Subsidiaries, any of their respective ERISA Affiliates, nor any other "disqualified person" or "party in interest" (as such terms are defined in Section 4975 of the Code and Section 3(14) of ERISA, respectively) with respect to such Company Employee Plan, has breached the fiduciary rules of ERISA or engaged in a prohibited transaction that could subject any of the foregoing Persons to any Tax or penalty imposed under Section 4975 of the Code or Section 502(i), Section 502(j) or Section 502(l) of ERISA;

                  (v) no Proceeding (other than routine claims for benefits) is pending or, to the best knowledge of the Seller Group, threatened against or relating to such Company Employee Plan or any fiduciary thereof, and there is, to the best knowledge of the Seller Group, no basis for any such Proceeding against any such Company Employee Plan;

                  (vi) each Company Employee Plan, if intended to be "qualified" within the meaning of Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and the related trusts are exempt from Tax under Section 501(a) of the Code, and nothing has occurred that has or reasonably could be expected to adversely affect such qualification or exemption;

                  (vii) except as may be required under Laws of general application, no Company Employee Plan obligates the Company or any of its Subsidiaries to provide any employee or former employee, or their spouses, family members or beneficiaries, any post-employment or post-retirement health or life insurance, accident or other "welfare-type" benefits;

                  (viii) each such Company Employee Plan that is subject to the requirements of the Consolidated Omnibus Budget Reconciliation of 1985, as amended ("COBRA"), and the Health Insurance Portability and Accountability Act, as amended ("HIPAA"), has been maintained in compliance with COBRA and HIPAA, including all notice requirements, and no Tax payable on account of Section 4980B or any other section of the Code has been or is expected to be incurred;

                  (ix) neither the Company, any of its Subsidiaries, nor any of their respective ERISA Affiliates is or has ever maintained or been obligated to contribute to a Multi-employer Plan (as defined in Section 3(37) of ERISA), a Multiple Employer Plan (as defined in Section 413 of the Code), or a Defined Benefit Pension Plan (as defined in Section 3(35) of ERISA);

                  (x) no benefit payable or that may become payable by the Company, any of its Subsidiaries or any or their respective ERISA Affiliates pursuant to such Company Employee Plan will constitute an "excess parachute payment" within the meaning of Section 280G of the Code, which is or may be subject to the imposition of a Tax under
         Section 4999 of the Code or that would not be  deductible  by reason of
         Section 280G of the Code;

                  (xi) each such Company Employee Plan that is intended to meet the requirements of Section 125 of the Code meets such requirements and each program of benefits for which employee contributions are provided pursuant to elections made under such Company Employee Plan meets the requirements of the Code applicable thereto;

                  (xii) there has not been any act or omission by the Company, any of its Subsidiaries, or any of their respective ERISA Affiliates that has given rise to or could give rise to any fines, penalties or related charges under ERISA or the Code for which the Company, any of its Subsidiaries or any of their respective ERISA Affiliates could be liable;

                  (xiii) all reporting and disclosure obligations imposed under ERISA and the Code have been satisfied with respect to each Company Employee Plan;

                  (xiv) neither the Company nor any of its Subsidiaries has made or agreed to make, nor are they required to make (in order to bring any Company Employee Plan into compliance with ERISA or the Code) any changes in benefits that would materially increase the costs of maintaining any Company Employee Plan;

                  (xv)     there has not been any act or omission by the Company
         or  any  of  its  Subsidiaries,   or  any  of  their  respective  ERISA
         Affiliates, that has given rise to or could give rise to any fines, penalties or related charges under ERISA or the Code for which the Company or any of its Subsidiaries, or any of their respective ERISA Affiliates, could be liable;

                  (xvi) the Company and each of its Subsidiaries, as applicable, have timely deposited and transmitted all amounts withheld from employees for contributions or premium payments for each Company Employee Plan into the appropriate trusts or accounts; and

                  (xvii)   each Company  Employee Plan that allows loans to plan
         participants has been operated in accordance with its terms, the plan's written loan policy and all applicable laws. In addition, all outstanding loans from such Company Employee Plans are current as of the Closing Date, and there are no loans in default.

         (c) The Purchaser has been provided with true, correct and complete copies, to the extent applicable, of all documents pursuant to which each Company Employee Plan is maintained and administered, the two most recent annual reports (Form 5500 and attachments) and financial statements therefor, all governmental rulings, determinations and opinions (and pending requests therefor), and, if any Company Employee Plan provides post-employment or post-retirement health and life insurance, accident or other "welfare-type" benefits, the most recent valuation of the present and future obligations under such Company Employee Plan. The foregoing documents accurately reflect all of the terms of such Company Employee Plan (including any agreement or provision that would limit the ability of the Company or any of its Subsidiaries to make any prospective amendments or to terminate such Company Employee Plan).

4.19     Environmental Matters.

         (a) Except as set forth on Schedule 4.19(a), neither the Company, any of its Subsidiaries, or any of their respective Affiliates has received any written or oral notice, report or other information (i) regarding any actual or alleged violation of any Environmental, Health and Safety Laws, or any Liabilities, including any investigatory, remedial or corrective obligations, relating to (A) the Company, any of its Subsidiaries, any of their respective Affiliates, or any of their respective predecessors, (B) the Business, or (C) any of the Company's or any of its Subsidiaries' currently or formerly owned or leased properties or operations, or (ii) that the Company or any of its Subsidiaries is potentially responsible under any Environmental, Health and Safety Laws for response costs, corrective action or natural resource damages, as those terms are defined under the Environmental, Health and Safety Laws, at any location.

         (b) Schedule 4.19(b) sets forth a true, correct and complete list of all properties and facilities previously owned, leased or operated by the Company, any of its Subsidiaries, or any of their respective predecessors at any time (together with the Leased Properties, the "Covered Properties"). There has been no release, discharge, spill or disposal of any substance at any of the Covered Properties so as to give rise to any Liability of the Company or any of its Subsidiaries under any Environmental, Health and Safety Laws. Except as set forth on Schedule 4.19(b), there is not now, nor has there ever been, any asbestos-containing material in any form or condition, underground storage tank, above-ground storage tank, landfill, waste pile, surface impoundment, disposal area, or article or equipment containing polychlorinated biphenyls on or at any of the Covered Properties.

         (c) Neither the Company, any of its Subsidiaries, any of their respective Affiliates, nor any of their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liability pursuant to any Environmental, Health and Safety Laws, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damage or attorney fees, or any investigative, corrective or remedial obligations pursuant to any Environmental, Health and Safety Laws.

         (d) No facts, events or conditions relating to the past or present operations of the Company, any of its Subsidiaries, any of their respective Affiliates, any of their respective predecessors, or any of the Covered Properties will prevent, hinder or limit continued compliance by the Company or any of its Subsidiaries with any Environmental, Health and Safety Laws, or give rise to any investigative, corrective or remedial obligations pursuant to any Environmental, Health and Safety Laws, or give rise to any other Liability pursuant to any Environmental, Health and Safety Laws, including any relating to on-site or off-site releases or threatened releases of materials, substances or wastes, personal injury, property damage or natural resources damage.

         (e) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement or any of the Related Documents will result in any obligations for site investigation or cleanup, or notification to or consent of any Governmental Entity or other third party, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health and Safety Laws.

         (f) The Company and each of its Subsidiaries have provided the Purchaser with true, correct and complete copies of all reports and studies within the possession or control of the Company and its Subsidiaries with respect to past and present environmental conditions or events at any of the Covered Properties (all of which are listed on Schedule 4.19(b)), and, to the best knowledge of the Seller Group, there are no other environmental reports or studies with respect thereto.

4.20     Brokers.

         Neither the Company nor any of its Subsidiaries has employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees or similar compensation or transaction based payments in connection with the transactions contemplated by this Agreement or any of the Related Documents, other than Daniels and Associates.

4.21     Related Party Transactions.

         (a) Except as set forth on Schedule 4.21(a), and except for compensation to bona fide employees of the Company or any of its Subsidiaries for services rendered in the ordinary course of business, consistent with past practice, no current or former Affiliate of the Company or any of its Subsidiaries or any "Associate" (as defined in the rules promulgated under the Securities Exchange Act) of any thereof, is now, or has been during the last five fiscal years, (i) party to any transaction or Contract with the Company or any of its Subsidiaries (including any Contract or other understanding or arrangement providing for the furnishing of services by, or the rental of real or personal property from, or otherwise requiring payments to, any such

Affiliate or Associate), or (ii) the direct or indirect owner of an interest in any Person that is a present or potential competitor, supplier or customer of the Company or any of its Subsidiaries (other than non-affiliated holdings in publicly held companies). Except as set forth on Schedule 4.21(a), neither the Company nor any of its Subsidiaries is a guarantor or otherwise liable for any actual or potential Liability of its Affiliates or their Associates. Except as set forth on Schedule 4.21(a), neither the Company nor any of its Subsidiaries
(x) owns or operates any vehicles, boats, aircraft, apartments or other residential or recreational properties or facilities for executive, administrative or sales purposes, or (y) owns or pays for any social club memberships, whether or not for the benefit of the Company, any of its Subsidiaries, and/or any of their respective executives.

         (b) Schedule 4.21(b), sets forth a true, correct and complete list of all distributions, dividends, redemptions or repurchases, of or with respect to the capital stock of the Company (as set forth on Schedule 4.21(b)), made by the Company during the Company's current fiscal year.

4.22     Accounts and Notes Receivable.

         Except as set forth on Schedule 4.22, and except for allowances for doubtful accounts reflected on the Latest Balance Sheet, all accounts receivable and notes receivable owing to the Company or any of its Subsidiaries as of the date hereof constitute, and as of the Closing shall constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and, to the best knowledge of the Seller Group, there are no asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth on Schedule 4.22 (including those items categorized as "legal" on such Schedule), there is (i) no account debtor or note debtor that is delinquent by more than thirty (30) days for payments due from such account debtor or note debtor in excess of $10,000 in the aggregate, (ii) no account debtor or note debtor that has refused, or, to the best knowledge of the Seller Group, threatened to refuse, to pay its obligations to the Company or its Subsidiaries, as the case may be, for any reason, or has otherwise made a claim of set-off or similar claim (other than in amounts not in excess of $5,000 per account debtor or note debtor, or $10,000 in the aggregate), and (iii) to the best knowledge of the Seller Group, no account debtor or note debtor that owes the Company or any of its Subsidiaries amounts in excess of $10,000 in the aggregate is insolvent or bankrupt.

4.23     Bank Accounts; Powers of Attorney.

         Schedule 4.23 sets forth a true and complete list of (i) all bank accounts and safe deposit boxes of the Company and each of its Subsidiaries and all Persons who are signatories thereunder or who have access thereto, and (ii) the names of all Persons holding general or special powers of attorney from the Company or any of its Subsidiaries and a summary of the terms thereof (excluding ministerial powers of attorney granted to representatives of the Company or any of its Subsidiaries that are terminable at will).

4.24     Suppliers and Vendors.

         Except as set forth on Schedule 4.24, no material supplier or vendor to the Company or any of its Subsidiaries has canceled or otherwise terminated, or, to the best knowledge of the Seller Group, threatened to cancel or otherwise terminate, its relationship with the Company or any of its Subsidiaries or has decreased, limited or otherwise modified, or, to the best knowledge of the Seller Group, threatened to decrease, limit or otherwise modify, the services, supplies or materials it provides to the Company or any of its Subsidiaries.

4.25     Customers.

         Except as set forth on Schedule 4.25, no customer of the Company or any of its Subsidiaries to which more than $50,000 of annual sales were attributable during any of the preceding three fiscal years has notified the Company or any of its Subsidiaries that it intends, or, to the best knowledge of the Seller Group, has threatened, to terminate or materially curtail its relationship and dealings with the Company or any of its Subsidiaries.

4.26     Conflicts of Interest.

         Neither the Company, any of its Subsidiaries, any Stockholder, nor any officer, employee, agent or other Person acting on their behalf has, directly or indirectly, given or agreed to give, any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business, consistent with past practice) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity or other Person who was, is, or may be in a position to help or hinder the Business (or assist in connection with any actual or proposed transaction) that (i) might subject the Company or any of its Subsidiaries to any damage or penalty in any Proceeding, (ii) if not given in the past, would have resulted in a Material Adverse Change, or (iii) if not continued in the future, reasonably could be expected to result in a Material Adverse Change. There is not now, and there has never been, any employment by the Company or any of its Subsidiaries of, or beneficial ownership in the Company or any of its Subsidiaries by, any governmental or political official in any jurisdiction in which the Company or any of its Subsidiaries has conducted, presently is conducting, or presently is proposing to conduct business.

4.27     Disclosure.

         Neither this Agreement, including the Schedules, Annexes, attachments and Exhibits hereto, nor any other written material delivered by or on behalf of the Company, any of its Subsidiaries, or any Stockholder to the Purchaser or any of its representatives, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, taken as a whole, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to each member of the Seller Group as of the date hereof as follows:

5.1      Organization; Corporate Authority.

         The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate or otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Purchaser is duly qualified and in good standing to transact business as a foreign Person in those jurisdictions set forth on Schedule 5.1, which constitute all of the jurisdictions in which the character of the property owned, leased or operated by the Purchaser or the nature of the business or activities conducted by the Purchaser makes such qualification necessary. The Seller Group has been furnished with true, correct and complete copies of the Purchaser's Charter Documents, in each case as amended and in effect on the date this representation is being made and is deemed made hereunder.

5.2      Authority;  Authorization;  Execution and Delivery;  Enforceability; No
         Conflict.

         (a) The Purchaser has all requisite power and authority (corporate and otherwise) to execute, deliver and perform its obligations under this Agreement and each Related Document to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The Purchaser's execution and delivery of this Agreement and each Related Document to which it is or will be a party, and the performance by the Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite action on the part of the Purchaser (including its board of directors and all committees thereof and its stockholders). This Agreement and each Related Document to which the Purchaser is or will be a party has been, or upon the Purchaser's execution hereof and thereof will be, duly and validly executed and delivered by the Purchaser and constitutes, or upon the Purchaser's execution and delivery hereof and thereof will constitute, a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (b) Neither the execution and delivery by the Purchaser of, and performance of its obligations under, this Agreement or any of the Related Documents to which it is or will be a party, nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, nor the compliance by the Purchaser with any of the provisions hereof or thereof, will (i) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, any provision of the Purchaser's Charter Documents, (ii) conflict with, or result in any violation of, or cause a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, amendment, cancellation or acceleration of any obligations contained in, or the loss of any benefit under, any term, condition or provision of any provision of any Contract to which the Purchaser is a party, or by which the Purchaser or any of its assets or properties is or may be bound, (iii) violate any Law applicable to the Purchaser, or (iv) result in an Encumbrance on or against any assets, rights or properties of the Purchaser, or on or against any capital stock or other securities of the Purchaser, or give rise to any claim against the Company, any of the Company's Subsidiaries, or the Purchaser.

5.3      Consents.

         Except as set forth on Schedule 5.3, no Permit, authorization, consent or approval of or by, or notification of or filing with, any Person (governmental or otherwise) is required for, as a result of, or in connection with the execution, delivery and performance by the Purchaser of this Agreement or any of the Related Documents to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby.

5.4      Brokers.

         The Purchaser has not employed any broker or finder or incurred any Liability for any brokerage fees, commissions or finders' fees or similar compensation or transaction based payments in connection with the transactions contemplated by this Agreement or any of the Related Documents, other than Daniels & Associates.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

6.1      Access to Records and Properties.

         From and after the date hereof until the earlier of the Closing or termination of this Agreement pursuant to Article IX, the Company and the Shareholders will, and the Company will cause its management employees to, afford the Purchaser and its attorneys, consultants, accountants and authorized representatives full access, upon reasonable notice during normal business hours and at other reasonable times, to all properties, books, contracts, commitments, records, personnel, lenders and advisors of the Company in order to permit the Purchaser to conduct a due diligence investigation of the Company, provided that, notwithstanding any other provision of this paragraph, in no event will the foregoing be undertaken in such a manner as would reasonably be expected to interfere with, impair or impede in any material respect the business or operations of the Company.

6.2      Conduct of the Business.

         Except as set forth on Schedule 6.2, from and after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Article IX, the Company and each of its Subsidiaries shall, and the Stockholders shall cause the Company and each of its Subsidiaries to:

                  (i)      conduct  its  business   substantially  as  presently
         conducted and only in the ordinary course of business, consistent with past practice;

                  (ii) not undertake (or enter into any Contract or other understanding or arrangement to undertake) any action, and use its commercially reasonable efforts to avoid and prevent the occurrence of any event, described in Section 4.8;

                  (iii) not enter into any transaction other than in the ordinary course of business, consistent with past practice, any transaction that is not at arms-length with Persons that are not Affiliates, or any transaction with any Person that is an Affiliate;

                  (iv) not acquire or dispose of any assets other than in the ordinary course of business, consistent with past practice;

                  (v) use commercially reasonable efforts to (A) maintain its business, assets, relations with present employees, relations with customers and suppliers, licenses and operations as an ongoing business and preserve its goodwill, in accordance with past custom, and (B) satisfy each of the closing conditions set forth in Article VII;

                  (vi) not issue or sell any shares of its capital stock, not issue or sell any securities convertible into, exercisable or exchangeable for, or options or warrants to purchase or rights to subscribe for, any shares of its capital stock, and not enter into any Contract or other understanding or arrangement to do any of the foregoing;

                  (vii) not declare or pay any dividend or distribution on or with respect to its capital stock, not change the number of authorized shares of its capital stock or reclassify, combine, split, subdivide, or redeem or otherwise repurchase any of shares of its capital stock, not issue, deliver, pledge or encumber any additional shares of its capital stock or other securities equivalent to or exchangeable for shares of its capital stock, and not enter into any Contract or other understanding or arrangement to do any of the foregoing;

                  (viii) not take or omit to take any action that would result in the representations and warranties contained in this Agreement and the Related Documents being untrue on the Closing Date; and

                  (ix) not delay or postpone the payment of accounts payable and other obligations and liabilities or accelerate the collection of accounts receivable.

6.3      Efforts to Consummate.

         Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under all applicable Laws, Orders and Contracts in order to consummate the transactions contemplated hereby, including
(i) all commercially reasonable efforts to obtain or make from or with all Persons all such consents, approvals, authorizations, waivers, notifications and filings as are required to be obtained or made by such party under such Laws, Orders and Contracts for the consummation of the transactions contemplated hereby, and (ii) in the case of the Seller Group, all commercially reasonable efforts to assist the Purchaser in replacing the Company's performance bonds and guarantees. The Company and each of its Subsidiaries shall take all actions and do all things, and the Stockholders shall cause the Company and each of its Subsidiaries to take all actions and do all things, required to extinguish at or prior to the Closing all Funded Indebtedness and to release any and all
Encumbrances on or affecting any of the Company's or any of the its Subsidiaries' assets or properties, other than the Permitted Encumbrances.

6.4      Negotiation with Others.

         (a) During the period (the "Exclusivity Period") commencing on January 1, 2005, and ending on the first to occur of (a) the 120th day following January 1, 2005, and (b) the termination of this Agreement pursuant to Section 9.1(i), the Company and the Stockholders will not, either directly or indirectly through their respective representatives, submit, solicit, initiate, or discuss any proposal or offer from or to any person other than the Purchaser, or engage in any discussions that could lead to any proposal or offer from or to any person other than the Purchaser, regarding any possible sale, acquisition, reorganization, recapitalization, or other similar transaction involving the Company or any of its subsidiaries (whether by way of stock sale, sale of all or any material portion of assets, merger, consolidation or otherwise), or any stock sale or issuance or debt and/or equity financing involving the Company or any of its subsidiaries (each, a "Possible Transaction"), unless consented to in writing by the Purchaser. If, during the Exclusivity Period, any of the Stockholders (whether in an individual capacity or as an officer or representative of the Company) is contacted by any other person or receives from

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

any other person any written offer or proposal in connection with a Possible Transaction, the Company will promptly notify the Purchaser thereof, including any details and the identity of the person making any such offer or proposal and a copy thereof. During the Exclusivity Period, the Company will, and the Stockholders will cause the Company to, continue to operate its business in the ordinary course, unless otherwise consented to by the Purchaser.

         (b)      The parties  recognize and  acknowledge  that a breach of this
Section 6.4 will cause irreparable and material loss and damage to the non-breaching party as to which it will not have an adequate remedy at law or in equity. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

6.5      Notice of Prospective Breach.

         Each party shall promptly notify the other parties in writing upon the occurrence, or the failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty of such party that is contained in this Agreement or any Related Document to be untrue or inaccurate in any respect at any time from the date of this Agreement to the Closing as if such representation and warranty were made at such time, or
(ii) any failure of any party hereto to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement or any Related Document.

6.6      Public Announcements.

         From and after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to Article IX, each member of the Seller Group, each of the Company's Subsidiaries, and the Purchaser agree that, except
(i) as otherwise required by Law, (ii) for disclosure to his, her or its respective directors, officers, employees, financial advisors, financing sources, legal counsel, independent certified public accountants or other agents, advisors or representatives on a need-to-know basis and with whom such party has a confidential relationship, and (iii) in the case of the Purchaser, in connection with its compliance with the disclosure requirements under federal and state securities Laws, he, she or it will not issue any reports, statements or releases, in each case pertaining to this Agreement or any Related Document to which he, she or it is a party or the transactions contemplated hereby or thereby, without the prior written consent of the Company and the Purchaser, which consent shall not unreasonably be withheld or delayed.

6.7      Exchange Proceeds.

         If, between the date hereof and the Closing, the Company or any of its Subsidiaries receives any proceeds in consideration for the exchange of any of its assets, whether from the sale of any such assets, from insurance proceeds payable on account of any loss or casualty to such assets, any proceeds from the taking of such assets pursuant to the power of eminent domain, or any other proceeds from whatever source relating to the disposition of such assets (the "Exchange Proceeds"), the Company and/or its Subsidiaries shall, and each of the Stockholders shall cause the Company and/or such Subsidiary to, promptly notify the Purchaser of such receipt of such Exchange Proceeds and shall consult with the Purchaser with respect to the application of any such Exchange Proceeds.

6.8      Non-Competition Covenant.

         (a) Each Stockholder acknowledges and agrees that as a mutual condition to the respective obligations of the parties at the Closing, and as a material inducement to the Purchaser to enter into and perform its obligations hereunder and in consideration of the payments and other consideration to be received by the Stockholders under this Agreement and the Related Documents, such Stockholder shall not, without the prior written consent of the Purchaser, at any time during the period beginning on the Closing Date and ending on the fifth anniversary thereof (the "Restrictive Period"), (i) directly or indirectly engage in, represent in any way, or be connected with, any Competing Business (as defined below), whether such engagement shall be as a director, an officer, an owner, an employee, a partner, an Affiliate or other participant in such Competing Business, (ii) assist others in engaging in any Competing Business in the manner described in clause (i) above, (iii) induce any employees of the Purchaser or any of its Subsidiaries or other Affiliates, or any employees of the Company or any of its Subsidiaries, at any time during the Restrictive Period to terminate their employment with the Purchaser or any of its Subsidiaries or other Affiliates, or to terminate their employment with the Company or any of its Subsidiaries, or to engage in any Competing Business, or
(iv) induce any customer, vendor or agent or any other Person with which the Purchaser or any or its Subsidiaries or other Affiliates, or with which the Company or any of its Subsidiaries, has a business relationship, contractual or otherwise, at any time during the Restrictive Period to terminate or alter such business relationship. This covenant is considered an integral part of this Agreement.

         (b) As used herein, the term "Competing Business" means (i) any business conducted in (A) any county in the State of Texas, and (B) every other state, province, or other political subdivision of the United States, Canada, Mexico, Japan, China, South America or Europe that is engaged in the business of providing wireless data communications of GSM networks to serve mobile gaming subscribers, or (ii) any business described in the foregoing clause (i) if such business or the services or products provided or sold by it are competitive, directly or indirectly, with the Business on the date hereof or on the Closing Date (or with respect to which there are fixed plans on the date hereof or on the Closing Date for the provision or sale of the same by the Business).

         (c) If, at the time of enforcement of this Section 6.8, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or geographical area. Additionally, with respect to each county in the State of Texas, the covenant not to compete set forth in
Section 6.8(a) is intended as a separate covenant with respect thereto. If any one of such covenants is declared invalid for any reason, such determination shall not affect the validity of the remainder of the covenants. The other covenants set forth in Section 6.8(a) shall remain in effect as if the provision had been executed without the invalid covenants. The parties hereto hereby declare that they intend that the remaining covenants of the provision continue to be effective without any covenants that have been declared invalid. The parties hereto acknowledge that money damages would be an inadequate remedy for any breach of this Section 6.8. Therefore, in the event of a breach or threatened breach of this Section 6.8, the Purchaser and/or its successors or assigns may, in addition to other rights and remedies existing in its or their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Section 6.8 (without posting a bond or other security).

6.9      Disclosure of Information.

         (a) As used in this Agreement, the term "Confidential Information" means, with respect to any Person, all information (whether written or oral) furnished (whether before or after the date hereof) by such Person or its owners, members, partners, directors, officers, employees, Affiliates, representatives (including its financial advisors, attorneys and accountants) or agents (collectively, "Representatives") to any other Person or its Representatives, and all analyses, compilations, forecasts, studies or other documents prepared by such other Person or its Representatives in connection with the transactions contemplated by this Agreement that contain or reflect any such information; provided, however, that the term "Confidential Information" shall not include information that (i) is or becomes publicly available other than as a result of a disclosure by any Person or its Representatives in violation of this Agreement, or (ii) is or becomes available to such other Person on a non-confidential basis from a source that is not prohibited from disclosing such information by any legal, contractual or fiduciary obligation; provided further, however, that for purposes of this Section 6.9, from and after the Closing, Confidential Information of the Company or any of its Subsidiaries shall be deemed Confidential Information of the Purchaser and shall, as of such time, no longer be deemed Confidential Information of the Company or such Subsidiaries, as applicable.

         (b) The Purchaser will keep all Confidential Information of the Company and each of its Subsidiaries confidential and will not (except as required by applicable Law, regulation or legal process) without the prior written consent of the Company or such Subsidiary, as applicable, disclose any of such Confidential Information in any manner whatsoever, directly or indirectly, and will not use any Confidential Information of the Company or any of its Subsidiaries except for the purposes contemplated by this Agreement; provided, however, that the Purchaser may reveal Confidential Information of the Company or any of its Subsidiaries to its Representatives (i) who need to know such Confidential Information for the purposes contemplated by this Agreement and (ii) who are informed by the Purchaser of the confidential nature of the Confidential Information. In the event that the Purchaser or any of its Representatives is requested pursuant to, or required by, applicable Law, regulation or legal process to disclose any Confidential Information of the Company or any of its Subsidiaries, the Purchaser will notify the Company or such Subsidiary, as applicable, promptly so that it may seek a protective order or other appropriate remedy or, in its sole and absolute discretion, waive compliance with the terms of this Section 6.9(b). In any event, the Purchaser will furnish only that portion of the Confidential Information of the Company any its Subsidiaries that it is advised by counsel is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance, to the extent it is possible to obtain the same, that confidential treatment will be afforded to such Confidential Information.

         (c) The Company and each of the Stockholders will keep all Confidential Information of the Purchaser confidential and will not (except as required by applicable Law, regulation or legal process), without the prior written consent of the Purchaser, disclose any of such Confidential Information in any manner whatsoever, directly or indirectly, and will not use any Confidential Information of the Purchaser except for the purposes contemplated by this Agreement; provided, however, that the Company and the Stockholders may reveal Confidential Information of the Purchaser to his, her or its Representatives (i) who need to know such Confidential Information for the purposes contemplated by this Agreement and (ii) who are informed by the Company or such Stockholder of the confidential nature of the Confidential Information. In the event that the Company, any Stockholder or any of their respective Representatives is requested pursuant to, or required by, applicable Law, regulation or legal process to disclose any Confidential Information of the Purchaser, the Company or such Stockholder will notify the Purchaser promptly so that it may seek a protective order or other appropriate remedy or, in its sole and absolute discretion, waive compliance with the terms of this Section 6.9(c). In any event, the Company or such Stockholder will furnish only that portion of the Confidential Information of the Purchaser that he, she or it is advised by counsel is legally required and will exercise all commercially reasonable efforts to obtain reliable assurance, to the extent it is possible to obtain the same, that confidential treatment will be afforded to such Confidential Information.

         (d) Each of the parties hereto recognizes and acknowledges that a breach of his, her or its covenants in Section 6.9(b) or Section 6.9(c), as the case may be, will cause irreparable and material loss and damage to the other parties, the amount of which cannot be determined readily and as to which such other parties will not have an adequate remedy at law or in damages. Accordingly, in addition to any remedy such other parties may have in damages by an action at law, such other parties shall be entitled to the issuance of an injunction restraining any such breach or threatened breach or any other remedy at law or in equity for any such breach.

6.10     Use of Proprietary Name.

         From and after the Closing, no Stockholder shall use the name "Globicom Wireless" or any derivation thereof for any purpose.

6.11     Supplements to Schedules.

         Prior to the Closing, the Company and each of the Stockholders shall promptly supplement or amend any Schedule with respect to any matter arising after the date of this Agreement that, if existing or occurring on the date of this Agreement, would have been required to be set forth or described in such Schedule. No supplement or amendment of a Schedule made pursuant to this Section
6.11 shall be deemed to constitute a cure of any breach of any representation or warranty made by the Company or such Stockholder pursuant to this Agreement unless consented to in writing by the Purchaser, which consent may be withheld by the Purchaser in its sole and absolute discretion for any reason. For purposes of the rights and obligations of the parties hereunder, upon the occurrence of the Closing, any such supplemental or amended disclosure consented to in writing by the Purchaser as aforesaid shall be deemed to have been disclosed as of the date of this Agreement.

                                  ARTICLE VII
                               CLOSING OBLIGATIONS

7.1      Conditions to Each Party's Obligations.

         The respective obligations of the parties to consummate the transactions contemplated hereby are subject to the satisfaction prior to the Closing Date of the following conditions, unless waived (to the extent such conditions can be waived) by the Company or the Purchaser, as applicable:

         (a) Approvals. All authorizations, consents, Orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated hereby shall have been obtained or made.

         (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other Order issued by any court or Governmental Entity of competent jurisdiction, nor other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby, shall be in effect.

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

         (c) Actions and Statutes. No action, suit or proceeding shall have been taken or threatened, and no statute, rule, regulation or Order shall have been enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement or any of the Related Documents by any Governmental Entity that would (i) make the consummation of the transactions contemplated hereby or thereby illegal or substantially delay the consummation of any material aspect of the transactions contemplated hereby or thereby, or
(ii) render any party unable to consummate the transactions contemplated hereby or thereby.

7.2      Conditions to Obligations of the Purchaser.

         The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived (to the extent such conditions can be waived) by the
Purchaser:

         (a) Accuracy of Representations and Warranties. All representations and warranties made by the Company and the Stockholders in this Agreement and each of the Related Documents shall be true and correct in all material respects at and as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date (provided, however, that to the extent a representation is already limited to matters characterized as "material," it shall be correct in all respects), and the Purchaser shall have received a certificate to that effect signed by a principal executive officer of the Company and each Stockholder.

         (b) Performance of Obligations of the Company and the Stockholders. The Company and each of the Stockholders shall have performed in all material respects all obligations and covenants required to be performed by each of them under this Agreement and each of the Related Documents prior to or as of the Closing Date, and the Purchaser shall have received a certificate to that effect signed by a principal executive officer of the Company and each Stockholder.

         (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and each of the Related Documents by the Company and each of the Stockholders and the consummation of the transactions contemplated hereby and thereby, including the requisite shareholder approvals, shall have been duly and validly taken by the Company and each of the Stockholders, and the Company and each of the Stockholders shall have the full power and right to consummate the transactions contemplated hereby and thereby on the terms provided herein and therein.

         (d) Financial Statements. The Purchaser shall have (i) received a true, correct and complete copy of the Interim Balance Sheets and Interim Financial Statements for each month ending after December 31, 2004, up to the Closing Date and (ii) received, or received confirmation from the Company and the Company's auditors that Purchaser will receive within sixty (60) days following the Closing, audited financial statements of the Company as of and for the years ended December 31, 2003, and December 31, 2004, in form and substance acceptable to Purchaser in its sole discretion

         (e) Consents and Approvals. The Seller Group shall deliver to the Purchaser duly executed copies of all consents and approvals required for or in connection with (i) the execution and delivery by the Company and each Stockholder of this Agreement and each of the Related Documents to which each of them is a party, and the consummation of the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to the Purchaser and its counsel, and (ii) the continued conduct of the Business as previously conducted (including any consent identified on Schedule 4.3), in form and substance reasonably satisfactory to the Purchaser and its counsel.

         (f) Absence of Material Adverse Change. Since the Latest Balance Sheet Date, there shall have been no Material Adverse Change in the business of the Company or any of its Subsidiaries.

         (g) Delivery of the Shares. The Purchaser shall have received all of the Shares in accordance with Section 1.4.

         (h) Related Documents. The Seller Group shall cause each of the following documents (each, a "Related Document," and collectively, the "Related Documents") to be executed and/or delivered by the parties thereto at the
Closing:

                  (i) General Release. Each of the Stockholders shall enter into a General Release in favor of the Company and each of its Subsidiaries substantially in the form of Exhibit B attached hereto (the "General Release");

                  (ii)     Gifford  Employment  Agreement.  Greg  Gifford  shall
         execute and deliver an employment agreement with the Company substantially in the form of Exhibit C attached hereto (the "Gifford Employment Agreement");

                  (iii)    Rodriguez Employment Agreement.  Tony Rodriguez shall
         execute and deliver an employment agreement with the Company substantially in the form of Exhibit D attached hereto (the "Rodriguez Employment Agreement"); and

                  (iv) Stapp Employment Agreement. Ron Stapp shall execute and deliver an employment agreement with the Company substantially in the form of Exhibit E attached hereto (the "Stapp Employment Agreement").

         (i) Seller Certificates. The Seller Group shall cause each of the following certificates to be executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

                  (i) a certificate of the secretary of the Company, dated as of the Closing Date, certifying (A) that true, correct and complete copies of the Company's Charter Documents as in effect on the Closing Date are attached thereto, (B) as to the incumbency and genuineness of the signatures of each officer of the Company executing this Agreement and the Related Documents on behalf of the Company; and (C) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of the Company and the Stockholders authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Company is a party and the consummation of the transactions contemplated hereby and thereby;

                  (ii) a certificate of the secretary of each of the Company's Subsidiaries, dated as of the Closing Date, certifying that true and complete copies of such Subsidiary's Charter Documents as in effect on the Closing Date are attached thereto;

                  (iii) certificates dated within ten (10) days of the Closing Date of the secretaries of state of the states in which the

         Company and each of its Subsidiaries is organized and qualified to do business, certifying as to the good standing and non-delinquent Tax status of such Person; and

                  (iv) certificates of each Stockholder and a principal executive officer of the Company, each dated as of the Closing Date, certifying that such Stockholder and the Company, as applicable, are not foreign persons within the meaning of Section 1445 of the Code.

         (j) Due Diligence. Purchaser shall have completed, to Purchaser's sole and absolute satisfaction, Purchaser's due diligence investigation of the Company, including legal, business, financial and accounting due diligence of the Company and its business, assets and properties, financial condition and results of operations.

         (k) Securities Law Compliance. Purchaser shall have received investment representation certificates from each of the Stockholders, in form and substance satisfactory to Purchaser. The transactions contemplated by this Agreement and the issuance of TGTL Shares to the Stockholders shall comply, to Purchaser's sole and absolute satisfaction, with applicable Law, including, without limitation, the availability and compliance with applicable exemptions from the registration requirements of the Securities Act and applicable state securities laws.

7.3      Conditions to Obligations of the Seller Group.

         The obligations of the Seller Group to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions, unless waived (to the extent such conditions can be waived) by the Seller Group:

         (a) Accuracy of Representations and Warranties. All representations and warranties made by the Purchaser in this Agreement and each of the Related Documents shall be true and correct in all material respects at and as of the Closing Date with the same effect as if such representations and warranties had been made at and as of the Closing Date, and the Seller Group shall have received a certificate to that effect signed by a principal executive officer of the Purchaser.

         (b) Performance of Obligations of the Purchaser. The Purchaser shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and each of the Related Documents prior to or as of the Closing Date, and the Seller Group shall have received a certificate to that effect signed by a principal executive officer of the Purchaser.

         (c) Authorization. All action necessary to authorize the execution, delivery and performance of this Agreement and each of the Related Documents by the Purchaser and the consummation of the transactions contemplated hereby and thereby, including the requisite shareholder approvals, shall have been duly and validly taken by the Purchaser, and the Purchaser shall have the full power and right to consummate the transactions contemplated hereby and thereby on the terms provided herein and therein.

         (d) Consents and Approvals. The Purchaser shall deliver to the Seller Group duly executed copies of all consents and approvals required for or in connection with the execution and delivery by the Purchaser of this Agreement and each of the Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to the Seller Group.

         (e) Related Documents. The Purchaser shall cause each of the Related Documents to which the Purchaser is a party to be executed and/or delivered by the Purchaser at the Closing.

         (f) Purchaser Certificates. The Purchaser shall cause each of the following certificates to be executed and/or delivered, as the case may be, by the Person who or which is the subject thereof:

                  (i) a certificate of the secretary of the Purchaser, dated as of the Closing Date, certifying (A) that true, correct and complete copies of the Purchaser's Charter Documents as in effect on the Closing Date are attached thereto, (B) as to the incumbency and genuineness of the signatures of each officer of the Purchaser executing this Agreement and the Related Documents on behalf of the Purchaser; and (C) the genuineness of the resolutions (attached thereto) of the board of directors or similar governing body of the Purchaser authorizing the execution, delivery and performance of this Agreement and the Related Documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby; and

                  (ii) certificates dated within ten (10) days of the Closing Date of the secretaries of state of the states in which the Purchaser is organized, certifying as to the good standing and non-delinquent Tax status of the Purchaser.

                                  ARTICLE VIII
                                 INDEMNIFICATION

8.1      Generally.

         (a) Subject to the further provisions of this Article VIII, the Seller Indemnifying Persons, jointly and severally, shall indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following:

                  (i) the untruth, inaccuracy or breach of any representation or warranty of the Company contained in this Agreement or any Related Document or in any certificate delivered by the Company or any of the Company's Subsidiaries in connection herewith or therewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

                  (ii) the breach of any covenant or agreement of the Company contained in this Agreement or any Related Document and

                  (iii) all obligations, liabilities, indebtedness, claims, damages, expenses and Losses, contingent or otherwise, irrespective of whether or not such item was disclosed to Purchaser in a Schedule or otherwise, in any manner caused by, resulting from, or relating to the operation or ownership of the Company and its business, that existed, arose or accrued prior to and including the Closing Date, including without limitation any federal, state or local taxes of the Company, any such taxes that are payable as a result of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and claims under or in respect of any environmental law, any payables or indebtedness or any contract, agreement or obligation of the Company.

         (b) Subject to the further terms of this Article VIII, each Stockholder shall, severally and not jointly, indemnify the Purchaser Indemnified Persons for, and hold each of them harmless from and against, any and all Purchaser Losses arising from or in connection with any of the following:

                  (i) the untruth, inaccuracy or breach of any representation or warranty of such Stockholder contained in Article III of this Agreement or any Related Document or in any certificate delivered by such Stockholder (in his, her or its capacity as a stockholder of the Company) in connection herewith or therewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach);

                  (ii) the breach of any covenant or agreement of such Stockholder contained in this Agreement or any Related Document.

         (c) Subject to the further terms of this Article VIII, the Purchaser shall indemnify the Seller Indemnified Persons for, and hold each of them harmless from and against, any and all Seller Losses arising from or in connection with any of the following:

                  (i) the untruth, inaccuracy or breach of any representation or warranty of Purchaser contained in this Agreement or any Related Document or in any certificate delivered by the Purchaser in connection herewith or therewith at or before the Closing (or any facts or circumstances constituting any such untruth, inaccuracy or breach); and

                  (ii) the breach of any covenant or agreement of the Purchaser contained in this Agreement or any Related Document.

8.2      Assertion of Claims.

         No claim for indemnification shall be brought under Section 8.1 for a breach of a representation or warranty unless the Indemnified Persons, or any of them, at any time prior to the applicable Survival Date, give the Indemnifying Persons (a) written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known, or
(b) written notice pursuant to Section 8.3 of any Third Party Claim, the existence of which might give rise to such a claim for indemnification. Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings subsequent to the Survival Date for the enforcement of their rights under Section 8.1.

8.3      Notice and Defense of Third Party Claims.

         The obligations and liabilities of an Indemnifying Person with respect to Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

         (a) The Indemnified Persons shall give prompt written notice to the Indemnifying Persons of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known; provided, however, that no delay on the part of the Indemnified Persons in notifying any Indemnifying Persons shall relieve the Indemnifying Persons from any liability or obligation hereunder unless (and then solely to the extent that) the Indemnifying Person thereby is prejudiced by the delay. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument.

         (b) If the Indemnifying Persons acknowledge in a writing delivered to the Indemnified Persons that such Third Party Claim is properly subject to their indemnification obligations hereunder, and the Indemnifying Persons demonstrate to the Indemnified Persons' reasonable satisfaction that the Indemnifying Persons have the financial resources to meet such indemnification obligations, then the Indemnifying Persons shall have the right to assume the defense of any Third Party Claim at their own expense and by their own counsel, which counsel shall be reasonably satisfactory to the Indemnified Persons; provided, however, that the Indemnifying Persons shall not have the right to assume the defense of any Third Party Claim, notwithstanding the giving of such written acknowledgment, if (i) the Indemnified Persons have been advised by counsel that there are one or more legal or equitable defenses available to them that are different from or in addition to those available to the Indemnifying Persons, and, in the reasonable opinion of the Indemnified Persons, counsel for the Indemnifying Persons could not adequately represent the interests of the Indemnified Persons because such interests could be in conflict with those of the Indemnifying Persons, (ii) such action or proceeding involves, or could have a material effect on, any matter beyond the scope of the indemnification obligation of the Indemnifying Persons, or (iii) the Indemnifying Persons have not assumed the defense of the Third Party Claim in a timely fashion.

         (c) If the Indemnifying Persons assume the defense of a Third Party Claim (under circumstances in which the proviso to Section 8.3(b) is not applicable), the Indemnifying Persons shall not be responsible for any legal or other defense costs subsequently incurred by the Indemnified Persons in connection with the defense thereof. If the Indemnifying Persons do not exercise their right to assume the defense of a Third Party Claim by giving the written acknowledgment referred to in Section 8.3(b), or are otherwise restricted from so assuming by the proviso to Section 8.3(b), the Indemnifying Persons nevertheless shall be entitled to participate in such defense with their own counsel and at their own expense. If the defense of a Third Party Claim is assumed by the Indemnified Persons pursuant to clause (i) or clause (ii) of the proviso to Section 8.3(b), the Indemnified Persons shall not be entitled to settle such Third Party Claim without the prior written consent of the Indemnifying Persons, which consent shall not be unreasonably withheld or delayed.

         (d) If the Indemnifying Persons exercise their right to assume the defense of a Third Party Claim, (i) the Indemnified Persons shall be entitled to participate in such defense with their own counsel at their own expense, and
(ii) the Indemnifying Persons shall not make any settlement of any claims without the prior written consent of the Indemnified Persons, which consent shall not be unreasonably withheld or delayed.

8.4      Survival of Representations and Warranties.

         (a) Subject to the further provisions of this Section 8.4, the representations and warranties of the Seller Group contained in Article IV or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing, and shall expire and be of no further force or effect on September 1, 2006; provided, however, that the representations and warranties contained in Article III, Section 4.1, Section 4.2, Section 4.3, Section 4.4,
Section 4.5, Section 4.10 and Section 4.20 shall survive the Closing indefinitely and the representations and warranties contained in Section 4.9 and
Section 4.18 shall survive the Closing until ninety (90) days after the expiration of the applicable statutes of limitations for claims applicable to the matters covered thereby (the "Excluded Seller Representations"). Subject to the further provisions of this Section 8.4, the representations and warranties of the Stockholders contained in Article III or in any certificate or other writing delivered in connection with this Agreement and the representations and warranties of the Purchaser contained in Article V or in any certificate or other writing delivered in connection with this Agreement shall survive the Closing indefinitely. The covenants and other agreements of the Seller Group and the Purchaser contained in this Agreement shall survive the Closing until they are performed in full or otherwise expire or are terminated by their terms. For convenience of reference, the date upon which any representation or warranty contained herein shall terminate, if any, is referred to as the "Survival Date."

         (b) From and after the Closing, no Stockholder shall have any recourse against the Company for any breach of any representation, warranty, covenant or agreement of the Company set forth in this Agreement or in any certificate or other writing delivered by the Company in connection with this Agreement.

8.5      Limitation on Indemnification.

         From and after the Closing the sum of all Losses incurred by the Purchaser Indemnified Persons (or any member thereof) pursuant to which indemnification is payable by the Stockholder pursuant to Section 8.1(a)(i) shall be satisfied and any recovery may be made only against any TGTL Shares held pursuant to the Escrow Agreement and not against any of the other assets or property of the Stockholder; provided, however, that in no event shall the limitations set forth in this Section 8.5 apply with respect to (i) the Excluded Seller Representations, (ii) any willful or knowing breach of such representations or warranties or any fraudulent or intentional acts or intentional misrepresentations of any member of the Seller Group or (iii) any other Losses incurred by the Purchaser Indemnified Persons (or any member thereof) pursuant to which indemnification is payable by the Stockholders or any other Person pursuant to this Agreement or otherwise.

8.6      Satisfaction of Indemnification Obligations.

         The obligations of the Seller Indemnifying Persons to indemnify the Purchaser Indemnified Persons for Purchaser Losses (incurred as a result of the indemnification events set forth in Section 8.1(a) and Section 8.1(b)) shall be paid as follows: (a) in the case of an indemnification event pursuant to Section 8.1(a), by the Seller Indemnifying Persons and (b) in the case of an indemnification event pursuant to Section 8.1(b), solely by the Seller Indemnifying Person or Seller Indemnifying Persons, as the case may be, who caused such indemnification event, in each case by forfeiting for no consideration, that number of TGTL Shares, to the extent then outstanding, having a Market Price (as determined at the time of such forfeiture by the Board of Directors of the Purchaser) equal to the amount of the Purchaser Losses.

                                   ARTICLE IX
                       TERMINATION; EFFECT OF TERMINATION

9.1      Termination.

         This Agreement may be terminated at any time prior to the Closing by:

                  (i)      the mutual consent of the Purchaser and the Company;

                  (ii) the Purchaser, if there has been a breach by any member of the Seller Group of any representation, warranty, covenant or agreement set forth in this Agreement that such breaching party fails to cure within ten (10) Business Days after notice thereof is given by the Purchaser (except no cure period shall be provided for any such breach that by its nature cannot be cured);

                  (iii) the Company, if there has been a breach by the Purchaser of any representation, warranty, covenant or agreement set forth in this Agreement that the Purchaser fails to cure within ten
         (10) Business Days after notice thereof is given by the Company (except no cure period shall be provided for any such breach that by its nature cannot be cured);

                  (iv)     the Purchaser, if the conditions set forth in Section
         7.1 or Section 7.2 have not been satisfied or waived by the Purchaser by June 17, 2005;

                  (v)      the Company,  if the  conditions set forth in Section
         7.1 or Section 7.3 have not been satisfied or waived by the Company by June 17, 2005; or

                  (vi) the Purchaser or the Company if any permanent injunction or other Order of a court or other competent Governmental Entity preventing the Closing shall have become final, binding and non-appealable;

provided, however, that neither the Purchaser nor the Company shall be entitled to terminate this Agreement pursuant to clause (iv) or clause (v) of this
Section 9.1, respectively, if such party's breach (or, with respect to such termination by the Company, any Stockholder's breach) of this Agreement has prevented the satisfaction of any such condition. Any termination pursuant to clause (i) of this Section 9.1 shall be effected by a written instrument signed by the Purchaser and the Company, and any termination pursuant to this Section
9.1 (other than a termination pursuant to clause (i) of this Section 9.1) shall be effected by written notice from the party or parties so terminating to the other parties hereto, which notice shall specify the Section of this Agreement pursuant to which this Agreement is being terminated.

9.2      Effect of Termination.

         In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall be of no further force or effect, except for Section 6.4, Section 6.9, this Section 9.2 and Article X, each of which shall survive the termination of this Agreement; provided, however, that the Liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement, and, in the event of any action for breach of contract in the event of a termination of this Agreement, the prevailing party shall be reimbursed by the other party to such action for all fees, costs and expenses relating to such action incurred by the prevailing party, including the fees, costs and expenses of attorneys, accountants and other professional advisers, and including those incurred in the investigation of any such breach and in enforcing the terms of this Section 9.2.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

10.1     Amendment.

         This Agreement may not be altered or otherwise amended except pursuant to an instrument in writing signed by each party, except that any party may waive any obligation owed to it by another party under this Agreement. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.2     Entire Agreement.

         This Agreement and the other agreements and documents referenced herein (including the Schedules, Annexes and Exhibits (in their executed form) attached hereto) and any other document or agreement contemporaneously entered into with this Agreement contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings among the parties with respect thereto (including the Letter of Intent dated January 12, 2005, by and between the Company and the Purchaser).

10.3     Severability.

         It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.4     Benefits of Agreement.

         All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the foregoing. Anything contained herein to the contrary notwithstanding, (a) this Agreement shall not be assignable by any member of the Seller Group without the express written consent of the Purchaser and (b) the Purchaser may, without the consent of any other party hereto, assign any or all of its rights and interests hereunder to one or more of its Affiliates and designate one or more of its Affiliates to perform its obligations hereunder.

10.5     Expenses; Sales and Transfer Taxes.

         Except as otherwise provided in this Agreement, the Purchaser on the one hand and the Seller Group on the other hand shall each bear their own expenses incurred in connection with this Agreement and the Related Documents

(including the legal, accounting and due diligence fees, costs and expenses incurred by such party and the audit fees incurred by the Company) and shall each pay their own sales, use, gains and excise Taxes and all registration or transfer taxes that may be payable in connection with or arising as a result of the consummation of the transaction contemplated by this Agreement and the Related Documents, other than amounts due to Daniels & Associates, which shall be paid by [_____________].

10.6     Remedies.

         The parties each shall have and retain all rights and remedies existing in their favor under this Agreement, at law or in equity, including rights to bring actions for specific performance, injunctive and other equitable relief (including the remedy of rescission) to enforce or prevent a breach or violation of any provision of this Agreement, and all such rights and remedies shall, to the extent permitted by applicable Law, be cumulative and a party's pursuit of any such right or remedy shall not preclude such party from exercising or pursuing any other available right or remedy.

10.7     Notices.

         All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)      if to the Company, to:

                               Globicom, Inc.
                               6311 N. O'Conner, Suite N53
                               Irving, Texas 75039
                               Attention: Greg Gifford, President and CEO
                               Telephone No.: (469) 360-9314
                               Facsimile No.:
                                             ---------------------------

                  (ii)     if to the Purchaser, to:

                               Tiger Telematics, Inc.
                               10201 Centurion Parkway North
                               Suite 600
                               Jacksonville, Florida 32256
                               Attention:  Michael W. Carrender
                               Telephone No.:(904) 279-9240
                               Facsimile No.:(904) 279-9242

                               with a copy to:

                               Smith Hulsey & Busey
                               225 Water Street, Suite 1800
                               Jacksonville, Florida 32202
                               Attention:  John R. Smith, Jr., Esq.
                               Telephone No.:(904) 359-7700
                               Facsimile No.:(904) 359-7712

All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery,
(ii) in the case of delivery by telecopy, on the date of such delivery, (iii) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (iv) in the case of mailing, on the third Business Day following such mailing.

10.8     Counterparts and Facsimile Execution.

         This Agreement may be executed in two or more counterparts, and each such counterpart shall be deemed to be an original instrument. All such counterparts shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other parties, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

10.9     Governing  Law.

         (a) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF FLORIDA, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF FLORIDA TO BE APPLIED.

         (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH THAT APPLICABLE LAWS, EVIDENTIARY RULES AND JUDICIAL PROCEDURES APPLY OR THAT APPLICABLE LAWS AND ARBITRATION RULES IN CASES IN WHICH THE PARTIES HAVE EXPRESSLY AGREED TO SUBMIT ANY SUCH DISPUTES TO BINDING ARBITRATION APPLY, THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS, EVIDENTIARY RULES AND JUDICIAL PROCEDURES, OR BY AN ARBITRATOR APPLYING APPLICABLE LAWS AND ARBITRATION RULES IN SUCH CASES WHERE THEY HAVE EXPRESSLY AGREED TO BINDING ARBITRATION. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO. THE PARTIES HERETO AGREE THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN THE CITY OF JACKSONVILLE, FLORIDA, AND ANY APPELLATE COURT FROM ANY THEREOF.

10.10    Jurisdiction and Venue.

         (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for himself, herself or itself and his, her or its property, to the exclusive jurisdiction of any Florida state court or federal court of the United States of America sitting in Jacksonville, Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, any of the Related Documents or the transactions contemplated hereunder or thereunder or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Florida state court or, to the extent permitted by law, in any such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent he, she or it may legally and effectively do so, any objection that he, she or it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any of the Related Documents or the transactions contemplated hereunder or thereunder in any Florida state or federal court of the United States of America sitting in Jacksonville, Florida. Each of the parties hereto hereby irrevocably waives, to the fullest extent he, she or it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

         (c) Each of the parties hereto hereby agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by law.

10.11    Mutual Contribution.

         The parties to this Agreement and their respective counsel have contributed mutually to the drafting of this Agreement. Consequently, no provision of this Agreement shall be construed against any party on the ground that a party drafted the provision or caused it to be drafted.

10.12    No Third Party Beneficiaries.

         Except as expressly provided in this Agreement, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

10.13    Independence of Covenants and Representations and Warranties.

         All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder.

10.14    Interpretation; Construction.

         The term "Agreement" means this Stock Purchase Agreement together with all Schedules, Annexes and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof.

Certain capitalized terms used and not otherwise defined elsewhere in this Agreement have the meanings given to them in Annex II attached hereto. In this Agreement, the term "best knowledge" of any Person means (i) the actual knowledge of such Person, and (ii) that knowledge that should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those directors, officers, key employees and professional advisors (including attorneys, accountants and consultants) of such Person who could reasonably be expected to have actual knowledge of the matters in question. For purposes of the preceding sentence, the knowledge, both actual and constructive, of each Stockholder and each other director, officer and key employee of the Company and its Subsidiaries shall be imputed to each member of the Seller Group. The use in this Agreement of the word "including" means "including, without limitation." The words "herein," "hereof," "hereunder," "hereby," "hereto," "hereinafter," and other words of similar import refer to this Agreement as a whole, including the Schedules, Annexes and Exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular article, section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to articles, sections, subsections, paragraphs, subparagraphs, clauses, Schedules, Annexes and Exhibits mean such provisions of this Agreement and the Schedules, Annexes and Exhibits attached to this Agreement, except where otherwise stated. The title of and the article, section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms also shall denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Accounting terms used but not otherwise defined herein shall have the meanings given to them under GAAP. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

                                    * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the date first written above.

Purchaser:                               Stockholders
---------                                ------------

TIGER TELEMATICS, INC.                   _______________________________________
                                         Mace G. Gifford
By:________________________________
    Michael Carrender, CEO               _______________________________________
                                         Antonio Rodriguez

                                         _______________________________________
                                         Donna Butler
Company:
-------                                  _______________________________________
                                         Walter R. Fawcett
GLOBICOM, INC.
                                         _______________________________________
                                         William Jasperson
By:________________________________
    Greg Gifford, President and CEO      _______________________________________
                                         Roger & Judy Hill

                                         _______________________________________
                                         Ruben & Shelley Duron

                                         _______________________________________
                                         Gerry Mecca

                                         _______________________________________
                                         Rick Tanner

                                         _______________________________________
                                         Dal Barry

                                         _______________________________________
                                         Kevin Kerr

                                         _______________________________________
                                         Marcus and Linda Magee

                                         _______________________________________
                                         Carsten Holmdie

                                         PMT Research, Inc.

                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________

                                         Jasperson Marital Trust

                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________

                                     ANNEX I
                                  Stockholders
                                  ------------
Name and Address                                      Number of Globicom Shares
----------------                                      -------------------------

Mace G. Gifford                                              2,800,000
601 Gifford Ct.
Coppell, TX 75019

Antonio Rodriguez                                            1,500,000
3936 Cedar Bayou
Dallas, TX 75244

Donna Butler                                                 1,395,109
246 E. Elm Street
Albion, IL 62806

PMT Research, Inc., c/o Rae Albertini                          447,408
411 Southridge Lakes Parkway
Southlake, TX 76092

Walter R. Fawcett                                              225,454
600 N. Buffalo Grove Road-Suite 200
Buffalo Grove, IL 60089

William Jasperson                                              100,000
8111 Preston Road Suite 715
Dallas, TX 75225

Roger & Judy Hill                                               94,062
2801 Rock Port Cove
Grapevine, TX 76051

Jasperson Marital Trust                                         72,443
8111 Preston Road Suite 715
Dallas, TX 75225

Ruben & Shelley Duron                                           60,000
10 Winding Hollow
Coppell, TX 75019

Gerry Mecca                                                     50,000
2210 Mediterranean
Arlington, TX 76011

Rick Tanner                                                     40,000
2410 S. Stemmons Frwy Ste. F
Lewisville, TX 75067

Dal Barry                                                       32,000
7623 Queens Garden
Dallas, TX 75248

Kevin Kerr                                                      25,000
1400 Suncreek Dr.
Allen, TX 75013

Marcus and Linda Magee                                          10,000
2408 Ainsley Dr.
Flower Mound, TX 75028

Carsten Holmdie                                                 10,000
3925 Evesham Dr.
Plano, TX 75025

                                    ANNEX II

                              Certain Definitions
                              -------------------

                  "Acquisition Proposal" means any offer, proposal or indication of interest in (i) the direct or indirect acquisition or sale of all or any material part of the Company or any of its Subsidiaries (whether by stock sale or asset sale), (ii) a merger, consolidation or other similar business combination, or a reorganization, recapitalization or other similar transaction, directly or indirectly involving the Company or any of its Subsidiaries, (iii) the direct or indirect acquisition of any capital stock or other securities of the Company or any of its Subsidiaries, or (iv) any stock sale or issuance or debt and/or equity financing directly or indirectly involving the Company or any of its Subsidiaries.

                  "Affiliate" means, with respect to any Person, (i) a partner, member, owner, shareholder, trustee, director or officer of such Person or of any Person identified in clause (iii) below, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any partner, member, owner, shareholder, trustee, director or officer of such Person or of any Person identified in clause (iii) below), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

                  "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or required to be closed.

                  "Capital Lease" means any obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) assets or properties, whether real, personal or mixed, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person as of such date computed in accordance with GAAP.

                  "Charter Documents" means, (i) as to any corporation, the articles, certificate or memorandum of incorporation or association of such corporation, the by-laws of such corporation, and each other instrument or other document governing such corporation's existence and internal affairs, (ii) as to any limited partnership, the certificate of limited partnership of such partnership, the agreement of limited partnership of such partnership, and each other instrument or other document governing such partnership's existence and internal affairs, (iii) as to any limited liability company, the articles, certificate or memorandum of organization of such limited liability company, the operating agreement of such limited liability company, and each other instrument or other document governing such limited liability company's existence and internal affairs, and (iv) as to any trust, the agreement or other instrument creating such trust and any and all other documents, instruments and certificates granting (and limiting) the powers and authorities of such trust and the trustee(s) thereof and governing the activities and operations of such trust and the trustee(s) thereof, in each case in clauses (i) through (iv) above, as amended and restated and in effect at the time in question.

                  "Commission" means the Securities and Exchange Commission, or any Governmental Entity succeeding to the functions thereof.

                  "Contract" means any loan or credit agreement, note, bond, mortgage, indenture, license, lease, sublease, grant of easement, right of way, purchase order, sale order, service order, or other contract, agreement, commitment, instrument, permit, concession, franchise or license, whether written or oral.

                  "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

                  "Employee   Benefit   Plan"   means  (i)  any   qualified   or
non-qualified Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA), including any Multi-employer Plan (as defined in Section 3(37) of ERISA), Multiple Employer Plan (as defined in Section 413 of the Code), or Defined Benefit Pension Plan (as defined in Section 3(35) of ERISA), (ii) any Employee Welfare Benefit Plan (as defined in Section 3(1) of ERISA), or (iii) any employee benefit, fringe benefit, compensation, severance, incentive, bonus, profit-sharing, stock option, stock purchase or other plan, program or arrangement, whether or not subject to ERISA and whether or not funded.

                  "Encumbrances" means and includes security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, community property interests, equitable interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

                  "Environmental, Health and Safety Laws" means all Laws, Permits, Orders, Contracts and common law relating to or addressing pollution or protection of the environment, public health and safety, or employee health and safety, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, in each case as amended and in effect from time to time.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor legislation thereto, and the rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

                  "ERISA Affiliate" means, with respect to any Person, any other Person that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Section 414(b), 414(c), 414(m) or 414(o) of the Code.

                  "Funded Indebtedness" means, without duplication, the aggregate amount (including the current portions thereof) of all (i) indebtedness for money borrowed by the Company or any of its Subsidiaries from other Persons (including any prepayment and similar penalties) and purchase money indebtedness (other than accounts payable in the ordinary course of business, consistent with past practice); (ii) indebtedness of the type described in clause (i) above guaranteed, directly or indirectly, in any manner by the Company or any of its Subsidiaries or in effect guaranteed, directly or indirectly, in any manner by the Company or any of its Subsidiaries through a Contract or other understanding or arrangement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss (any such Contract or other understanding or arrangement being referred to as a "Guaranty") (but the term "Guaranty" shall exclude endorsements of checks and other instruments in the ordinary course or business, consistent with past practice); (iii) all indebtedness of the type described in clause (i) above secured by any Encumbrance upon assets or properties owned by the Company or any of its Subsidiaries even though the Company or any such Subsidiary has not in any manner become liable for the payment of such indebtedness; (iv) Capital Leases, and (v) all interest expense and other charges accrued but unpaid, and all prepayment penalties and premiums, on or relating to any of such indebtedness. Funded Indebtedness of the Company and each of its Subsidiaries as of the date hereof is set forth on Schedule 4.13(d).

                  "GAAP" means generally accepted accounting principles in the United States, as promulgated by the American Institute of Certified Public Accountants, consistently applied.

                  "Governmental Entity" means any domestic or foreign government or political subdivision thereof, whether on a federal, state, provincial or local level and whether legislative, executive, judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

                  "Guaranty" has the meaning given to it in the definition of Funded Indebtedness.

                  "Income Taxes" means all income Taxes (including any Tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits (including state Taxes imposed on subchapter S corporations)).

                  "Indemnified   Persons"   means  and   includes   the   Seller
Indemnified Persons and/or the Purchaser Indemnified Persons, as the case may be.

                  "Indemnifying   Persons"   means  and   includes   the  Seller
Indemnifying Persons and/or the Purchaser Indemnifying Persons, as the case may be.

                  "Intellectual Property Rights" means all intellectual property rights, including patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, trade dress, logos and designs, and the goodwill connected with the foregoing, copyrights and copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials and all documentation and media constituting, describing or relating to the foregoing, including manuals, memoranda and records.

                  "Law" means any applicable domestic or foreign law, statute, treaty, rule, directive, regulation, ordinance or similar provision having the force or effect of law, whether on a federal, state, provincial or local level (including all Environmental, Health and Safety Laws), or any applicable Order of any Governmental Entity.

                  "Liability" means any actual or potential liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, or liquidated or unliquidated, and whether due or to become due, regardless of when asserted.

                  "Litigation Expense" means any out-of-pocket expenses incurred in connection with investigating, defending or asserting any claim, legal or administrative action, suit or Proceeding incident to any matter indemnified against hereunder, including court filing fees, court costs, arbitration fees or costs, witness fees, and fees and disbursements of outside legal counsel, investigators, expert witnesses, accountants and other professionals.

                  "Losses" means any and all losses (including a diminution in the value of the Company's capital stock), claims, shortages, damages, expenses (including reasonable attorneys' and accountants' and other professionals' fees and Litigation Expenses), assessments, Taxes (including interest and penalties thereon), and insurance premium increases arising from or in connection with any such matter that is the subject of indemnification under Article VIII, as reduced by (i) the amount actually recovered under insurance policies (net of deductibles and incidental expenses resulting therefrom), and (ii) Tax benefits actually realized under Tax Laws in respect of such Losses, net of all reasonable costs and expenses of recovering any such Tax benefits. For purposes of determining Tax benefits actually realized, there shall be included only those Tax benefits resulting from such Loss that are actually realized before the taxable year in which a payment for a Loss is received and Tax benefits resulting from such Loss that are actually realized in the taxable year in which a payment for a Loss is received, as increased by (x) the amount of any Taxes payable on such indemnification payment and (y) the amount of any Taxes payable on the payment referred to in clause (x) hereof.

                  "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 15 trading days consisting of the day as of which "Market Price" is being determined and the 14 consecutive business days prior to such day.

                  "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

                  "Orders"   means   judgments,   writs,   decrees,   compliance
agreements, injunctions or judicial or administrative orders and determinations of any Governmental Entity or arbitrator.

                  "Permits" means all permits, licenses, authorizations, registrations, franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained, from a Governmental Entity.

                  "Permitted Encumbrances" means (i) Encumbrances for Taxes not yet due and payable or being contested in good faith by appropriate Proceedings and for which there are adequate reserves on the books, (ii) workers' or unemployment compensation liens arising in the ordinary course of business, and
(iii) mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business, consistent with past practice, securing amounts that are not delinquent.

                  "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a business, a Governmental Entity, and any other entity.

                  "Proceeding"   means  any  action,   suit,   investigation  or
proceeding before any Governmental Entity or arbitrator.

                  "Purchaser Indemnified Persons" means and includes the Purchaser and its Affiliates (including, following the Closing, the Company), their respective successors and assigns, and the respective officers, directors and controlling parties of each of the foregoing; provided, however, that any such Person who was, prior to the Closing Date, an officer, director, employee, Affiliate, successor or assign of the Company or any of its Subsidiaries, or a Stockholder, shall not in such capacity, be a Purchaser Indemnified Person with respect to a breach of this Agreement or any Related Document based on facts or circumstances occurring, or actions taken by such Person, at or prior to the Closing.

                  "Purchaser Indemnifying Persons" means the Purchaser and its successors.

                  "Purchaser   Losses"  means  any  and  all  Losses  sustained,
suffered or incurred by any Purchaser Indemnified Person arising from or in connection with any matter that is the subject of indemnification under Article VIII.
                  "Securities" means "securities" as defined in Section 2(1) of the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Securities Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

                  "Seller Indemnified Persons" means and includes either (i) if the Closing does not occur, the Company, each of the Company's Subsidiaries, each Stockholder, and their respective Affiliates, directors, officers, personal representatives, estates, heirs, successors and permitted assigns or (ii) if the Closing occurs, each Stockholder and his personal representatives, estate, heirs, successors and permitted assigns.

                  "Seller Indemnifying Persons" means and includes either (i) if the Closing does not occur, the Company, each of the Company's Subsidiaries, each Stockholder, and their respective personal representatives, estates, heirs, successors and permitted assigns, or (ii) if the Closing occurs, each Stockholder and his personal representative, estate, heirs, successors and permitted assigns.

                  "Seller Losses" means any and all Losses sustained, suffered or incurred by any Seller Indemnified Person arising from or in connection with any matter that is the subject of indemnification under Article VIII.

                  "Subsidiary" means, with respect to any Person, any other Person (i) whose Securities having a majority of the general voting power in electing the board of directors or equivalent governing body of such Person (excluding Securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries, or (ii) a fifty percent (50%) interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries.

                  "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  "Taxes" means, with respect to any Person, (i) all Income Taxes and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax, and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person, and (ii) any liability for the payment of any amount of the type described in the foregoing clause (i) as a result of (A) being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Law) of another Person, (B) being a member of an affiliated, combined or consolidated group, or (C) a Contract or other understanding or arrangement.

                  "TGTL Shares" means, restricted shares of common stock, .001 Dollar par value per share, of Purchaser, issued as "restricted securities" within the meaning of the Securities Act and represented by stock certificates bearing the following legend: "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATIONS, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATIONS ARE NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

                                    EXHIBIT A
                                    ---------

                            Form of Escrow Agreement

                                ESCROW AGREEMENT

         This ESCROW AGREEMENT dated as of June ____, 2005, is by and among TIGER TELEMATICS, INC, a Delaware corporation ("Purchaser"), the individual stockholders of Globicom, Inc., a Texas corporation, set forth on Schedule A attached hereto (collectively, the "Stockholders"), and Smith Hulsey & Busey, P.A., as escrow agent ("Escrow Agent").

         Preliminary Statement. Pursuant to that certain Stock Purchase Agreement dated as of June 17, 2005 (the "Agreement"), Purchaser acquired from the Stockholders a total of 6,861,476 issued and outstanding shares of common stock of Globicom, Inc., a Texas corporation ("Globicom"). In accordance with
Article 1 of the Agreement, Purchaser has agreed to place an aggregate total of 138,462 TGTL Shares, registered in the names of the Stockholders in accordance with Schedule A attached hereto (the "Escrow Stock"), into escrow on the terms set forth herein. The Escrow Stock represents the TGTL Shares Portion of the Purchase Price paid by Purchaser to Stockholders pursuant to the terms of the Agreement. The purpose of this Escrow Agreement is to establish the escrow arrangements for the Escrow Stock and to set forth the agreements among Purchaser, each Stockholder and Escrow Agent with respect thereto.

         ACCORDINGLY, the parties hereto agree as follows:

         Section 1. Terms. All terms used herein without definition that are defined in the Agreement shall have the same meanings herein as they have in the Agreement.

         Section 2. Escrow Agent. Each Stockholder and Purchaser hereby appoint and designate Escrow Agent to act as the Escrow Agent for the purposes set forth herein, and Escrow Agent hereby accepts such appointment and designation.

         Section 3.    Deposit  of  Stock   Certificate.   Escrow  Agent  hereby
acknowledges receipt from Purchaser of the Escrow Stock.

         Section 4. Escrow Agent's Duties. Stockholder and Purchaser hereby authorize Escrow Agent to hold and disburse the Escrow Stock on the terms set forth in this Escrow Agreement and in accordance with the terms of the Agreement. Escrow Agent undertakes to perform only such duties as are expressly set forth herein, and there shall be no implied duties or obligations imposed upon Escrow Agent.

         Section 5. Disbursement of Escrow Stock. Upon receipt of written instructions signed by Purchaser, Escrow Agent shall be authorized to disburse the Escrow Stock in accordance with such instructions.

Purchaser and each Stockholder acknowledge and agree that shares of the Escrow Stock may be used to satisfy Purchaser Losses incurred by any Purchaser Indemnified Persons pursuant to which indemnification is payable by the
Stockholders pursuant to Article 8 of the Agreement or otherwise. The obligations of the Seller Indemnifying Persons to indemnify the Purchaser Indemnified Persons for Purchaser Losses shall be paid by forfeiting for no consideration, that number of TGTL Shares, to the extent then outstanding, having a Market Price (as determined at the time of such forfeiture by the Board of Directors of the Purchaser) equal to the amount of the Purchaser Losses. Each Stockholder acknowledges and agrees that Purchaser may cancel that number of TGTL Shares that were forfeited to satisfy Purchaser Losses and Purchaser shall cause Purchaser's transfer books to reflect that such shares of TGTL Stock have been canceled. After the Purchaser's transfer books have been so modified, the Stockholder shall not be considered to own any forfeited shares of TGTL Stock and shall have no rights as a stockholder of the Purchaser to the extent of the shares of TGTL Stock so canceled. Each Stockholder hereby appoints the secretary of the Purchaser as his, her or its agent and attorney-in-fact for the purpose of executing and delivering any and all documents necessary to effect the provisions of this Section 5, and any cancellation by such agent and attorney-in-fact shall be a cancellation of all of the Stockholder's right, title and interest in and to the TGTL Stock so cancelled. This power of attorney is coupled with an interest and shall not expire upon the death or incapacity of a Stockholder, nor may this power of attorney be terminated by a Stockholder as long as this Agreement remains in effect.

Purchaser and Stockholder acknowledge and agree that in the event Purchaser notifies Escrow Agent that a Purchaser Indemnified Person has made a claim for indemnification pursuant to Article 8 of the Agreement specifying the amount of such claim and the number of shares of Escrow Stock required to satisfy such claim based on the then current Market Price (the "Reserve Stock"), Escrow Agent shall not disburse or distribute any of the Reserve Stock until Escrow Agent receives written instructions from Purchaser directing Escrow Agent on the proper disbursement or cancellation of the Reserve Stock or as directed by a court of competent jurisdiction. Purchaser and Stockholder acknowledge and agree that the Reserve Stock will be reserved and withheld from shares of Escrow Stock that would otherwise be distributed to Stockholder pursuant to the Agreement.

         Section 6. Nature of Escrow Obligations. The duties of Escrow Agent hereunder are purely ministerial in nature, and it shall not be liable for any error of judgment, fact or law, or any act done or omitted to be done, except for its own gross negligence or willful misconduct. Its determination as to whether an event or condition has occurred, or been met or satisfied, or as to whether a provision of this Escrow Agreement has been complied with, or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it, shall not subject it to any claim, liability or obligation whatsoever, even if it shall be found that such determination was improper or incorrect, provided only that Escrow Agent shall not have been guilty of gross negligence or willful misconduct in making such determination. Escrow Agent shall not be responsible for the genuineness or validity of any document or item deposited with it or any notice or instruction given to it, other than to follow faithfully the instructions contained herein, and it shall be protected fully in acting in accordance with any written instruction or instrument given to it hereunder and believed by it to have been signed by the proper parties.

         Section 7. Conflicting Notices. If at any time Escrow Agent shall receive conflicting notices, claims, demands or instructions with respect to the Escrow Stock, or if for any other reason it shall be unable in good faith to determine the party entitled to receive the Escrow Stock, Escrow Agent may refuse to take any action and may retain the Escrow Stock in its possession until it shall have received instructions in writing concurred in by all parties in interest, or until directed by an arbitration award or a final order or judgment of a court of competent jurisdiction, whereupon it shall make such disposition in accordance with such instructions or such award, order or judgment. If Escrow Agent is unable to determine in good faith the party entitled to receive the Escrow Stock, Escrow Agent may commence an arbitration proceeding in Jacksonville, Florida, in accordance with the Rules of the American Arbitration Association then in effect, and all parties agree that any dispute in determining the entitlement to the Escrow Stock or any other dispute under this Escrow Agreement shall be determined exclusively by arbitration in Jacksonville, Florida, and the determination of the arbitration panel shall be binding on Purchaser, Stockholder, and Escrow Agent. The costs of the arbitration proceeding shall be borne equally between Purchaser and Stockholder.

         Section 8. Resignation of Escrow Agent. Escrow Agent may resign at any time upon giving the parties hereto fifteen (15) days' notice to that effect. In such event the successor escrow agent shall be such person, firm or corporation as shall be selected by Purchaser. Escrow Agent's resignation shall not be effective until a successor escrow agent agrees to act hereunder; provided however, in the event no successor escrow agent is appointed and acting within fifteen (15) days after such notice, Escrow Agent may deposit the Escrow Stock at any time thereafter into the registry of a court of competent jurisdiction. Upon the delivery of the Escrow Stock to a successor escrow agent or into the registry of such court, Escrow Agent shall be released and discharged from any further liability or obligation hereunder.

         Section 9. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Purchaser and each Stockholder, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless, Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Purchaser and Stockholder jointly and severally. The obligations of Purchaser and Stockholder under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

         Section 10. Notices. Any notices or other communications to Stockholder or Purchaser shall be personally delivered, sent by certified or registered mail, return receipt requested, by Federal Express or similar service that records delivery, or by facsimile transmission combined with any of the foregoing methods of notice, to the addresses set forth below, or to such other address as Stockholder or Purchaser may designate, from time to time, by written notice to the other.

If to Stockholder:

To the address listed on Schedule A attached hereto.

If to Purchaser:

Tiger Telematics, Inc.
10201 Centurion Parkway North, Suite 600
Jacksonville, Florida 32256
Attention:  Michael W. Carrender
Telephone No.: (904) 279-9240
Facsimile No.:  (904) 279-9242

If to Escrow Agent, to:

Smith Hulsey & Busey
1800 First Union National Bank Tower
225 Water Street
Jacksonville, Florida 32202
Attn:  John R. Smith, Jr., Esq.
Telephone No.: (904) 359-7700
Facsimile No.:  (904) 359-7708

         Section 11. Entire Agreement. This Escrow Agreement contains the entire agreement among the parties with respect to the subject matter hereof. This Escrow Agreement may not be amended, supplemented or discharged, and no provision hereof may be modified or waived, except expressly by an instrument in writing signed by all of the parties hereto. No waiver of any provision hereof by any party shall be deemed a continuing waiver of any matter by such party.

         Section 12. Severability. If any term, covenant or condition of this Escrow Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Escrow Agreement or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Escrow Agreement shall be valid and be enforced to the fullest extent permitted by law.

         Section 13. Construction. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties acknowledge and agree that they have been represented by counsel and that they have participated in the drafting of this Escrow Agreement. Accordingly, the parties agree that the language, terms and conditions in this Escrow Agreement are not to be construed in any way against or in favor of any party hereto by reason of the responsibilities of the parties in connection with the preparation of this Escrow Agreement.

         Section 14. Assignments. Except as provided in Section 8 hereof, this Escrow Agreement may not be assigned by any party hereto without the prior written consent of the other parties, and any purported assignment (including, without limitation, any such action pursuant to any action of any federal, state or other governmental agency) without such consent shall be void.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Escrow Agreement as of the day and year first above written.

                                           TIGER TELEMATICS, INC.



                                           By:__________________________________
                                               Michael W. Carrender, CEO


                                           STOCKHOLDER


                                           _____________________________________
                                           Print Name:__________________________


                                           SMITH HULSEY & BUSEY, P.A.



                                           By:__________________________________
                                           A Shareholder

                                   SCHEDULE A
                                   ----------

Name and Address                                          Number of TGTL Shares
----------------                                          ---------------------

Mace G. Gifford                                                   47,686
601 Gifford Ct.
Coppell, TX 75019

Antonio Rodriguez                                                 25,560
3936 Cedar Bayou
Dallas, TX 75244

Donna Butler                                                      23,760
246 E. Elm Street
Albion, IL 62806

PMT Research, Inc., c/o Rae Albertini                              7,615
411 Southridge Lakes Parkway
Southlake, TX 76092

Walter R. Fawcett                                                  3,835
600 N. Buffalo Grove Road-Suite 200
Buffalo Grove, IL 60089

William Jasperson                                                  1,703
8111 Preston Road Suite 715
Dallas, TX 75225

Roger & Judy Hill                                                  1,606
2801 Rock Port Cove
Grapevine, TX 76051

Jasperson Marital Trust                                            1,232
8111 Preston Road Suite 715
Dallas, TX 75225

Ruben & Shelley Duron                                              1,025
10 Winding Hollow
Coppell, TX 75019

Gerry Mecca                                                          858
2210 Mediterranean
Arlington, TX 76011

Rick Tanner                                                          678
2410 S. Stemmons Frwy Ste. F
Lewisville, TX 75067

Dal Barry                                                            540
7623 Queens Garden
Dallas, TX 75248

Kevin Kerr                                                           429
1400 Suncreek Dr.
Allen, TX 75013

Marcus and Linda Magee                                               166
2408 Ainsley Dr.
Flower Mound, TX 75028

Carsten Holmdie                                                      166
3925 Evesham Dr.
Plano, TX 75025

                                    EXHIBIT C
                                    ---------

                 Form of Employment Agreement with Greg Gifford

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of June 17, 2005, is by and between GLOBICOM INC., a Texas corporation (the "Company"), and MACE G. GIFFORD (the "Employee").

                                    PREAMBLE

         The Company and the Employee are entering into this Agreement to set forth the terms of the Employee's employment with the Company.

         ACCORDINGLY, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Employee, the Company and the Employee hereby agree as follows:

         Section 1. Duties. On the terms and subject to the conditions contained in this Agreement, the Employee will be employed by the Company as President and General Manager. The Employee shall perform such duties and services on behalf of the Company and its subsidiaries and other affiliates consistent with such position as may reasonably be assigned to the Employee from time to time by the Board of Directors of the Company (the "Board") or the more senior officers of the Company.

         Section 2. Term. Unless sooner terminated in accordance with the applicable provisions of this Agreement, the Employee's employment hereunder shall be for the period (including any extensions thereof, the "Employment Period") commencing on the date hereof (the "Commencement Date") and initially ending on the first anniversary of the date hereof. Subject to the applicable provisions of this Agreement regarding earlier termination, the Employment Period shall be extended automatically one day prior to each anniversary of the Commencement Date, beginning with the first anniversary thereof, in each case for an additional period of one year.

         Section 3. Time to be Devoted to Employment; Place of Performance. During the Employment Period, the Employee shall devote all of the Employee's working energies, efforts, interest, abilities and time exclusively to the business and affairs of the Company and its subsidiaries and other affiliates. The Employee shall not engage in any other business or activity that, in the reasonable judgment of the Board, would conflict or interfere with the performance of the Employee's duties as set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage. The Employee shall perform his duties and conduct his business at the principal Employee offices of the Company, except for required travel on the Company's business.

         Section 4. Base Salary; Bonus; Benefits.

                  (a) During the Employment Period, the Company (or any of its subsidiaries or other affiliates) shall pay the Employee an annual base salary (the "Base Salary") of Ninety Thousand Dollars ($90,000.00), payable in such installments (but not less often than monthly) as is generally the policy of the Company from time to time with respect to the payment of regular compensation to its executive officers. During the Employment Period, the Employee will be entitled to (i) no less than two (2) weeks vacation per calendar year occurring during the Employment Period, which shall accrue and be taken in accordance with the Company's policy in effect from time to time, and
(ii) such other benefits as may be made available from time to time to other executive officers of the Company generally, including, without limitation, participation in such health, life and disability insurance programs and retirement or savings plans, if any, as the Company may from time to time maintain in effect, subject to the Company's rights from time to time to amend, modify, change or terminate in any respect any of its employee benefit plans, policies, programs or benefits.

                  (b) In addition to the Base Salary and benefits set forth in 10.14(a), during the Employment Period the Employee will be eligible to receive an equity incentive bonus based on the earn out schedule attached hereto as Schedule A, as determined by the Board in its sole discretion, with respect to each calendar year occurring during the Employment Period, commencing with calendar year 2005. Anything contained in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company is terminated for any reason, neither the Company nor any of its subsidiaries or other affiliates shall be obligated to pay the Employee any bonus with respect to the calendar year of the Company in which such termination occurred or thereafter.

                  (c) All references herein to compensation to be paid to the Employee are to the gross amounts thereof that may be due hereunder. The Company shall have the right to deduct therefrom all sums that may be required to be deducted or withheld under any provision of law (including, without limitation, social security payments, income tax withholding, and any other deduction required by law) as in effect at all relevant times during the term of this Agreement.

         Section 5. Reimbursement of Expenses. During the Employment Period, the Company shall reimburse the Employee in accordance with the Company's policy for all reasonable and necessary traveling expenses and other disbursements incurred by the Employee for or on behalf of the Company in connection with the performance of the Employee's duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company.

         Section 6. Termination. The Company may terminate the Employee's employment hereunder at any time with or without "cause" by giving the Employee written notice of such termination, which termination shall be effective as of the date set forth in such notice, provided that such date shall not be earlier than the date of such notice.

         Section 7. Effect of Termination. Upon the effective date of termination of the Employee's employment under this Agreement, neither the Employee nor the Employee's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its subsidiaries or other affiliates arising out of this Agreement, except the right to receive, within thirty (30) days after the effective date of such termination (or such earlier period as may be required by applicable law):

                           (i)      the  unpaid   portion  of  the  Base  Salary
         provided for in Section 4, computed on a per diem basis to the effective date of such termination; and

                           (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed, as provided in
         Section 5.

         Section 8. Disclosure of Information; Non-competition.

                  (d) From and after the date hereof, the Employee shall not at any time use or disclose, divulge, furnish, or make accessible to any person or entity (other than any officer, director, employee, affiliate or representative of the Company), except as required in connection with the performance of the Employee's duties under and in compliance with this Agreement and as required by law and judicial process (after giving the Company reasonably timely notice of the receipt of any such legal or judicial requirement), any Confidential Information (as defined in Section 8(e)) heretofore acquired or acquired during the Employment Period for any reason or purpose whatsoever, nor shall the Employee make use of any of the Confidential Information for the Employee's own purposes or for the benefit of any person or entity except the Company or any of its subsidiaries or other affiliates.

                  (e) For purposes of this Agreement, "Confidential Information" means (i) the Intellectual Property Rights (as defined in 10.14(f)) of the Company and its subsidiaries and other affiliates, and (ii) all other knowledge and information of a proprietary or confidential nature relating to the Company or any of its subsidiaries or other affiliates, or the business or assets of the Company or any of its subsidiaries or other affiliates, including, without limitation, books, records, agent and independent contractor lists and related information, customer lists and related information, vendor lists and related information, supplier lists and related information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than (A) information that is generally available to the public on the date hereof, or that becomes generally available to the public after the date hereof without action by the Employee, or (B) information that the Employee receives from a third party who does not have any independent obligation to the Company to keep such information confidential.

                  (f) For purposes of this Agreement, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, letters patent, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, discoveries, improvements, ideas, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs, and all documentation and media constituting, describing or relating to the foregoing.

                  (g) The Employee shall not during the Employment Period and the period commencing on the effective date of the termination of his employment with the Company and its subsidiaries and other affiliates for any reason and ending on the second anniversary of the effective date of such termination of employment (such periods together being called the "Non-competition Period" herein) (i) in any geographic area where the Company or any of its subsidiaries or other affiliates conducts business during the Non-competition Period, engage in or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity, including, without limitation, by the rendering of services or advice to any person), or lend his name (or any part or variant thereof) to, any Competing Business (as defined in 10.14(h)); (ii) deal, directly or indirectly, in a competitive manner with any customers doing business with the Company or any of its subsidiaries or other affiliates during the Non-competition Period; (iii) solicit or employ any officer, director or agent of the Company or any of its subsidiaries or other affiliates to become an officer, director, or agent of the Employee, the Employee's affiliates or anyone else; or (iv) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any of its subsidiaries or other affiliates or any trade name used by any of them. The Employee's ownership for investment purposes only of less than two percent (2%) of the outstanding shares of capital stock or class of debt securities of any corporation with one or more classes of its capital stock listed on a national securities exchange or actively traded in the over-the-counter market shall not constitute a breach of the foregoing covenant. The Employee is entering into the foregoing covenant to induce the Company to extend this Agreement to, and to enter into this Agreement with, the Employee.

                  (h) For purposes of this Agreement, the term "Competing Business" means any wireless data communication, telematics, handheld gaming, software or other business that the Company or any of its subsidiaries or other affiliates has engaged in at any time during the Employment Period in any city or county in any state of the United States or Europe.

         Section 9. Resignation. Upon the termination of Employee's employment hereunder, Employee shall automatically be deemed to have resigned as an officer and director of the Company, any subsidiary and any affiliate and as a fiduciary of any benefit plan of any of the foregoing. The Employee shall execute any further documentation of such resignation as is reasonably requested by the Company.

         Section 10. Entire Agreement; Amendment and Waiver. This Agreement contains the entire agreement between the Employee and the Company with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements and understandings between the Employee and the Company or any predecessor of the Company or any of their respective subsidiaries or other affiliates regarding the subject matter hereof. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by the Employee and the Company. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

         Section 11. Notices.

                  (i) All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (i)      if to the Company, to it at:

                                    ______________________________
                                    ______________________________
                                    Attention:  __________________
                                    Telecopier: (___) ____________
                                    Telephone:  (___) ____________

                           (ii) if to the Employee, to him at his last known address contained in the records of the Company.

                  (b) All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date

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

of such delivery (if sent on a business day, and if not sent on a business day, then on the next business day after the date sent), (iii) in the case of delivery by nationally-recognized, overnight courier, on the next business day following dispatch, and (iv) in the case of mailing, on the third business day following such mailing.

         Section 12. Headings. The section headings in this Agreement are for convenience only and shall not control or affect the meaning of any provision of this Agreement.

         Section 13. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 14. Remedies. The Employee acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. The Employee further acknowledges that the covenants contained in Section 8 and Section 9 are independent covenants and in the event of a breach of any of the covenants contained in Section 8 or Section 9, the Company shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

         Section 15. Representation. The Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Employee does not breach, violate or cause a default under any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject, and (ii) the Employee is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity.

         Section 16. Benefits of Agreement; Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estates, as applicable. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto, except that the Company may assign this Agreement or its rights hereunder to a direct or indirect wholly-owned subsidiary of the Company or to any person or entity succeeding to all or any substantial portion of their respective businesses.

         Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         Section  18.  Mutual  Waiver  of Jury  Trial.  THE  PARTIES  WISH  THAT
APPLICABLE LAWS APPLY TO THE RESOLUTION OF ANY DISPUTES ARISING UNDER THIS AGREEMENT AND THE SUBJECT MATTER HEREOF, AND THAT THEIR DISPUTES BE RESOLVED BY AN EXPERIENCED PERSON APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND APPLICABLE LAWS, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

         Section 19. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

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

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.

                                              THE COMPANY:
                                              -----------

                                              GLOBICOM, INC.


                                              By:______________________________
                                              Name:____________________________
                                              Title:___________________________


                                              THE EMPLOYEE:
                                              ------------


                                              _________________________________
                                              Name:  Mace G. Gifford










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

                                    EXHIBIT A
                                    ---------

                             Equity Incentive Bonus
                                 Mace G. Gifford

2005 (Year 1): 8,437.5 shares of common stock if the Globicom network is up-and-running 120 days from the closing date of the initial stock purchase transaction with Tiger Telematics, Inc. The Globicom network must support Tiger Telematics' Gizmondo unit. An additional 8,437.5 shares of common stock if the Company achieves Gross Profit of $330,000 for the twelve month period beginning with the first full month immediately following the closing date of the initial stock purchase transaction with Tiger Telematics, Inc.

120 day network up and running = 8,437.5 shares.
Year 1 $330,000 Gross Profit = 8,437.5 shares

Year 1 Total Share Earning Target = 16,875 shares

2006 (Year 2): 8,437.5 shares of common stock if the Company achieves Operating Income at the Globicom business unit of at least $1,350,000 for the twelve month period beginning with the first full month one year from the closing date of the initial stock purchase transaction with Tiger Telematics, Inc.

Year 2 $1,350,000 Operating Income = 8,437.5  shares

Year 2 Total Share Earning Target = 8,437.5  shares

2007 (Year 3): 8,437.5 shares of common stock if the Company achieves Operating Income at the Globicom business unit of at least $3,650,000 for the twelve month period beginning with the first full month two years from the closing date of the initial stock purchase transaction with Tiger Telematics, Inc.

Year 3 $3,650,000 = 8,437.5 shares

Year 3 Total Share Earning Target = 8,437.5

AGGREGATE TOTAL SHARES = 33,750

The Equity Incentive Bonus under this Agreement will become fully vested and immediately exercisable upon the occurrence of a "Change of Control."

A Change of Control means the occurrence of any of the following: (i) the acquisition (other than from the Company directly) by any "person" group or entity within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) of beneficial ownership of more than fifty (50%) percent of the outstanding voting stock of the Company; (ii) the stockholders of the Company approve a merger, reorganization or consolidation of the Company, whereby the stockholders of the Company immediately prior to such approval do not, immediately after consummation of such reorganization, merger or consolidation, own more than 50% of the outstanding voting stock of the surviving entity; or
(iii) a liquidation or dissolution of the Company, or the sale of all or substantially all of the Company's assets.

In the event of a stock split or stock dividend by the Company, an appropriate adjustment will be made in the number of shares subject to the Equity Incentive Bonus, as determined by the Company's Board of Directors.

                                    EXHIBIT D
                                    ---------

                Form of Employment Agreement with Tony Rodriguez


                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of June ____, 2005, is by and between GLOBICOM INC., a Texas corporation (the "Company"), and ANTONIO RODRIGUEZ (the "Employee").

                                    PREAMBLE

         The Company and the Employee are entering into this Agreement to set forth the terms of the Employee's employment with the Company.

         ACCORDINGLY, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Employee, the Company and the Employee hereby agree as follows:

         Section 1. Duties. On the terms and subject to the conditions contained in this Agreement, the Employee will be employed by the Company as Vice President-Operations. The Employee shall perform such duties and services on behalf of the Company and its subsidiaries and other affiliates consistent with such position as may reasonably be assigned to the Employee from time to time by the Board of Directors of the Company (the "Board") or the more senior officers of the Company.

         Section 2. Term. Unless sooner terminated in accordance with the applicable provisions of this Agreement, the Employee's employment hereunder shall be for the period (including any extensions thereof, the "Employment Period") commencing on the date hereof (the "Commencement Date") and initially ending on the first anniversary of the date hereof. Subject to the applicable provisions of this Agreement regarding earlier termination, the Employment Period shall be extended automatically one day prior to each anniversary of the Commencement Date, beginning with the first anniversary thereof, in each case for an additional period of one year.

         Section 3. Time to be Devoted to Employment; Place of Performance. During the Employment Period, the Employee shall devote all of the Employee's working energies, efforts, interest, abilities and time exclusively to the business and affairs of the Company and its subsidiaries and other affiliates. The Employee shall not engage in any other business or activity that, in the reasonable judgment of the Board, would conflict or interfere with the performance of the Employee's duties as set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage. The Employee shall perform his duties and conduct his business at the principal Employee offices of the Company, except for required travel on the Company's business.

         Section 4. Base Salary; Bonus; Benefits.

                  (j) During the Employment Period, the Company (or any of its subsidiaries or other affiliates) shall pay the Employee an annual base salary (the "Base Salary") of Seventy-Eight Thousand Dollars ($78,000.00), payable in such installments (but not less often than monthly) as is generally the policy of the Company from time to time with respect to the payment of regular compensation to its executive officers. During the Employment Period, the Employee will be entitled to (i) no less than two (2) weeks vacation per calendar year occurring during the Employment Period, which shall accrue and be taken in accordance with the Company's policy in effect from time to time, and
(ii) such other benefits as may be made available from time to time to other executive officers of the Company generally, including, without limitation, participation in such health, life and disability insurance programs and retirement or savings plans, if any, as the Company may from time to time maintain in effect, subject to the Company's rights from time to time to amend, modify, change or terminate in any respect any of its employee benefit plans, policies, programs or benefits.

                  (k) In addition to the Base Salary and benefits set forth in 10.14(a), during the Employment Period the Employee will be eligible to receive an equity incentive bonus based on the earn out schedule attached hereto as Schedule A, as determined by the Board in its sole discretion, with respect to each calendar year occurring during the Employment Period, commencing with calendar year 2005. Anything contained in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company is terminated for any reason, neither the Company nor any of its subsidiaries or other affiliates shall be obligated to pay the Employee any bonus with respect to the calendar year of the Company in which such termination occurred or thereafter.

                  (l) All references herein to compensation to be paid to the Employee are to the gross amounts thereof that may be due hereunder. The Company shall have the right to deduct therefrom all sums that may be required to be deducted or withheld under any provision of law (including, without limitation, social security payments, income tax withholding, and any other deduction required by law) as in effect at all relevant times during the term of this Agreement.

         Section 5. Reimbursement of Expenses. During the Employment Period, the Company shall reimburse the Employee in accordance with the Company's policy for all reasonable and necessary traveling expenses and other disbursements incurred by the Employee for or on behalf of the Company in connection with the performance of the Employee's duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company.

         Section 6. Termination. The Company may terminate the Employee's employment hereunder at any time with or without "cause" by giving the Employee written notice of such termination, which termination shall be effective as of the date set forth in such notice, provided that such date shall not be earlier than the date of such notice.

         Section 7. Effect of Termination. Upon the effective date of termination of the Employee's employment under this Agreement, neither the Employee nor the Employee's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its subsidiaries or other affiliates arising out of this Agreement, except the right to receive, within thirty (30) days after the effective date of such termination (or such earlier period as may be required by applicable law):

                           (i)      the  unpaid   portion  of  the  Base  Salary
         provided for in Section 4, computed on a per diem basis to the effective date of such termination; and

                           (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed, as provided in
         Section 5.

         Section 8. Disclosure of Information; Non-competition.

                  (m) From and after the date hereof, the Employee shall not at any time use or disclose, divulge, furnish, or make accessible to any person or entity (other than any officer, director, employee, affiliate or representative of the Company), except as required in connection with the performance of the Employee's duties under and in compliance with this Agreement and as required by law and judicial process (after giving the Company reasonably timely notice of the receipt of any such legal or judicial requirement), any Confidential Information (as defined in Section 8(e)) heretofore acquired or acquired during the Employment Period for any reason or purpose whatsoever, nor shall the Employee make use of any of the Confidential Information for the Employee's own purposes or for the benefit of any person or entity except the Company or any of its subsidiaries or other affiliates.

                  (n) For purposes of this Agreement, "Confidential Information" means (i) the Intellectual Property Rights (as defined in 10.14(f)) of the Company and its subsidiaries and other affiliates, and (ii) all other knowledge and information of a proprietary or confidential nature relating to the Company or any of its subsidiaries or other affiliates, or the business or assets of the Company or any of its subsidiaries or other affiliates, including, without limitation, books, records, agent and independent contractor lists and related information, customer lists and related information, vendor lists and related information, supplier lists and related information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than (A) information that is generally available to the public on the date hereof, or that becomes generally available to the public after the date hereof without action by the Employee, or (B) information that the Employee receives from a third party who does not have any independent obligation to the Company to keep such information confidential.

                  (o) For purposes of this Agreement, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, letters patent, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, discoveries, improvements, ideas, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs, and all documentation and media constituting, describing or relating to the foregoing.

                  (p) The Employee shall not during the Employment Period and the period commencing on the effective date of the termination of his employment with the Company and its subsidiaries and other affiliates for any reason and ending on the second anniversary of the effective date of such termination of employment (such periods together being called the "Non-competition Period" herein) (i) in any geographic area where the Company or any of its subsidiaries or other affiliates conducts business during the Non-competition Period, engage in or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity, including, without limitation, by the rendering of services or advice to any person), or lend his name (or any part or variant thereof) to, any Competing Business (as defined in 10.14(h)); (ii) deal, directly or indirectly, in a competitive manner with any customers doing business with the Company or any of its subsidiaries or other affiliates during the Non-competition Period; (iii) solicit or employ any officer, director or agent of the Company or any of its subsidiaries or other affiliates to become an officer, director, or agent of the Employee, the Employee's affiliates or anyone else; or (iv) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any of its subsidiaries or other affiliates or any trade name used by any of them. The Employee's ownership for investment purposes only of less than two percent (2%) of the outstanding shares of capital stock or class of debt securities of any corporation with one or more classes of its capital stock listed on a national securities exchange or actively traded in the over-the-counter market shall not constitute a breach of the foregoing covenant. The Employee is entering into the foregoing covenant to induce the Company to extend this Agreement to, and to enter into this Agreement with, the Employee.

                  (q) For purposes of this Agreement, the term "Competing Business" means any wireless data communication, telematics, handheld gaming, software or other business that the Company or any of its subsidiaries or other affiliates has engaged in at any time during the Employment Period in any city or county in any state of the United States or Europe.

         Section 9. Resignation. Upon the termination of Employee's employment hereunder, Employee shall automatically be deemed to have resigned as an officer and director of the Company, any subsidiary and any affiliate and as a fiduciary of any benefit plan of any of the foregoing. The Employee shall execute any further documentation of such resignation as is reasonably requested by the Company.

         Section 10. Entire Agreement; Amendment and Waiver. This Agreement contains the entire agreement between the Employee and the Company with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements and understandings between the Employee and the Company or any predecessor of the Company or any of their respective subsidiaries or other affiliates regarding the subject matter hereof. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by the Employee and the Company. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

         Section 11. Notices.

                  (r) All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (i)      if to the Company, to it at:
                                    _______________________________
                                    _______________________________
                                    Attention:  ___________________
                                    Telecopier: (___) _____________
                                    Telephone:  (___) _____________

                           (ii) if to the Employee, to him at his last known address contained in the records of the Company.

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

                  (c) All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery (if sent on a business day, and if not sent on a business day, then on the next business day after the date sent), (iii) in the case of delivery by nationally-recognized, overnight courier, on the next business day following dispatch, and (iv) in the case of mailing, on the third business day following such mailing.

         Section 12. Headings. The section headings in this Agreement are for convenience only and shall not control or affect the meaning of any provision of this Agreement.

         Section 13. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 14. Remedies. The Employee acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. The Employee further acknowledges that the covenants contained in Section 8 and Section 9 are independent covenants and in the event of a breach of any of the covenants contained in Section 8 or Section 9, the Company shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

         Section 15. Representation. The Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Employee does not breach, violate or cause a default under any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject, and (ii) the Employee is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity.

         Section 16. Benefits of Agreement; Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estates, as applicable. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto, except that the Company may assign this Agreement or its rights hereunder to a direct or indirect wholly-owned subsidiary of the Company or to any person or entity succeeding to all or any substantial portion of their respective businesses.

         Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         Section  18.  Mutual  Waiver  of Jury  Trial.  THE  PARTIES  WISH  THAT
APPLICABLE LAWS APPLY TO THE RESOLUTION OF ANY DISPUTES ARISING UNDER THIS AGREEMENT AND THE SUBJECT MATTER HEREOF, AND THAT THEIR DISPUTES BE RESOLVED BY AN EXPERIENCED PERSON APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND APPLICABLE LAWS, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

         Section 19. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


                                   * * * * * *

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.

                                              THE COMPANY:
                                              -----------

                                              GLOBICOM, INC.


                                              By:______________________________
                                              Name:____________________________
                                              Title:___________________________


                                              THE EMPLOYEE:
                                              ------------


                                              _________________________________
                                              Name:  Antonio Rodriguez

                                    EXHIBIT A
                                    ---------

                             Equity Incentive Bonus
                                Antonio Rodriguez

2005 (Year 1): 5,625 shares of common stock if the Globicom network is up-and-running 120 days from the closing date of the initial stock purchase transaction with Tiger Telematics, Inc. The Globicom network must support Tiger Telematics' Gizmondo unit. An additional 5,625 shares of common stock if the Company achieves Gross Profit of $330,000 for the twelve month period beginning with the first full month immediately following the closing date of the initial stock purchase transaction with Tiger Telematics, Inc.

120 day network up and running = 5,625 shares.
Year 1 $330,000 Gross Profit = 5,625 shares

Year 1 Total Share Earning Target = 11,250 shares

2006 (Year 2): 5,625 shares of common stock if the Company achieves Operating Income at the Globicom business unit of at least $1,350,000 for the twelve month period beginning with the first full month one year from the closing date of the initial stock purchase transaction with Tiger Telematics, Inc.

Year 2 $1,350,000 Operating Income = 5,625 shares

Year 2 Total Share Earning Target = 5,625 shares

2007 (Year 3): 5,625 shares of common stock if the Company achieves Operating Income at the Globicom business unit of at least $3,650,000 for the twelve month period beginning with the first full month two years from the closing date of the initial stock purchase transaction with Tiger Telematics, Inc.

Year 3 $3,650,000 = 5,625 shares

Year 3 Total Share Earning Target = 5,625

AGGREGATE TOTAL SHARES = 22,500

The Equity Incentive Bonus under this Agreement will become fully vested and immediately exercisable upon the occurrence of a "Change of Control."

A Change of Control means the occurrence of any of the following: (i) the acquisition (other than from the Company directly) by any "person" group or entity within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) of beneficial ownership of more than fifty (50%) percent of the outstanding voting stock of the Company; (ii) the stockholders of the Company approve a merger, reorganization or consolidation of the Company, whereby the stockholders of the Company immediately prior to such approval do not, immediately after consummation of such reorganization, merger or consolidation, own more than 50% of the outstanding voting stock of the surviving entity; or
(iii) a liquidation or dissolution of the Company, or the sale of all or substantially all of the Company's assets.

In the event of a stock split or stock dividend by the Company, an appropriate adjustment will be made in the number of shares subject to the Equity Incentive Bonus, as determined by the Company's Board of Directors.

                                    EXHIBIT E
                                    ---------

                   Form of Employment Agreement with Ron Stapp

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement"), dated as of June____, 2005, is by and between GLOBICOM INC., a Texas corporation (the "Company"), and RONNIE D. STAPP (the "Employee").

                                    PREAMBLE

         The Company and the Employee are entering into this Agreement to set forth the terms of the Employee's employment with the Company.

         ACCORDINGLY, in consideration of the mutual representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Employee, the Company and the Employee hereby agree as follows:

         Section 1. Duties. On the terms and subject to the conditions contained in this Agreement, the Employee will be employed by the Company as Vice President-Network Services. The Employee shall perform such duties and services on behalf of the Company and its subsidiaries and other affiliates consistent with such position as may reasonably be assigned to the Employee from time to time by the Board of Directors of the Company (the "Board") or the more senior officers of the Company.

         Section 2. Term. Unless sooner terminated in accordance with the applicable provisions of this Agreement, the Employee's employment hereunder shall be for the period (including any extensions thereof, the "Employment Period") commencing on the date hereof (the "Commencement Date") and initially ending on the first anniversary of the date hereof. Subject to the applicable provisions of this Agreement regarding earlier termination, the Employment Period shall be extended automatically one day prior to each anniversary of the Commencement Date, beginning with the first anniversary thereof, in each case for an additional period of one year.

         Section 3. Time to be Devoted to Employment; Place of Performance. During the Employment Period, the Employee shall devote all of the Employee's working energies, efforts, interest, abilities and time exclusively to the business and affairs of the Company and its subsidiaries and other affiliates. The Employee shall not engage in any other business or activity that, in the reasonable judgment of the Board, would conflict or interfere with the performance of the Employee's duties as set forth herein, whether or not such activity is pursued for gain, profit or other pecuniary advantage. The Employee shall perform his duties and conduct his business at the principal Employee offices of the Company, except for required travel on the Company's business.

         Section 4. Base Salary; Bonus; Benefits.

                  (s) During the Employment Period, the Company (or any of its subsidiaries or other affiliates) shall pay the Employee an annual base salary (the "Base Salary") of Seventy-Two Thousand Dollars ($72,000.00), payable in such installments (but not less often than monthly) as is generally the policy of the Company from time to time with respect to the payment of regular compensation to its executive officers. During the Employment Period, the Employee will be entitled to (i) no less than two (2) weeks vacation per calendar year occurring during the Employment Period, which shall accrue and be taken in accordance with the Company's policy in effect from time to time, and
(ii) such other benefits as may be made available from time to time to other executive officers of the Company generally, including, without limitation, participation in such health, life and disability insurance programs and retirement or savings plans, if any, as the Company may from time to time maintain in effect, subject to the Company's rights from time to time to amend, modify, change or terminate in any respect any of its employee benefit plans, policies, programs or benefits.

                  (t) In addition to the Base Salary and benefits set forth in 10.14(a), during the Employment Period the Employee will be eligible to receive an equity incentive bonus based on the earn out schedule attached hereto as Schedule A, as determined by the Board in its sole discretion, with respect to each calendar year occurring during the Employment Period, commencing with calendar year 2005. Anything contained in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company is terminated for any reason, neither the Company nor any of its subsidiaries or other affiliates shall be obligated to pay the Employee any bonus with respect to the calendar year of the Company in which such termination occurred or thereafter.

                  (u) All references herein to compensation to be paid to the Employee are to the gross amounts thereof that may be due hereunder. The Company shall have the right to deduct therefrom all sums that may be required to be deducted or withheld under any provision of law (including, without limitation, social security payments, income tax withholding, and any other deduction required by law) as in effect at all relevant times during the term of this Agreement.

         Section 5. Reimbursement of Expenses. During the Employment Period, the Company shall reimburse the Employee in accordance with the Company's policy for all reasonable and necessary traveling expenses and other disbursements incurred by the Employee for or on behalf of the Company in connection with the performance of the Employee's duties hereunder upon presentation of appropriate receipts or other documentation therefor, in accordance with all applicable policies of the Company.

         Section 6. Termination. The Company may terminate the Employee's employment hereunder at any time with or without "cause" by giving the Employee written notice of such termination, which termination shall be effective as of the date set forth in such notice, provided that such date shall not be earlier than the date of such notice.

         Section 7. Effect of Termination. Upon the effective date of termination of the Employee's employment under this Agreement, neither the Employee nor the Employee's beneficiaries or estate shall have any further rights under this Agreement or any claims against the Company or any of its subsidiaries or other affiliates arising out of this Agreement, except the right to receive, within thirty (30) days after the effective date of such termination (or such earlier period as may be required by applicable law):

                           (i)      the  unpaid   portion  of  the  Base  Salary
         provided for in Section 4, computed on a per diem basis to the effective date of such termination; and

                           (ii) reimbursement for any expenses for which the Employee shall not have theretofore been reimbursed, as provided in
         Section 5.

         Section 8. Disclosure of Information; Non-competition.

                  (v) From and after the date hereof, the Employee shall not at any time use or disclose, divulge, furnish, or make accessible to any person or entity (other than any officer, director, employee, affiliate or representative of the Company), except as required in connection with the performance of the Employee's duties under and in compliance with this Agreement and as required by law and judicial process (after giving the Company reasonably timely notice of the receipt of any such legal or judicial requirement), any Confidential Information (as defined in Section 8(e)) heretofore acquired or acquired during the Employment Period for any reason or purpose whatsoever, nor shall the Employee make use of any of the Confidential Information for the Employee's own purposes or for the benefit of any person or entity except the Company or any of its subsidiaries or other affiliates.

                  (w) For purposes of this Agreement, "Confidential Information" means (i) the Intellectual Property Rights (as defined in 10.14(f)) of the Company and its subsidiaries and other affiliates, and (ii) all other knowledge and information of a proprietary or confidential nature relating to the Company or any of its subsidiaries or other affiliates, or the business or assets of the Company or any of its subsidiaries or other affiliates, including, without limitation, books, records, agent and independent contractor lists and related information, customer lists and related information, vendor lists and related information, supplier lists and related information, distribution channels, pricing information, cost information, marketing plans, strategies, forecasts, financial statements, budgets and projections, other than (A) information that is generally available to the public on the date hereof, or that becomes generally available to the public after the date hereof without action by the Employee, or (B) information that the Employee receives from a third party who does not have any independent obligation to the Company to keep such information confidential.

                  (x) For purposes of this Agreement, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, letters patent, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, trade secrets, proprietary processes and formulae, inventions, discoveries, improvements, ideas, development tools, marketing materials, instructions, confidential information, trade dress, logos and designs, and all documentation and media constituting, describing or relating to the foregoing.

                  (y) The Employee shall not during the Employment Period and the period commencing on the effective date of the termination of his employment with the Company and its subsidiaries and other affiliates for any reason and ending on the second anniversary of the effective date of such termination of employment (such periods together being called the "Non-competition Period" herein) (i) in any geographic area where the Company or any of its subsidiaries or other affiliates conducts business during the Non-competition Period, engage in or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity, including, without limitation, by the rendering of services or advice to any person), or lend his name (or any part or variant thereof) to, any Competing Business (as defined in 10.14(h)); (ii) deal, directly or indirectly, in a competitive manner with any customers doing business with the Company or any of its subsidiaries or other affiliates during the Non-competition Period; (iii) solicit or employ any officer, director or agent of the Company or any of its subsidiaries or other affiliates to become an officer, director, or agent of the Employee, the Employee's affiliates or anyone else; or (iv) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any of its subsidiaries or other affiliates or any trade name used by any of them. The Employee's ownership for investment purposes only of less than two percent (2%) of the outstanding shares of capital stock or class of debt securities of any corporation with one or more classes of its capital stock listed on a national securities exchange or actively traded in the over-the-counter market shall not constitute a breach of the foregoing covenant. The Employee is entering into the foregoing covenant to induce the Company to extend this Agreement to, and to enter into this Agreement with, the Employee.

                  (z) For purposes of this Agreement, the term "Competing Business" means any wireless data communication, telematics, handheld gaming, software or other business that the Company or any of its subsidiaries or other affiliates has engaged in at any time during the Employment Period in any city or county in any state of the United States or Europe.

         Section 9. Resignation. Upon the termination of Employee's employment hereunder, Employee shall automatically be deemed to have resigned as an officer and director of the Company, any subsidiary and any affiliate and as a fiduciary of any benefit plan of any of the foregoing. The Employee shall execute any further documentation of such resignation as is reasonably requested by the Company.

         Section 10. Entire Agreement; Amendment and Waiver. This Agreement contains the entire agreement between the Employee and the Company with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements and understandings between the Employee and the Company or any predecessor of the Company or any of their respective subsidiaries or other affiliates regarding the subject matter hereof. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by the Employee and the Company. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

         Section 11. Notices.

                  (aa) All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (i)      if to the Company, to it at:
                                    _______________________________
                                    _______________________________
                                    Attention:  ___________________
                                    Telecopier: (___) _____________
                                    Telephone:  (___) _____________

                           (ii) if to the Employee, to him at his last known address contained in the records of the Company.

                  (d) All such notices and other communications shall be deemed to have been given and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of delivery by telecopy, on the date of such delivery (if sent on a business day, and if not sent on a business day, then on the next business day after the date sent), (iii) in the case of delivery by nationally-recognized, overnight courier, on the next business day following dispatch, and (iv) in the case of mailing, on the third business day following such mailing.

         Section 12. Headings. The section headings in this Agreement are for convenience only and shall not control or affect the meaning of any provision of this Agreement.

         Section 13. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 14. Remedies. The Employee acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and thus, the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. The Employee further acknowledges that the covenants contained in Section 8 and Section 9 are independent covenants and in the event of a breach of any of the covenants contained in Section 8 or Section 9, the Company shall be entitled to immediate relief enjoining such violations in any court or before any judicial body having jurisdiction over such a claim. All remedies hereunder are cumulative, are in addition to any other remedies provided for by law and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy.

         Section 15. Representation. The Employee hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Employee does not breach, violate or cause a default under any agreement, contract or instrument to which the Employee is a party or any judgment, order or decree to which the Employee is subject, and (ii) the Employee is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other person or entity.

         Section 16. Benefits of Agreement; Assignment. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, representatives, heirs and estates, as applicable. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto, except that the Company may assign this Agreement or its rights hereunder to a direct or indirect wholly-owned subsidiary of the Company or to any person or entity succeeding to all or any substantial portion of their respective businesses.

         Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

         Section  18.  Mutual  Waiver  of Jury  Trial.  THE  PARTIES  WISH  THAT
APPLICABLE LAWS APPLY TO THE RESOLUTION OF ANY DISPUTES ARISING UNDER THIS AGREEMENT AND THE SUBJECT MATTER HEREOF, AND THAT THEIR DISPUTES BE RESOLVED BY AN EXPERIENCED PERSON APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND APPLICABLE LAWS, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

         Section 19. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first written above.

                                              THE COMPANY:
                                              -----------

                                              GLOBICOM, INC.


                                              By:______________________________
                                              Name:____________________________
                                              Title:___________________________


                                              THE EMPLOYEE:
                                              ------------


                                              _________________________________
                                              Name:  Ronnie D. Stapp

                                    EXHIBIT A
                                    ---------

                             Equity Incentive Bonus
                                 Ronnie D. Stapp

2005 (Year 1): 4,687.50 shares of common stock if the Globicom network is up-and-running 120 days from the closing date of the initial stock purchase transaction with Tiger Telematics, Inc. The Globicom network must support Tiger Telematics' Gizmondo unit. An additional 4,687.50 shares of common stock if the Company achieves Gross Profit of $330,000 for the twelve month period beginning with the first full month immediately following the closing date of the initial stock purchase transaction with Tiger Telematics, Inc.

120 day network up and running = 4,687.50 shares.
Year 1 $330,000 Gross Profit = 4,687.50 shares

Year 1 Total Share Earning Target = 9,375 shares

2006 (Year 2): 4,687.50 shares of common stock if the Company achieves Operating Income at the Globicom business unit of at least $1,350,000 for the twelve month period beginning with the first full month one year from the closing date of the initial stock purchase transaction with Tiger Telematics, Inc.

Year 2 $1,350,000 Operating Income = 4,687.50 shares

Year 2 Total Share Earning Target = 4,687.50 shares

2007 (Year 3): 4,687.50 shares of common stock if the Company achieves Operating Income at the Globicom business unit of at least $3,650,000 for the twelve month period beginning with the first full month two years from the closing date of the initial stock purchase transaction with Tiger Telematics, Inc.

Year 3 $3,650,000 = 4,687.50 shares

Year 3 Total Share Earning Target = 4,687.50

AGGREGATE TOTAL SHARES = 18,750

The Equity Incentive Bonus under this Agreement will become fully vested and immediately exercisable upon the occurrence of a "Change of Control."

A Change of Control means the occurrence of any of the following: (i) the acquisition (other than from the Company directly) by any "person" group or entity within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) of beneficial ownership of more than fifty (50%) percent of the outstanding voting stock of the Company; (ii) the stockholders of the Company approve a merger, reorganization or consolidation of the Company, whereby the stockholders of the Company immediately prior to such approval do not, immediately after consummation of such reorganization, merger or consolidation, own more than 50% of the outstanding voting stock of the surviving entity; or
(iii) a liquidation or dissolution of the Company, or the sale of all or substantially all of the Company's assets.

In the event of a stock split or stock dividend by the Company, an appropriate adjustment will be made in the number of shares subject to the Equity Incentive Bonus, as determined by the Company's Board of Directors.

                                  Schedule 1.3

            Stockholder Percentages for Allocation of Purchase Price
            --------------------------------------------------------

                STOCKHOLDER                                %
                Mace G. Gifford                          34.44%
                Antonio Rodriguez                        18.46%
                Danny Butler                             17.16%
                Rae Albertini                             5.50%
                Ohoud Sharbatly                           5.28%
                Walter R. Fawcett                         2.77%
                Ron Stapp                                 2.46%
                William S. Jasperson                      1.23%
                Roger & Judy Hill                         1.16%
                Jasperson Marital Trust                   0.89%
                Ruben & Shelley Duron                     0.74%
                Gerry Mecca                               0.62%
                Rick Tanner                               0.49%
                Dal Barry                                 0.39%
                Kevin Kerr                                0.31%
                Joe Marshall                              0.29%
                Connie Gifford                            3.21%
                Aliza Michelle Perez                      1.13%
                James D. Roland                           0.92%
                Christopher & Krista Wagner               0.50%
                Geoffrey & Amy Royal                      0.41%
                David E. Thornton                         0.41%
                Jett & Diane Rominger                     0.37%
                Richard D. Baxter                         0.22%
                Randall C. Mecca                          0.21%
                Marcus & Linda Magee                      0.12%
                Carsten Holmdie                           0.12%
                Glen Griggs                               0.09%
                Joe Sugarek                               0.06%
                Kimberly F. Drake                         0.04%
                                 TOTAL                  100.00%

These  percentages  represent   fully-diluted   ownership  after  conversion  of
preferred  shares  with  accumulated   interest,   creditor   indebtedness  with
accumulated interest, and warrants.

                                  Schedule 3.4

                              Stockholder Consents
                              --------------------

                                    Attached

                                  Schedule 4.1

           Foreign Qualifications for the Company and Its Subsidiaries
           -----------------------------------------------------------

                                      None

                                  Schedule 4.3

                                Company Consents
                                ----------------

                                    Attached

                                 Schedule 4.4(a)

            Capitalization Table of the Company and It's Subsidiaries
            ---------------------------------------------------------

COMMON STOCK
Authorized 10,000,000 shares
No Par Value

                Mace G. Gifford                           2,800,000
                Antonio Rodriguez                         1,500,000
                Danny Butler                              1,395,109
                PMT Research Inc.                           447,408
                Ohoud Sharbatly                             428,968
                Connie Gifford                              261,228
                Walter R. Fawcett                           225,454
                Ron Stapp                                   200,000
                William S. Jasperson                        100,000
                Roger & Judy Hill                            94,062
                Aliza Michelle Perez                         92,213
                James D. Roland                              75,000
                Jasperson Marital Trust                      72,443
                Ruben & Shelley Duron                        60,000
                Gerry Mecca                                  50,000
                Christopher & Krista Wagner                  40,359
                Rick Tanner                                  40,000
                Jeff & Amy Royal                             33,631
                David E. Thornton                            33,333
                Dal Barry                                    32,000
                Jett & Diane Rominger                        30,000
                Kevin Kerr                                   25,000
                Joe Marshall                                 23,498
                Richard D. Baxter                            17,500
                Randall C. Mecca                             16,667
                Marcus & Linda Magee                         10,000
                Carsten Holmdie                              10,000
                Glen Griggs                                   7,000
                Joe Sugarek                                   5,000
                Kimberly F. Drake                             3,333

                         Issued and Outstanding           8,129,206

These shares  represent  fully-diluted  ownership after  conversion of preferred
shares  with  accumulated  interest,   creditor  indebtedness  with  accumulated
interest, and warrants.

                                 Schedule 4.4(b)

                   Options, Warrants, Voting Agreements, etc.
                   ------------------------------------------

The Company has no options or warrants issued as of the closing date of this agreement.

                                  Schedule 4.5

                          Subsidiaries and Investments
                          ----------------------------

The Company has no subsidiaries and investments as of the closing date of this agreement.


                                 Schedule 4.6(a)

                              Financial Statements
                              --------------------

                                 Globicom, Inc.
                           Unaudited Income Statement

                               Jan - Dec   Jan - Dec   Jan - Dec   Jan - Dec   Jan - Dec   Jan - Jul
                                  00          01          02          03          04          05
                               ---------   ---------   ---------   ---------   ---------   ---------
Income
    Other Regular Income               0       1,200       7,235      26,718           0           0
    Product Revenue                2,534     113,867     308,433      74,503           0           0
    Subscription Revenue             738      62,752     173,256     228,422      21,262           0
                               ---------   ---------   ---------   ---------   ---------   ---------
  Total Income                     3,272     177,819     488,924     329,643      21,262           0
Cost of Goods Sold
    Cost of Goods Sold             2,431      94,650     291,968      61,563           0           0
    Cost of Subscriptions            312      46,835      98,792     141,397      20,275           0
                               ---------   ---------   ---------   ---------   ---------   ---------
 Total COGS                        2,743     141,485     390,760     202,960      20,275           0
                               ---------   ---------   ---------   ---------   ---------   ---------
Gross Profit                         529      36,334      98,164     126,683         987           0
Expense
   Building Occupancy              4,393      45,859      51,145      44,284       4,978       9,912
   Data Center Costs              30,892      24,527      27,454      12,970         765           0
   Depreciation Expense              590       6,174      10,685      11,259       3,530       1,404
   General & Administrative       19,244      78,235     103,675      58,902      20,464         459
   Payroll Expenses                    0     300,401     369,478     257,802      80,259      31,945
   Sales & Marketing Expense       8,672      17,628      10,805       2,133           0           0
   Software OEM Lic. Amort.            0           0         800       1,100           0           0
   Taxes                               0       2,521       3,660      -1,113         207           0
                               ---------   ---------   ---------   ---------   ---------   ---------
 Total Expense                    63,791     475,345     577,702     387,337     110,203      43,720
                               ---------   ---------   ---------   ---------   ---------   ---------
Net Ordinary Income              -63,262    -439,011    -479,538    -260,654    -109,216     -43,720
Other Income/Expense
     Interest Income                 734       3,360       2,935       2,424           0           0
                               ---------   ---------   ---------   ---------   ---------   ---------
  Total Other Income                 734       3,360       2,935       2,424           0           0
Other Expense
    Interest Expense               2,438       9,417      37,061      70,806      71,234       5,963
                               ---------   ---------   ---------   ---------   ---------   ---------
  Total Other Expense              2,438       9,417      37,061      70,806      71,234       5,963
                               ---------   ---------   ---------   ---------   ---------   ---------
  Net Other Income                -1,704      -6,057     -34,126     -68,383     -71,234      -5,963
                               ---------   ---------   ---------   ---------   ---------   ---------
Net Income                       -64,966    -445,068    -513,664    -329,037    -180,449     -49,683
                               =========   =========   =========   =========   =========   =========



                                Schedule 4.6(a)

                              Financial Statements
                              --------------------

                                 Globicom, Inc.
                            Unaudited Balance Sheet


                                Dec 31, 00   Dec 31, 01   Dec 31, 02   Dec 31, 03   Dec 31, 04   Jul 31, 05
                                ----------   ----------   ----------   ----------   ----------   ----------
ASSETS
Current Assets
Cash & Equivalents                     144        3,256       43,239        9,892        1,816        1,816
Accounts Receivable                  3,371       15,844       38,129        8,892        6,710        6,710
Other Current Assets                 4,654       17,085       63,052       62,746       62,485       62,485
                                ----------   ----------   ----------   ----------   ----------   ----------
Total Current Assets                 8,169       36,185      144,420       81,530       71,012       71,012
Fixed Assets Net of Deprec          13,734       29,350       27,165       15,907        6,687        5,283
Total Other Assets                  42,534      132,012      157,334       15,211        4,100        4,100
                                ----------   ----------   ----------   ----------   ----------   ----------
TOTAL ASSETS                        64,437      197,547      328,919      112,648       81,798       80,394
                                ==========   ==========   ==========   ==========   ==========   ==========
LIABILITIES & EQUITY
Liabilities
  Current Liabilities
    Accounts Payable                23,195       72,612       88,157      113,719     128,.680      139,051
    Other Current Liabilities        1,500      136,233      666,329      821,129      947,187      984,367
                                ----------   ----------   ----------   ----------   ----------   ----------
 Total Current Liabilities          24,695      208,845      754,486      934,849    1,075,867    1,123,418
  Long Term Liabilities
    Interest Payable                 2,438       10,461       18,856       27,416       35,999       36,726
                                ----------   ----------   ----------   ----------   ----------   ----------
Total Long Term Liabilities          2,438       10,461       18,856       27,416       35,999       36,726
                                ----------   ----------   ----------   ----------   ----------   ----------
Total Liabilities                   27,133      219,306      773,342      934,849    1,111,866    1,160,145
Equity
Capital Stock                      102,270      488,275      579,275      503,105      503,108      503,108
Retained Earnings                        0      -64,966     -510,035   -1,023,699   -1,352,726   -1,533,176
Net Income                         -64,966     -445,068     -513,664     -329,037     -180,449      -49,683
                                ----------   ----------   ----------   ----------   ----------   ----------
Total Equity                        37,304      -21,759     -444,424     -849,618   -1,030,067   -1,079,750
                                ----------   ----------   ----------   ----------   ----------   ----------
TOTAL LIABILITIES & EQUITY          64,437      197,547      328,918      112,648       81,798       80,397
                                ==========   ==========   ==========   ==========   ==========   ==========




                                 Schedule 4.6(a)

                              Financial Statements
                              --------------------

                                 Globicom, Inc.
                        Unaudited Statement of Cashflows

                                             Jan - Dec   Jan - Dec   Jan - Dec   Jan - Dec   Jan - Dec
                                                00          01          02          03          04         Jan 05
                                             ---------   ---------   ---------   ---------   ---------   ---------
OPERATING ACTIVITIES
Net Income                                     -64,966    -445,068    -513,664    -329,037    -180,449     -49,683
  Adjustments to reconcile Net Income
  to net cash provided by operations:
    Accounts Receivable                         -3,371     -12,473     -22,285      29,238       2,182        --
    Employee Advances                             --        -2,000      -3,200       4,940         260        --
    Inventory Assets                              --       (12,558)    (26,102)     25,391        --          --
    Other Current Assets                        -4,654       2,127     -16,665     -30,025        --          --
    Other Assets                               -42,534       2,387      -2,335      42,481        --          --
    Accounts Payable                            23,195      49,418      15,546      25,562      21,597      10,371
    Other Current Liabilities                    1,500      80,740     119,298      32,778      56,771      31,945
                                             ---------   ---------   ---------   ---------   ---------   ---------
 Net cash provided by Operating Activities     -90,830    -337,427    -449,407    -185,955     -99,639      -7,367

INVESTING ACTIVITIES
  Fixed Assets Purchases                       -14,323     -21,790      -8,500        --        36,029        --
  Fixed Assets Purchases- A/D                      591       6,174      10,685      11,258     -26,809       1,404

  Other Assets                                    --       -91,866     -22,987      99,642      11,111        --
                                             ---------   ---------   ---------   ---------   ---------   ---------
Net cash provided by Investing Activities      -13,732    -107,482     -20,802     110,900      20,331       1,404
FINANCING ACTIVITIES

  Loans from Stockholders                         --        52,600     135,900      94,896      29,494       2,427
  Short Term Borrowings                           --         1,394     274,896      27,136      33,156       2,808
  Interest Payable                               2,438       8,023       8,395       8,560       8,583         727
  Common Stock                                  15,270     366,005      91,000     (76,167)       --          --
  Preferred Stock                               87,000      20,000        --          --          --          --
                                             ---------   ---------   ---------   ---------   ---------   ---------
Net cash provided by Financing Activities      104,708     448,022     510,191      54,425      71,233       5,963

Net cash increase for period                       146       3,113      39,982     -33,347      -8,076           0
                                             ---------   ---------   ---------   ---------   ---------   ---------

Cash at beginning of period                       --           144       3,257      43,239       9,892       1,816
                                             ---------   ---------   ---------   ---------   ---------   ---------
Cash at end of period                              146       3,257      43,239       9,892       1,816       1,816
                                             =========   =========   =========   =========   =========   =========



                                 Schedule 4.6(c)

                    Accounts Payable and Accounts Receivable
                    ----------------------------------------

     Accounts Payable as of
          Jan. 30, 2005            1 - 30     31 - 60       61 - 90           > 90            TOTAL
                                   ------    ---------    -----------    -------------    -------------
AT&T Wireless Services1             0.00         0.00           0.00        74,831.15        74,831.15
Greg Gifford                        0.00         0.00           0.00         7,900.31         7,900.31
Ron Stapp                           0.00         0.00           0.00         7,012.43         7,012.43
T-Mobile Equipment Purchases        0.00         0.00           0.00         6,024.50         6,024.50
Verizon-CDPD2                       0.00         0.00           0.00         5,780.46         5,780.46
Wireless Developer2                 0.00         0.00           0.00         4,800.00         4,800.00
Motient2                            0.00         0.00           0.00         3,354.92         3,354.92
Springbow Solutions2                0.00         0.00           0.00         3,187.88         3,187.88
Paradigm Suites                     0.00     1,412.91       1,412.91        11,321.94        14,147.76
Global Wireless Data2               0.00         0.00           0.00         2,602.46         2,602.46
TXU Electric2                       0.00         0.00           0.00         1,784.06         1,784.06
McDonald Sanders2                   0.00         0.00           0.00         1,606.20         1,606.20
T-Mobile Wireless Service2          0.00         0.00           0.00         1,120.27         1,120.27
Buy & Save V2                       0.00         0.00           0.00           902.50           902.50
A Rodriguez                         0.00         0.00           0.00           861.76           861.76
Allegiance Telecom2                 0.00         0.00           0.00           847.61           847.61
Verizon-1xRTT2                      0.00         0.00           0.00           777.02           777.02
Miscellaneous Vendors2              0.00         0.00           0.00         2,463.69         2,463.69
                                   ------    ---------    -----------    -------------    -------------
       TOTALTRADE PAYABLES          0.00     1,412.91       1,412.91       137,638.24       140,464.06

Sales Tax Payable                   0.00         0.00           0.00         1,542.90         1,542.90
Loans - Stockholders3               0.00         0.00           0.00       238,500.00       238,500.00
Loans -Stockholders-Interest3       0.00         0.00           0.00        76,817.48        76,817.48
Deferred Payroll                    0.00     4,563.50       4,563.50           97,818          106,945
Payroll Liabilities                 0.00         0.00           0.00       213,048.25       213,048.25
Short Term Borrowings3              0.00         0.00           0.00       273,387.81       273,387.81
Short Term Borrowings-Interest3     0.00         0.00           0.00        65,666.50        65,666.50
Preferred Interest Payable3         0.00         0.00           0.00        36,726.36        36,726.36
                                   ------    ---------    -----------    -------------    -------------
TOTAL OTHER LIABILITIES             0.00     4,563.50       4,563.50     1,011,966.39     1,021,093.39

TOTAL PAYABLES                      0.00     5,976.41       5,976.41     1,148,191.72     1,160,144.54


1 The Company is negotiating with AT&T for the application of credits for transferring of CDPD customer base, for de-commissioning of CDPD network and CDPD contract withdrawal.

2 The majority of these payable listed are pre-reorganization liabilities. The Company believes that the majority of the over 90 trade payables have been determined to be uncollectible by the vendor and do not require payment.

3 The Company will be converting the Loans-Stockholders, Loans-Stockholders-Interest, Short Term Borrowings, Short Term Borrowings-Interest, and Preferred Interest Payable will be converted to common stock prior to closing.

                                 Schedule 4.6(c)

                    Accounts Payable and Accounts Receivable
                    ----------------------------------------

                             1 -      31 -      61 -
                              30       60        90         > 90         TOTAL
                             -----    ------    ------    ----------    --------
City of Grapevine            0.00      0.00      0.00      2,187.45     2,187.45
Medstar                      0.00      0.00      0.00      1,932.85     1,932.85
Hill Country Mobile Net      0.00      0.00      0.00      1,016.16     1,016.16
Travis County ESD#6          0.00      0.00      0.00        719.20       719.20
Transcore                    0.00      0.00      0.00        324.48       324.48
Austin Commercial            0.00      0.00      0.00        322.91       322.91
Erin Nelsen                  0.00      0.00      0.00        177.64       177.64
SUNTX                        0.00      0.00      0.00        173.64       173.64
COI Inc.                     0.00      0.00      0.00        159.80       159.80
Cordola Marble               0.00      0.00      0.00        119.90       119.90
Keenan A. Haight             0.00      0.00      0.00        119.90       119.90
Trinity Industries           0.00      0.00      0.00         71.20        71.20
Andrea Kesler                0.00      0.00      0.00         59.95        59.95
Ron Suich                    0.00      0.00      0.00         59.95        59.95
City of Southlake            0.00      0.00      0.00         39.95        39.95
NEC Solutions                0.00      0.00      0.00          1.00         1.00
Unapplied Credits            0.00      0.00      0.00       -776.42      -776.42
                             -----    ------    ------    ----------    --------
TOTAL                        0.00      0.00      0.00      6,709.56     6,709.56
                             =====    ======    ======    ==========    ========


The Company believes that these receivables may be uncollectible.

                                  Schedule 4.7

                             Undisclosed Liabilities
                             -----------------------

The Company has no undisclosed liabilities as of the closing date of this agreement.

                                  Schedule 4.8

                               Absence of Changes
                               ------------------

                                      None

                                 Schedule 4.9(a)

                                   Tax Matters
                                   -----------

The Company has the following tax liabilities as of the closing date of this agreement. The Company has developed a plan of action to address these liabilities utilizing the cash portion of the transaction in conjunction with a structured settlement.

              Payroll Tax Liabilities
              -----------------------------------
                                                      95,031
                Federal Withholding
                Medicare Employee                     10,465
                Social Security Employee              44,746
                Federal Unemployment                   6,270
                Medicare Company Paid                 10,465
                Social Security Company Paid          44,746
                                                  -----------
                                                     211,723
              Total Payroll Tax Liabilities

                City of Irving Property Taxes          1,202

              Total Tax Liabilities                  212,924
                                                  ===========


The Company has the following estimated Net Operating Loss carry-forwards reported on its Form 1120 U.S. Corporation Income Tax Returns:


              NOL Carryover Year                       Amount
              -------------------------------

              2004                                  $ 112,744
              2003                                    298,731
              2002                                    504,446
              2001                                    438,253
              2000                                     63,865
                                              ----------------

              Total NOL Carryover                 $ 1,418,039

Form 1120 U.S. Corporation Income Tax Returns for the following tax years are in the due diligence binder:
              Form 1120 - 2004
              Form 1120 - 2003
              Form 1120 - 2002
              Form 1120 - 2001
              Form 1120 - 2000

                                 Schedule 4.9(c)

                         Taxing Authority Notifications
                         ------------------------------


                                      None

                                Schedule 4.10(a)

                                  Encumbrances
                                  ------------

The Company has the following encumbrances as of the closing date of this agreement. The Company has developed a plan of action to address these encumbrances utilizing the cash portion of the transaction.

        UCC Filing # 02-0030467840 - PMT Research Inc.
        UCC Filing # 03-0007213349 - Voicestream Wireless Corp.

                                Schedule 4.10(b)

                           Tangible Personal Property
                           --------------------------

The Company has the following tangible personal property as of the closing date of this agreement.

         Data Center Equipment:

                      Compaq Proliant Rack Server
                      19" Secure Rack Cabinet w/ lock
                      Power Supply
                      (2) Compaq Proliant 6400R Servers w/
                      Quad Xeon 550Mhz Processors
                      Quad 18gb SCSI Hot Swap Drives
                      1Gb Fast RAM
                      1Mb Cache

         Data Communications:

                      Cisco PIX Firewall
                      Cisco Catalyst 5500 Switch
                      (2) ADC Kentrox Data Smart T1 2 Port CSU/DSU
                      (2) ADC Kentrox Satelite 651 DSU
                      (2) Motorolla Power PC Vanguard Routers
                      (2) AT&T Paradyn 4 port CSU/DSU
                      3Com Total Control 440 ISP Switch

         Administrative:

                      Gateway Department File Server G6-450
                      3 SCSI RAID
                      3 Dell P3 500Mhz Desktop PC's w/ 15' Displays
                      2 eMachines P3 65Mhz PC's
                      NEC LCD 1830 18' Flatpannel Display
                      NEC LX 750 Laptop
                      Konica Minolta Magicolor 2300DL Color Laser Printer HP Scanjet 3970
                      HP Deskjet 750C
                      JetFax M900 Fax Machine

                                Schedule 4.11(a)

                                  Real Property
                                  -------------

The Company has no real property as of the closing date of this agreement.

The Company is renting office space on a month-to-month basis from Paradigm Office Suites located at 400 E. Royal Lane, Irving, Texas 75039.

                               Schedule 4.11(b)

                Real Property Proceedings, Notices and Exceptions
                -------------------------------------------------

The Company has no real property proceedings, notices and encumbrances as of the closing date of this agreement.

                                Schedule 4.12(a)

                          Intellectual Property Rights
                          ----------------------------

The Company has intellectual property rights to the following:

Company logos and trademarks as described in the diligence binder.

                                Schedule 4.12(b)

                 Actions to Protect Intellectual Property Rights
                 -----------------------------------------------

The Company has no actions in progress to protect intellectual property rights as of the closing date of this agreement.

                                Schedule 4.13(a)

                               Material Contracts
                               ------------------

The Company has the following material contracts in effect as of the closing date of this agreement. These agreements are located in the diligence binder.

ATT Wireless services contract for CDPD is terminated with ATT as the networked has been decommissioned for new subscribers and will eventually be dismantled. This network would have no material impact for the Purchaser.

ATT/Cingular Wireless

ATT Wireless Reseller Agreement for GPRS service is provided in the binder. ATT Wireless (Now Cingular Wireless) will execute this agreement upon change in control of Globicom Wireless under an agreement with the Purchaser. This Agreement has been fully negotiated to support pricing schedules material to the Purchaser users of the Purchaser's mobile gaming console.

The network interconnect APN from Globicom's network servers and data center to Cingular data center are communicated in this agreement.

This wholesale agreement is appropriate for The Purchaser's users in the US and is a core relationship for Globicom to provide managed services.

The economic responsibility and impact for this agreement is provided in the forward moving financial model for The Purchaser that Globicom Wireless has prepared and adopted for the Purchaser and subsidiaries. Additionally, the addendum for automated subscriber activation from The Purchaser's public access portal are provided in this section.

As this network is the appropriate wireless data network to deploy to support The Purchaser, this agreement will have a material impact on the merger.

Cingular Wireless

Cingular Interactive Dealer Agreement to provide data communications for blackberry is provided in the binder. This agreement has no material impact on The Purchaser.

Motient - Reseller wholesale agreement for data services provided. This will have no material impact for the Purchaser.

Sprint PCS - Dealer Agreement for services is provided. Sprint network protocol is not compatible with the Purchaser and will have no material impact on this transaction.

T-Mobile - National Premier Dealer Agreement is provided. While this agreement is for GPRS services, it is not a wholesale relationship that will allow the Purchaser to add private subscribers, bill company owned subscribers or create a dedicated APN interconnect that is necessary to serve the Purchaser's users. This agreement will be terminated.

Verizon Wireless - Dealer Agreement for services is provided. Verizon network protocol is not compatible with the Purchaser and will have no material impact on this transaction.

Technology

Hyperspace Communications supplier agreement to provide compression component for Globicom WISPR platform is provided.

Software Incubators - licensing agreement for Globicom to re-brand and implement browser bass for Globicom blackberry users is provided. This has no material impact for the Purchaser

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

Web Messenger - Globicom license for Instant Messaging is provided. This has no material impact for the Purchaser

Netseal - Re-branding agreement for MPN Mobile Private Network software is provided. This will have no material impact for the Purchaser.

Rodopi Operating and Support Services- software licensing platform is provided and will be used to bill the Purchaser's subscribers through pay-as-you-go and user selected subscription products managed by the Company. This platform will contain the API from the Purchaser's activation portal.

Employment Agreements

The company has employment agreements with the following employees copies of which are included in the due diligence binder:

         Mace G. Gifford
         Antonio Rodriguez
         Ron Stapp











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



                                Schedule 4.13(d)

                               Funded Indebtedness
                               -------------------

The Company has the following funded indebtedness in effect as of January 31, 2005. The Company will be converting the Loans to Stockholders, Loans to Stockholders-Interest, Short Term Borrowings, Short Term Borrowings-Interest, Preferred Interest Payable, and Warrants will be converted to common stock prior to closing.

    Promissory Notes:
    -----------------

             Holder                  Date         Principle      Interest
             ------                  ----         ---------      --------
             Connie Gifford         6/7/2001       $14,000        $4,093
             Connie Gifford        9/12/2001         8,000         2,169
             Connie Gifford       10/12/2001         8,000         2,116
             Connie Gifford        12/5/2001        15,000         3,791
             Connie Gifford         2/5/2002         4,500         1,076
             Connie Gifford         5/9/2002        15,000         3,248
             Connie Gifford        11/1/2002        17,000         3,063
             Danny Butler          9/28/2001         7,000         1,873
             Danny Butler          2/15/2001        50,000        14,808
             Danny Butler          6/30/2003        50,000         7,203

    Convertible Notes:
    ------------------

             Holder                  Date         Principle      Interest
             ------                  ----         ---------      --------
             Walter R. Fawcett      3/4/2002       $50,000       $33,377

    Secured Notes with Warrants:
    ----------------------------

    Holder                       Date         Principle    Interest   Warrants
    ------                       ----         ---------    --------   --------
    PMT Research, Inc.             6/7/2001     $78,383     $14,405    333,334
    Ohoud Sharbatly               9/12/2001     100,000      31,003    266,667
    Jasperson Marital Trust      10/12/2001      45,332      13,009    100,000
    Walter R. Fawcett             12/5/2001      50,000       7,249     50,000




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

                                Schedule 4.14(a)

                                Litigation, Etc.
                                ----------------

The Company has the following litigation issues in effect as of the closing date of this agreement.

         City of Irving v. Globicom Wireless
                  Personal Property Tax due for 2003          $   554.84
                  Penalty and Interest                        $   144.26
                  Collection Fee                              $   104.87
                  Personal Property Tax due for 2003          $   364.90
                  Penalty and Interest                        $    32.85
                                    Total                     $ 1,201.72

         The Company will address this liability with the cash proceeds.

                                Schedule 4.14(b)

                               Resolved Litigation
                               -------------------

The Company has the following resolved litigation issues as of the closing date of this agreement.

         PMT Research, Inc. v. Globicom Wireless

         Agreed Order for Delivery of Garnished Funds and for release of Garnishment Bond No. 03-02670 District Court of Dallas County, TX 44th Judicial District

         Agreement for Entry of Judgment and to Forgo Levy and Execution of Judgment No. 03-02669-B District Court of Dallas County, TX 44th Judicial District

PMT Research/Rae Albertini has agreed to accept the debt conversion offer that will convert his remaining outstanding principle, interest and warrants into shares of the Company's common stock and subsequently to TGTL restricted stock.

                                  Schedule 4.15

                              Compliance with Laws
                              --------------------

The Company has a plan of action to address compliance with the following issues in effect as of the closing date of this agreement.

Form 1120 U.S. Corporation Income Tax Returns for the following tax years are due and will be filed by February 22, 2005:

                                Form 1120 - 2004
                                Form 1120 - 2003
                                Form 1120 - 2002
                                Form 1120 - 2001
                                Form 1120 - 2000

Form 941 U.S. Corporation Income Tax Returns for the following tax years are due and will be filed immediately after closing:

                                Form 941 - 2004
                                Form 941 - 2003
                                Form 941 - 2002
                                Form 941 - 2001
                                Form 941 - 2000

Texas State Franchise Tax Returns for the following tax years are due and will be filed by February 22, 2005:

                                Texas Franchise Tax Return - 2004
                                Texas Franchise Tax Return - 2003

                                Schedule 4.16(a)

                               Insurance Policies
                               ------------------

The Company has no insurance policies in effect as of the closing date of this agreement.

                                Schedule 4.16(b)

                             Insurance Claims, Etc.
                             ----------------------

The Company has no insurance claims as of the closing date of this agreement.

                                Schedule 4.17(a)

                     Directors, Officers and Key Employees.
                     --------------------------------------

The following individuals are on the Board of Directors of the Company as of the closing date of this agreement.

               Mace Gregory Gifford      Chairman
               Antonio Rodriguez         Treasurer and Secretary

The following individuals are the Officers and Key Employees of the Company as of the closing date of this agreement.

               Mace Gregory Gifford      President and Chief Executive Officer
               Antonio Rodriguez         Chief Financial Officer
               Ron Stapp                 Vice President

                                Schedule 4.17(b)

               Number of Employees, Independent Contractors, etc.
               --------------------------------------------------

The following individuals are the three employees of the Company as of the closing date of this agreement.

                           Mace Gregory Gifford
                           Antonio Rodriguez
                           Ron Stapp


The Company has no independent contractors as of the closing date of this agreement.

                                Schedule 4.17(c)

                                 Labor Relations
                                 ---------------

The Company has no labor relations issues as of the closing date of this agreement.

                                 Schedule 4.17()

                                Labor Proceedings
                                -----------------

The Company has no labor proceedings as of the closing date of this agreement.

                                Schedule 4.17(f)

                             Joint Employee Matters
                             ----------------------

The Company has no joint employee matters as of the closing date of this agreement.

                                Schedule 4.17(g)

                        Independent Contractor Agreements
                        ---------------------------------

The Company has no independent contractor agreements as of the closing date of this agreement.

                                Schedule 4.18(a)

                             Employee Benefit Plans
                             ----------------------

The Company has no employee benefit plans as of the closing date of this agreement.

                                Schedule 4.18(b)

                                ERISA Compliance
                                ----------------

The Company has no ERISA plans in effect as of the closing date of this agreement.

                                Schedule 4.19(a)

                         Environmental Laws - Violations
                         -------------------------------

The Company has no environmental law violations as of the closing date of this agreement.

                                Schedule 4.19(b)

              Environmental Compliance -Previously Owned Properties
              -----------------------------------------------------

The Company has no environmental compliance issues on previously owned or inhabited property as of the closing date of this agreement.

                                Schedule 4.21(a)

                           Related Party Transactions
                           --------------------------

The Company has the following related party transactions as of the closing date of this agreement.

                                Schedule 4.21(b)

                                  Distributions
                                  -------------

The Company has made the following distributions as of the closing date of this agreement.

                                  Schedule 4.22

                          Accounts and Notes Receivable
                          -----------------------------

The Company has no collectible accounts and notes receivable as of the closing date of this agreement.

                                  Schedule 4.23

                        Bank Accounts; Power of Attorney
                        --------------------------------

The Company has the following bank accounts as of the closing date of this agreement.

The Company has no powers of attorney in effect as of the closing date of this agreement.

                                  Schedule 4.24

                              Suppliers and Vendors
                              ---------------------

The Company has following key suppliers and vendors as of the closing date of this agreement.

                                Cingular Wireless
                                 Rodopi Software























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